SCHEDULE 14A

(Rule 14a-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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PALL CORPORATION
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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Pall Corporation
25 Harbor Park Drive
Port Washington, NY 11050

November 9, 2011

Dear Shareholder:

On behalf of the board of directors and management, it is my pleasure to invite you to attend the 2011 Annual Meeting of Shareholders of Pall Corporation on Wednesday, December 14, 2011 at 11:00 a.m., at the Long Island Marriott Hotel & Conference Center, 101 James Doolittle Boulevard, Uniondale, New York.

Details regarding admission to the meeting and information concerning the matters to be acted upon at the meeting are provided in the accompanying Notice of Annual Meeting and Proxy Statement. In addition, our meeting will include an opportunity for questions of general interest to shareholders.

Whether or not you plan to attend the meeting, it is important that your shares be represented at the meeting in accordance with your wishes. To ensure that, please either vote your shares through the internet, by telephone or by completing, signing and returning your proxy in the enclosed envelope as soon as possible.

On behalf of your board of directors, management and our employees, I thank you for your continued support and interest in Pall Corporation.

Very truly yours,

Ronald L. Hoffman
Chairman of the Board

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
OF PALL CORPORATION (the “Company”)

Date:	Wednesday, December 14, 2011

Time:	11:00 a.m., Eastern time

Place:	Long Island Marriott Hotel & Conference Center
101 James Doolittle Boulevard
Uniondale, New York 11553

Purpose:	(1) Elect 11 directors for a term expiring at the 2012 Annual Meeting of Shareholders;

(2) Ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012;

(3) Approve, on an advisory basis, the compensation of the Company’s named executive officers;

(4) Approve, on an advisory basis, the frequency of future advisory votes on executive compensation;

(5) Approve the Pall Corporation 2012 Executive Incentive Bonus Plan;

(6) Approve the Pall Corporation 2012 Stock Compensation Plan; and

(7) Conduct other business if properly raised.

Record Date:	October 25, 2011—Owners of common stock at the close of business on that date are entitled to receive notice of and to vote at the meeting.

Voting by Proxy:	Please submit a proxy card or, for shares held in street name, voting instruction form, as soon as possible so your shares can be voted at the meeting. You may submit your proxy card or voting instruction form by mail. As a registered shareholder, you may also vote electronically by telephone or over the internet by following the instructions included with your proxy card. If your shares are held in street name, you may have the choice of instructing the record holder as to the voting of your shares over the internet or by telephone. Follow the instructions on the voting instruction form you receive from your broker, bank or other nominee.

Admission to the Annual Meeting of Shareholders:	Either an admission ticket or proof of ownership of Pall Corporation stock, as well as a form of personal photo identification, must be presented in order to be admitted to the annual meeting. (See “Information About Admission to the Annual Meeting of Shareholders” in the proxy statement.)

Robert G. Kuhbach
Senior Vice President, General Counsel and
Corporate Secretary

November 9, 2011

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS
FOR THE SHAREHOLDERS’ MEETING TO BE HELD ON DECEMBER 14, 2011

Copies of the enclosed proxy statement for the 2011 Annual Meeting and the 2011 Annual Report,
which includes the Form 10-K for fiscal year ended 2011, are also available on the Company’s website at
www.pall.com/annualreport

PALL CORPORATION
25 Harbor Park Drive
Port Washington, NY 11050

PROXY STATEMENT

     The enclosed proxy card is solicited by the board of directors (the “board”) of Pall Corporation, a New York corporation (the “Company”), for use at the annual meeting of shareholders to be held on Wednesday, December 14, 2011, at 11:00 a.m., Eastern time, at the Long Island Marriott Hotel & Conference Center, 101 James Doolittle Boulevard, Uniondale, New York 11553, and at any adjournments thereof (the “meeting”). Either an admission ticket or proof of ownership of Company stock, as well as a form of personal photo identification, must be presented in order to be admitted to the meeting. (See “Information About Admission to the Annual Meeting of Shareholders.”)

    The proxy materials are being sent to shareholders beginning on or about November 9, 2011. The cost of the solicitation of proxies will be paid by the Company. The solicitation is to be made primarily by mail but may be supplemented by telephone calls and personal solicitation by the firm of Morrow & Company LLC (“Morrow”), which has been retained for this purpose by the Company. Morrow will be paid a fee for its services not to exceed $8,000, plus reasonable out-of-pocket expenses estimated at $3,000.

VOTING

     Whether or not you plan to attend the meeting, we request that you date and execute the enclosed proxy card and return it in the enclosed postage-paid return envelope or use the telephone or the internet to grant your proxy and vote. Telephone and internet voting instructions are provided on the proxy card.

     If your shares are registered in the name of a bank, broker or other nominee, follow the voting instructions on the form you receive from the nominee. The availability of telephone and internet voting will depend on the nominee’s voting processes.

     The shares represented by your properly completed proxy card will be voted in accordance with your instructions. If you properly sign, date and deliver to us your proxy card but you mark no instructions on it, the shares represented by your proxy will be voted FOR the election of the 11 director nominees (Proposal 1), FOR the ratification of the appointment of KPMG LLP as the Company’s independent registered public accounting firm (Proposal 2), FOR the approval, on an advisory basis, of our 2011 executive compensation (Proposal 3), FOR the option of ANNUAL advisory votes on executive compensation (Proposal 4), FOR the approval of the Pall Corporation 2012 Executive Incentive Bonus Plan (the “2012 Bonus Plan”) (Proposal 5) and FOR the approval of the Pall Corporation 2012 Stock Compensation Plan (the “2012 Stock Plan”) (Proposal 6). Alternatively, you can vote by telephone or the internet using the instructions set forth in the enclosed proxy card.

     Proposal 1 relates to the election of directors. Pursuant to the Company’s By-Laws, in any uncontested election of directors, a nominee will be elected by the affirmative vote of the majority of votes cast with respect to such nominee by shareholders represented and entitled to vote at the meeting. A “majority of votes cast” means that the number of votes cast “for” a nominee must exceed the number of votes cast “against” such nominee. Abstentions will have no impact on the outcome of voting with respect to Proposal 1.

     Based on the Company’s By-Laws, the affirmative vote of the holders of a majority of outstanding shares of common stock represented and entitled to vote at the meeting is necessary for approval of Proposals 2, 3, 4, 5 and 6. Abstentions will therefore count as a vote “against” these proposals.

     The rules of the New York Stock Exchange (the “NYSE”) impose additional requirements with respect to Proposal 6. Under those rules, the affirmative vote of a majority of the votes duly cast at the meeting on Proposal 6 is required for the approval of the 2012 Stock Plan, and the total “vote cast” on Proposal 6 must represent over 50% of all shares entitled to vote. Thus, a shareholder who does not vote will not affect the outcome of the vote on Proposal 6 so long as over 50% of the outstanding shares of common stock are voted for the proposal. However, under the NYSE rules, abstentions will be counted as votes cast for the purpose of determining whether more than 50% of the outstanding shares have been voted on Proposal 6 and will have the same effect as a vote “against” for the purpose of determining whether a majority of the votes cast have been voted “for” the proposal.

     Under NYSE rules, brokerage firms may vote in their discretion on certain matters on behalf of clients who have not furnished voting instructions. These are called “discretionary” items. In contrast, brokerage firms may not vote on certain other matters for which they have not received voting instructions from their clients. These are called “non-discretionary” items, and a lack of voting instructions for “non-discretionary” items results in so-called “broker non-votes.” The proposal to ratify the appointment of the Company’s independent registered public accounting firm (Proposal 2) is considered a “discretionary” item. The proposal regarding the election of directors (Proposal 1) and the proposals to approve, on an advisory basis, the compensation of the Company’s named executive officers (Proposal 3), to approve, on an advisory basis, the frequency of future advisory votes on executive compensation (Proposal 4), to approve the 2012 Bonus Plan (Proposal 5) and to approve the 2012 Stock Plan (Proposal 6) are considered “non-discretionary” items. Broker non-votes will not count as “votes cast” on Proposal 6 for purposes of determining whether 50% of the outstanding shares have been voted on such proposal, but otherwise will not affect the outcome of the vote on any “non-discretionary” item.

     The board is not aware of any other matters to be presented for action at the meeting, but if other matters are properly brought before the meeting, shares represented by properly completed proxies received by mail, telephone or the internet will be voted in accordance with the judgment of the persons named as proxies.

     Shareholders have the right to revoke their proxies at any time before a vote is taken (a) by notifying the corporate secretary of the Company in writing at the Company’s address given above, (b) by executing a new proxy card bearing a later date or by voting by telephone or on the internet on a later date, provided the new proxy is received by Computershare Trust Company, N.A. (which will have representatives present at the meeting) by 12:01 a.m., Eastern time, on December 14, 2011, (c) by attending the meeting and voting in person, or (d) by any other method available to shareholders by law.

     The close of business on October 25, 2011 has been fixed as the record date for the meeting, and only shareholders of record at that time will be entitled to vote. The only capital stock of the Company outstanding is common stock, par value $.10 per share (“common stock”). There were 115,146,555 shares of common stock outstanding and entitled to vote on the record date. Each shareholder is entitled to one vote for each share held. The holders of a majority of the shares issued and outstanding on the record date, present in person or represented by proxy received by mail, telephone or the internet, will constitute a quorum at the meeting.

PROPOSAL 1—ELECTION OF DIRECTORS

The board unanimously recommends a vote
FOR the election of all the below nominees

     At the date of this proxy statement, the board consists of 11 members, 10 of whom are non-employee directors. Eleven directors are proposed for election for terms that will expire at the 2012 Annual Meeting of Shareholders or until his or her successor is elected and qualified or until his or her earlier death, resignation or removal. The 11 directors nominated for election by the nominating/governance committee of the board are Dr. Amy E. Alving, Daniel J. Carroll, Jr., Robert B. Coutts, Cheryl W. Grisé, Ronald L. Hoffman, Lawrence D. Kingsley, Dennis N. Longstreet, B. Craig Owens, Katharine L. Plourde, Dr. Edward L. Snyder and Edward Travaglianti. Dr. Edwin W. Martin, Jr., is not seeking reelection.

     Lawrence D. Kingsley was elected chief executive officer, president and a director of the Company, all effective October 3, 2011. He was brought to the attention of the nominating/governance committee as a candidate by a third-party search firm which was retained by the board to assist it in identifying and evaluating candidates for the Company’s chief executive officer position. B. Craig Owens is not a current director of the Company. He was brought to the nominating/governance committee’s attention by a third-party search firm, engaged by the board to identify director nominees. The board has determined that, except for Mr. Kingsley, each nominee is independent as discussed below under “Structures and Practices of the Board – Director Independence.”

     Directors will be elected by the affirmative vote of the majority of the votes cast with respect to such nominee by shareholders represented and entitled to vote at the meeting. As required under the Company’s corporate governance policy, each of the incumbent nominees has tendered an irrevocable resignation that will become effective if (i) the nominee is not reelected by the required number of votes cast at the meeting, and (ii) the board accepts such resignation following the meeting. The nominating/governance committee will act on an expedited basis to determine whether to accept the nominee’s resignation and will submit such recommendation for prompt consideration by the board. The nominating/governance committee and the board may consider any factors they deem appropriate and relevant in deciding whether to accept a nominee’s resignation.

     All nominees are expected to serve if elected, and each of them has consented to being named in the proxy statement and to serve if elected. All nominees, except for Mr. Owens, are current directors of the Company. If a nominee is unable or unwilling to serve at the time of the election, the persons named as proxies in the form of proxy shall have the right to vote according to their judgment for another person instead of the unavailable nominee.

Information Regarding Nominees

     As described below under “Structure and Practices of the Board – Director Nomination Process,” the board has established certain criteria the Company nominees must meet in order to serve on the board. The nominating/governance committee and the board believe that each of the nominees below meets the established criteria. In addition, each nominee brings to the board a unique and diverse background, particular expertise, knowledge and experience that provides the board with the necessary and appropriate mix of skills, characteristics and attributes required for the board to fulfill its responsibilities.

     Set forth below is a brief biography of each nominee and additional information about the specific attributes, experience and skills considered by the nominating/governance committee and the board as relevant to each nominee’s candidacy for director.

     Dr. Amy E. Alving, age 49, is the chief technology officer and a senior vice president at Science Applications International Corporation (“SAIC”), an engineering and technology applications company. Prior to joining SAIC in 2005, she served as the Director of the Special Projects Office at the Defense Advanced Research Projects Agency where she was also a member of the Senior Executive Service. Earlier, Dr. Alving was a White House Fellow serving at the Department of Commerce. Dr. Alving has been a member of, or advisor to, the Army Science Board, the Naval Research Advisory Committee, the Defense Science Board and the National Academies Studies and is currently a member of the Georgia Tech Advisory Board and the Council on Foreign Relations. She has been a director of the Company since April 2010 and is a member of the nominating/governance committee.

     Dr. Alving brings a blend of business, government and academic experience to the board. Dr. Alving offers senior leadership, operations, strategic and policy experience to the board. From her tenure at SAIC, Dr. Alving also brings to the board valuable insight into the scientific and technical aspects of our business and, based on her engineering background, provides an in-depth understanding of, and valuable guidance to, the Industrial segment of our business.

     Daniel J. Carroll, Jr., age 66, was the chief executive officer of Telcordia Technologies (“Telcordia”) from September 2005 until May 2007. He continues to serve on the Telcordia board. Telcordia is a global provider of telecommunications network software and services for internet protocol, wireline, wireless and cable customers and is slated to be acquired by Ericsson AB by the end of 2011. Mr. Carroll held a number of executive positions with AT&T Corp. (“AT&T”) until its spin-off of Lucent Technologies Inc. (“Lucent”). He retired from his employment as an officer of Lucent in 2000. He has been a director of the Company since 1999 and served as lead director from 2003 until March 2011. Mr. Carroll is a member of the audit committee and the compensation committee.

     Mr. Carroll’s experience as a chief executive officer allows him to bring senior leadership, management expertise and business acumen to the board. Mr. Carroll also has significant financial expertise and operational experience gained through his various executive positions at AT&T and as chief executive officer of Telcordia. In addition, as a licensed engineer, Mr. Carroll has a thorough understanding of, and brings valuable insight into, the Industrial segment of our business.

     Robert B. Coutts, age 61, was executive vice president of Lockheed Martin, a large, diversified industrial, defense and aerospace company with international operations, from October 1998 until his retirement in April 2008. While serving in this capacity, he was elected chairman of the board of Sandia Corporation, a subsidiary of Lockheed Martin that manages Sandia National Laboratories for the U.S. Department of Energy’s Nuclear Security Administration. Prior to this, Mr. Coutts ran Lockheed Martin’s Electronic Systems business, was executive vice president of the Systems Integration business area, and president and chief operating officer of the former Electronics Sector. Earlier in his career, Mr. Coutts was president of Martin Marietta Aero & Naval Systems and general manager of the GE Aerospace Operations Division. Mr. Coutts serves on the board of Hovnanian Enterprises, Inc., Stanley Black & Decker and several not-for-profit organizations. He has been a director of the Company since 2009 and is a member of the compensation committee.

     As a former executive vice president of Lockheed Martin responsible for the electronic systems business, with sales over $11 billion and over 32,000 employees, Mr. Coutts brings critical business, operational and strategic insight. Mr. Coutts also has valuable senior leadership, management and regulatory experience. He possesses broad knowledge of the technology and aerospace fields, both of which are important to the Company’s business and particularly the Industrial segment. In addition, Mr. Coutts’ service on the board of two other public companies allows him to bring insight into current issues facing public companies and insight to corporate governance and compensation practices at other public companies.

     Cheryl W. Grisé, age 59, was executive vice president of Northeast Utilities, a public utility holding company, from December 2005 until her retirement in July 2007. Ms. Grisé also served in various senior management positions at Northeast Utilities since 1998, including President-Utility Group and chief executive officer of all Northeast Utilities operating subsidiaries. Ms. Grisé was a director of Dana Corporation from December 2002 until February 1, 2008 and currently serves on the boards of MetLife, Inc., a major multi-line insurance carrier, (where she is lead director), and Pulte Group, Inc., a large commercial home builder. She is also a member of the boards of the University of Connecticut Foundation and Kingswood-Oxford School. Ms. Grisé has been a director of the Company since August 2007. She is a member of the audit committee and the compensation committee, and has served as Chair of the compensation committee since August 2009.

     Ms. Grisé brings to the board senior leadership, extensive business, operating, finance, legal and policy experience acquired during her executive level experiences at Northeast Utilities. Ms. Grisé’s service on other public company boards and their committees also allows her to bring insight into corporate governance practices, financial issues, compensation and related matters and other current issues facing public companies.

     Ronald L. Hoffman, age 63, was chief executive officer since January 2005 and a director and president since 2003 of Dover Corporation, a public company that manufactures industrial products, until his retirement in December 2008. He joined Dover Corporation in 1996 when it acquired Tulsa Winch, an Oklahoma company of which he was then president and part owner. Mr. Hoffman served as president of Tulsa Winch until 2000 and as executive vice president of Dover Resources Inc. (“Dover Resources”) from 2000 to 2002. He was vice president of Dover Corporation from 2002 to July 2003. He was then chief operating officer of Dover Corporation from July 2003 to December 2004 during which time he continued to serve Dover Resources as chief executive officer and president. He has been a director of the Company since October 2008 and was named chairman of the board in March 2011. Mr. Hoffman is a member of the executive committee and has served as Chair of that committee since April 2011.

     Mr. Hoffman’s service as chief executive officer and president of Dover Corporation provides him with significant experience with respect to the operations, challenges and complex issues facing major international corporations competing in technology-driven markets. In addition, Mr. Hoffman brings to the board extensive business, senior leadership and management experience gained during his tenure at Dover Corporation.

     Lawrence D. Kingsley, age 48, was elected chief executive officer and president of the Company effective October 3, 2011. Prior to his election, Mr. Kingsley served as chairman, president and chief executive officer of IDEX Corporation (“IDEX”), a company specializing in the development, design, and manufacture of fluid and metering technologies and health and science technologies products. Mr. Kingsley is expected to remain chairman of IDEX through the end of 2011. Before joining IDEX, Mr. Kingsley held management positions of increasing responsibility with Danaher Corporation, Kollmorgen Corporation and Weidmuller Incorporated. Mr. Kingsley also serves as a director of Cooper Industries, plc (“Cooper Industries”), an industrial electrical components company. Mr. Kingsley has been a director of the Company since October 2011.

     As chairman and chief executive officer of a publicly traded company for the past six years, Mr. Kingsley brings strong executive leadership and broad business management skills. Mr. Kingsley also brings in-depth knowledge and experience in strategic planning, corporate development and operations analysis which will be valuable to the Company. Moreover, his service on a public company board allows him to bring insight into current issues facing public companies and corporate governance practices. In addition, Mr. Kingsley has served on the audit committee and the compensation committee of Cooper Industries and, as such, brings significant financial expertise to the board including all aspects of financial reporting, accounting, corporate finance and capital markets.

     Dennis N. Longstreet, age 66, was from 1998 until his retirement in late 2005, company group chairman of Johnson & Johnson Medical Devices, the culmination of a 36-year career in operational and sales management roles with Johnson & Johnson, a manufacturer of health care products and provider of related services for the consumer, pharmaceutical and medical devices and diagnostic markets. He is a former chairman of the AdvaMed Industry Association and serves on the board of In Health, a not-for-profit organization formed by AdvaMed. Mr. Longstreet also serves on the board of Avalign Technologies, Inc. He has been a director of the Company since 2006 and is a member of the nominating/governance committee and the executive committee.

     As a result of his tenure at Johnson & Johnson, Mr. Longstreet brings to the board extensive senior executive level expertise in the healthcare industry, a major market of the Company’s Life Sciences business, and insight into the complex issues, challenges and regulatory landscape in this industry. Mr. Longstreet also brings business, senior leadership, merger and acquisitions, and management experience to the board.

     B. Craig Owens, age 57, is the chief financial officer and chief administrative officer and a senior vice president of Campbell Soup Company (“Campbell”). Prior to joining Campbell in 2008, Mr. Owens served as the chief financial officer and an executive vice president for seven years at Delhaize Group (“Delhaize”), an international food retailer headquartered in Belgium. From 1981 to 2001, Mr. Owens served in various management positions, including senior financial management, with The Coca-Cola Company and Coca-Cola bottlers. He is a member of the Board of Overseers at the Fletcher School of Law and Diplomacy at Tufts University. Mr. Owens does not currently serve on the board.

     As a result of his current and previous roles as a senior executive officer of a large, international company, Mr. Owens brings significant financial expertise to the board, including all aspects of financial reporting, accounting, corporate finance and capital markets. Mr. Owens’ experience as a senior executive allows him to bring to the board significant experience in strategic planning, business integration, and operations.

     Katharine L. Plourde, age 60, was a principal and analyst at the investment banking firm of Donaldson, Lufkin & Jenrette, Inc. (“DLJ”), until November 1997. Since that time, she has engaged in private investing and is currently serving on the board of one private corporation. Since February 2002, she has also served on the board of OM Group Inc., a company that develops, produces and markets specialty chemicals, advanced materials and electrochemical energy storage products. Ms. Plourde has been a director of the Company since 1995 and is a member of the audit committee and the nominating/governance committee. Ms. Plourde has served as Chair of the nominating/governance committee since 2006.

     As a result of her tenure at DLJ and two other investment firms, Ms. Plourde brings significant financial expertise to the board, including all aspects of financial reporting, accounting, corporate finance and capital markets. At those firms, Ms. Plourde was responsible for covering specialty chemical, specialty material and industrial gas companies, which provides her with additional insight into the Company’s business, including particularly the fuels and chemicals industry, a major market of the Company’s Industrial segment. In addition, Ms. Plourde’s service on the board of another public company has given her experience with current issues facing public companies and corporate governance and compensation practices.

     Dr. Edward L. Snyder, age 65, is professor of laboratory medicine and associate chair for clinical affairs of the Department of Laboratory Medicine at Yale University School of Medicine. He is also director of Blood Bank/Apheresis Service and assistant chief/associate chair for clinical affairs at the Department of Laboratory Medicine at Yale-New Haven Hospital. Dr. Snyder has “appointed consultant” status with the Food and Drug Administration Medical Devices Advisory Committee—Hematology and Pathology Devices Panel, and is a past president of the American Association of Blood Banks. He is the immediate past chairman of the volunteer board of the National Marrow Donor Program and a member of the American Association of Blood Banks National Blood Foundation board of trustees. Dr. Snyder has been a director of the Company since 2000 and is a member of the nominating/governance committee.

     Dr. Snyder’s training, experience and achievements in hematology give him a critical perspective into a major market of the Company’s Life Sciences segment, enabling him to bring valuable insight to the board. In addition, Dr. Snyder’s participation on several not-for-profit boards enables him to bring to the board leadership and management experience, as well as experience in governance practices.

     Edward Travaglianti, age 63, serves as president, TD Bank Long Island, a financial services organization owned by Toronto Dominion Bank. Previously, from 2004 to 2008 he was president of Commerce Bank Long Island. Earlier in his career, he worked at European American Bank (“EAB”) becoming chairman and chief executive officer. Upon the acquisition of EAB by Citibank N.A. (“Citibank”) in 2001, Mr. Travaglianti served as president of Commercial Markets, heading Citibank’s national middle-market and small business activities. Mr. Travaglianti also serves as a director of several not-for-profit and health-related organizations. He has been a director of the Company since 2001 and is a member of the audit committee. He has served as Chair of the audit committee since 2003.

     As a result of his current experience leading TD Bank Long Island, as well as his previous experiences with EAB and Citibank, Mr. Travaglianti brings significant financial expertise to the board, including all aspects of financial reporting, accounting, corporate finance and capital markets. In addition, Mr. Travaglianti’s participation on several not-for-profit boards and organizations enables him to bring to the board leadership and management experience, as well as experience in governance practices.

DIRECTOR COMPENSATION FOR FISCAL YEAR 2011

     The following table sets forth the compensation of the Company’s non-employee directors for the fiscal year ended July 31, 2011 (“fiscal year 2011”). Eric Krasnoff, former director, chief executive officer and president of the Company, did not receive any compensation for service as a director in fiscal year 2011. Ulric S. Haynes is included in the table below as he was a director for a portion of fiscal year 2011 (Mr. Haynes’ term ended on December 14, 2010, and he did not seek reelection at the 2010 Annual Meeting of Shareholders). The Company also reimburses the directors for reasonable expenses incurred in connection with their duties as directors, which amounts are de minimis and not included as compensation in the table below.

	Fees Earned
	or Paid in		Option
	Cash	Stock Awards	Awards	Total
Name	($)	($)(1)(2)	($)(3)(4)	($)
Amy E. Alving	62,500	169,510	43,230	275,240
Daniel J. Carroll, Jr.	95,250	120,000	-0-	215,250
Robert B. Coutts	62,500 (5)	120,000	-0-	182,500
Cheryl W. Grisé	91,500	120,000	-0-	211,500
Ulric S. Haynes	31,250	-0-	-0-	31,250
Ronald L. Hoffman	89,167	120,000	-0-	209,167
Dennis N. Longstreet	70,000	120,000	-0-	190,000
Edwin W. Martin, Jr.	70,000	120,000	-0-	190,000
Katharine L. Plourde	91,500	120,000	-0-	211,500
Edward L. Snyder	62,500	120,000	-0-	182,500
Edward Travaglianti	94,000	120,000	-0-	214,000
____________________

(1)	Reflects the grant date fair value, calculated in accordance with United States (“U.S.”) generally accepted accounting principles, of annual award stock units granted in fiscal year 2011 by the Company under its 2005 Stock Compensation Plan (the “Stock Plan”). For additional information regarding the assumptions made in calculating these amounts, see Note 15, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2011.

(2)	The following table reflects the number of restricted stock units held by each non-employee director at the end of fiscal year 2011:

Amy E. Alving	3,431
Daniel J. Carroll, Jr.	16,969
Robert B. Coutts	6,787
Cheryl W. Grisé	13,131
Ronald L. Hoffman	11,267
Dennis N. Longstreet	15,035
Edwin W. Martin, Jr.	16,969
Katharine L. Plourde	16,969
Edward L. Snyder	13,957
Edward Travaglianti	16,969

(3)	Reflects the grant date fair value, calculated in accordance with U.S. generally accepted accounting principles, for stock options granted in fiscal year 2011 under the Company’s 2001 Stock Option Plan for Non-Employee Directors. For additional information regarding the assumptions made in calculating these amounts, see Note 15, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2011.

(4)	The following table reflects the number of stock options held by each non-employee director at the end of fiscal year 2011.

Amy E. Alving	3,000
Daniel J. Carroll, Jr.	16,500
Robert B. Coutts	3,000
Cheryl W. Grisé	6,000
Ulric S. Haynes	16,653
Ronald L. Hoffman	3,000
Dennis N. Longstreet	9,000
Edwin W. Martin, Jr.	12,000
Katharine L. Plourde	19,500
Edward L. Snyder	6,000
Edward Travaglianti	6,000

(5)	All of the cash fees earned by Mr. Coutts from January 1, 2011 to July 31, 2011 were used to purchase phantom stock units pursuant to the Director Deferred Fee Plan discussed below. As of the end of fiscal year 2011, Mr. Coutts held 595 phantom stock units under the plan.

Cash Fees

     Non-employee directors of the Company were paid the following in advance in equal quarterly cash installments for their services on the board in fiscal year 2011:
  $55,000 annual cash retainer (“retainer”),

  $55,000 annual retainer for the independent chairman of the board,

  $25,000 annual retainer for the lead independent director,

  $25,000 annual retainer to the chair of the audit committee,

  $14,000 annual retainer to each member of the audit committee,

  $15,000 annual retainer to each of the chair of the compensation committee and the chair of the nominating/governance committee, and

  $7,500 annual retainer to each member of the compensation committee, executive committee, and nominating/governance committee.
     Fees are prorated in the case of directors serving partial periods on the board, any committee or as the independent chairman of the board or lead independent director.

     Director Deferred Fee Plan

     In September 2010, the board adopted a director deferred fee plan. Under the plan, a director may defer 100% of the quarterly cash fees paid to such director in shares of Company common stock until the director ceases to be a Company director for any reason. Deferred fees are credited to the director as phantom share units, with each phantom share unit representing one share of common stock. On the day that cash fees are paid to the directors, a director participating in the plan is credited with a number of phantom share units equal to the amount of cash fees payable to such director on that date, divided by the closing price of one share of the Company’s common stock. Dividends are credited as additional phantom share units. Upon leaving the board, a participating director receives shares of the Company’s common stock equal to the number of whole phantom stock units credited to such director’s account in either a lump sum or in five equal annual installments, as elected by the director prior to his or her deferral. Any fractional unit is paid in cash unless such payment is under $5, in which event that amount is forfeited. During fiscal year 2011, one director, Robert B. Coutts, participated in the plan.

Equity Awards

     In fiscal year 2011, the non-employee directors received restricted stock unit grants pursuant to the Stock Plan. Under the Stock Plan, on January 5th or the next business day of each fiscal year, each director who is not an employee of the Company automatically receives a grant of restricted stock units (currently $120,000) based upon the closing price of a share of common stock as reported in the NYSE Composite Transactions on the date of grant.
  Restricted stock units are converted into an equivalent number of shares of common stock promptly following the date on which the director leaves the board for any reason, except removal for cause, in which case the grant is forfeited.

  On each date on which dividends are paid to shareholders, the account of each non-employee director is credited with “dividend equivalent units.” The Company calculates these “dividend equivalent units” by taking the number of restricted stock units outstanding on the day prior to the dividend payment date and multiplying this number by the amount of the cash dividend per share to arrive at the total cash dividend. The Company then divides the total cash dividend by the closing stock price on the dividend payment date to arrive at the number of “dividend equivalent units.” The “dividend equivalent units” are subject to the provision regarding forfeiture that applies to the restricted stock units for which they are attached.

     In addition, any new non-employee director, on the date on which he or she is elected at the annual meeting of shareholders for the first time, receives (a) 1,000 restricted stock units, in addition to and on the same terms as outlined above, and (b) an option for 3,000 shares of common stock pursuant to the 2001 Stock Option Plan for Non-Employee Directors with the following features:
  An exercise price equal to the arithmetic mean of the highest and lowest sales price (as reported in the NYSE Composite Transactions) of a share of common stock on the grant date

    Options become exercisable in four equal installments on each of the first four anniversaries of the grant date and expire on the seventh anniversary of the grant date

    Upon leaving the board (other than a removal for cause), a director may exercise any options vested as of the date of departure for up to one year after such date and any unvested options will be forfeited; provided, however, that if a director had served six full years prior to his or her departure, all of the director’s options will continue to vest and be exercisable in accordance with their terms as if the director still served on the board.
     All restricted stock units and stock options granted to non-employee directors vest in full upon a change in control of the Company (as defined in note 4 to “Potential Payments Upon Termination or Change in Control”).

     As described below in “Proposal 6 – Approval of the Pall Corporation 2012 Stock Compensation Plan,” the board has decided to make certain changes to the equity compensation of the non-employee directors which includes elimination of the grants of restricted stock units and option to new non-employee directors, termination of the 2001 Stock Option Plan for Non-Employee Directors and transference of the Director Deferral Fee Plan, subject to the approval of the 2012 Stock Plan by the shareholders at the meeting.

Director Stock Ownership Guidelines

     To further align the directors’ interests with those of the Company’s shareholders, the board established director stock ownership guidelines. Under the guidelines, each non-employee director is required to own common stock equivalent in value to five times (5x) such director’s annual cash retainer (“ownership level”). This ownership level must be met: (a) by January 2012 for those non-employee directors appointed or elected prior to August 1, 2008, and (b) by non-employee directors appointed or elected after August 1, 2008, within three years from the date they are appointed or elected. Adherence to the guidelines is measured on February 1st of each year. Once a non-employee director reaches the ownership level, he or she will not be considered to fall out of compliance solely due to subsequent stock price declines. Shares owned (or beneficially owned) and restricted stock units, vested or unvested, are counted towards reaching the ownership level.

     In addition, the board recommends that each director purchase 1,000 shares of Company common stock by the second anniversary of the director’s first election date to the board.

     As of July 31, 2011, each non-employee director has met his or her ownership level or is in a grace period due to the time he or she was appointed or elected to the board.

D&O Insurance

     The Company and its officers and directors are insured under various insurance policies with respect to liabilities arising from their service as officers and directors. The Company pays the annual premium for each of these policies, which totaled $1,364,000 for fiscal year 2011 and totals $974,000 for the fiscal year ending on July 31, 2012 (“fiscal year 2012”).

STRUCTURE AND PRACTICES OF THE BOARD

Corporate Governance Policy

     The board has adopted a corporate governance policy that provides the framework for the governance of the Company and complies with existing law and listing standards. The board reviews the policy and other aspects of governance on an annual basis. The Company’s corporate governance policy is available at the Company’s website at www.pall.com/investor.asp (under the “Corporate Governance” tab).

Board Leadership Structure

     The board recognizes that one of its key responsibilities is to evaluate and determine its optimal leadership structure so as to provide independent oversight of management, but also believes that the right structure may vary with the Company’s circumstances. Pursuant to the Company’s corporate governance policy, the board determines whether it is appropriate to combine or separate the roles of chairman of the board and chief executive officer depending on the Company’s circumstances at the time and, in the event that the roles are combined, the board must select a lead independent director with duties and responsibilities detailed in the corporate governance policy. Following the announcement of Mr. Krasnoff’s planned retirement as chief executive officer and president of the Company, the board determined that the board should be led by a non-executive chairman. Since March 2011, Mr. Hoffman has served in that capacity. The board concluded that this leadership structure was appropriate to assist in the transition of Mr. Krasnoff’s responsibilities to a new chief executive officer. The board believes that independent board leadership at this time allows the chief executive officer to focus fully on operations and develop a strategic vision, while ensuring that he has an appropriate strong point of contact with the board to facilitate constructive engagement with the board as a whole.

Meetings of the Board

     Directors are expected to participate in all meetings of the board and each committee on which they serve. In fiscal year 2011, the board held ten meetings and committees of the board held a total of 22 meetings. No incumbent director attended less than 80% of the total number of meetings of the board and committees of the board on which he or she served during the period of such service. Although the Company does not have a formal policy with respect to director attendance at annual meetings of shareholders, all directors are expected to attend, and all Company directors then in office attended the Company’s 2010 Annual Meeting of Shareholders.

     The Company’s non-employee directors meet at regularly scheduled executive sessions, without any employee directors or members of management present. The Company’s independent directors also meet at regularly scheduled sessions, without the participation of directors who do not qualify as independent directors. During fiscal year 2011, the non-employee directors had three meetings. As all non-employee directors are also independent, a separate independent director meeting was not held in fiscal year 2011. As lead independent director until March 2011, Daniel J. Carroll, Jr. was the chairperson of two of the non-employee director meetings held in fiscal year 2011. As chairman of the board starting in March 2011, Ronald L. Hoffman served as the chairperson for one of the non-employee director meetings held in fiscal year 2011 and will serve as chairperson of all meetings of the non-employee and independent directors going forward.

     Each non-employee director has full access to the Company’s management.

Communication with the Board

     Shareholders or other interested parties may initiate in writing any communication with the board as a group, the non-employee directors as a group, or any individual director, including the chairman of the board, and send it to the corporate secretary at the Company’s headquarters, at Pall Corporation, 25 Harbor Park Drive, Port Washington, New York 11050. This centralized process assists the board in reviewing and responding to shareholder communications in an appropriate manner. The name of any specific intended board recipient should be noted in the communication. The corporate secretary will forward such correspondence only to the intended recipients. However, prior to forwarding any correspondence, the corporate secretary will review such correspondence and, in his discretion, not forward correspondence deemed to be of a commercial nature.

Director Independence

     The Company’s corporate governance policy provides for director independence standards consistent with those of the NYSE. These standards require the board to affirmatively determine that each director has no material relationship with the Company (either directly or as a partner, shareholder or officer of an organization that has a relationship with the Company) other than as a director. The board has adopted director independence standards for its evaluation of the materiality of director relationships with the Company. The board considers relationships involving directors and their immediate family members that may implicate any of these standards or the listing standards of the NYSE and relies on information derived from Company records, questionnaires completed by directors and inquiries of other relevant parties.

     The relationships reviewed by the board as part of its July and September 2011 independence determinations consisted principally of donations made by the Company to not-for-profit organizations, including educational and health organizations (such as hospitals and laboratories) with which board members were affiliated by service as employees, directors or trustees. The board also reviewed commercial relationships between the Company and directors or their immediate family members and organizations with which directors or their immediate family members were affiliated by service as outside directors (Mss. Grisé and Plourde), executive officers (Dr. Alving and Mr. Owens), or trustees (Mr. Travaglianti). The relationships with these organizations involved the Company’s sale or purchase of products or services in the ordinary course of business that were made on arm’s-length terms in amounts and under other circumstances that did not affect the relevant directors’ independence under the Company’s director independence standards or under applicable law and listing standards.

     The board has determined that the following director nominees are “independent” as required by the NYSE listing standards and the Company’s corporate governance policy: Dr. Amy E. Alving, Daniel J. Carroll, Jr., Robert B. Coutts, Cheryl W. Grisé, Ronald L. Hoffman, Dennis N. Longstreet, B. Craig Owens, Katharine L. Plourde, Dr. Edward L. Snyder and Edward Travaglianti. As previously noted, Dr. Edwin W. Martin Jr. is not seeking re-election and was independent through fiscal year 2011.

     All members of the audit committee, the compensation committee and the nominating/governance committee are independent directors under applicable listing standards and the Company’s director independence standards. The Company’s director independence standards are available in the corporate governance policy on the Company’s website at www.pall.com/investor.asp (under the “Corporate Governance” tab).

Codes of Conduct

     The Company has codes of conduct that apply to every employee and to its directors. These codes are designed to ensure that the Company’s business is conducted in a consistently legal and ethical manner. The employee codes of conduct pertaining to ethics and compliance matters include policies on employment, conflicts of interest, insider trading and the protection of confidential information, and require strict adherence to all laws and regulations applicable to the conduct of Company business. The directors’ code of business conduct and ethics includes policies on conflicts of interest and insider trading. The Company will disclose any amendments to, or waivers of, the employee codes of conduct relating to its executive officers and any amendments to, or waivers of, the directors’ code of conduct on its website at www.pall.com/investor.asp (under the “Corporate Governance” tab) in accordance with applicable law and the requirements of the NYSE corporate governance standards. The Company’s financial code of ethics specifically addresses the requirements and obligations applicable to officers and employees with important roles in the financial reporting process.

Board Oversight of Risk

     The board’s role in risk oversight is consistent with the Company’s leadership structure, with Company management having the day-to-day responsibility for assessing and managing risk and the board and its committees providing oversight with respect to these efforts, with particular focus on the most significant risks facing the Company. The board fulfills its responsibilities through periodic reviews of the Company’s strategies and business plans and review of specific risks as needed. In addition, the board has delegated to each of its committees responsibility for the oversight of specific risks that fall within the committee’s area of responsibility. For example, the audit committee oversees the Company’s risk policies and processes related to the Company’s financial statements, the financial reporting process, accounting, internal control, information technology and legal and compliance matters. The compensation committee reviews and discusses with management the risks associated with the Company’s compensation structure and benefit plan administration to ensure that such structure and administration is aligned with the Company’s risk profile.

     The nominating/governance committee has primary responsibility for overseeing the Company’s Enterprise Risk Management Program (the “ERM Program”). As part of the ERM Program, the Company has developed and implemented a systematic process of identifying and managing risks facing the Company. The ERM Program is intended as a tool to minimize exposure to loss, ensure that risk is within acceptable limits and assist the Company in identifying opportunities that fit its risk profile. A steering committee, chaired by the chief executive officer and comprised of senior executives of the Company from broad and diverse areas of expertise, oversees the ERM Program.

     The board is kept informed of its committees’ oversight of significant risk exposures, including management’s initiatives to address them, through regular reports by committee chairs and key management personnel responsible for managing risks identified by the ERM Program.

Board Committees

     The board has an audit committee, a compensation committee, an executive committee and a nominating/governance committee. The board has adopted a written charter for each of these committees. Board committee charters are available on the Company’s website at www.pall.com/investor.asp (under the “Corporate Governance” tab).

     Each committee conducts an annual assessment to review the sufficiency of resources and time to fulfill its obligations and to review the performance of its obligations. Under the Company’s corporate governance policy, each committee may retain consultants to assist it in carrying out its responsibilities.

The following table shows both current and former members (indicated by an “X” or “Chair”) of each of the board committees, the number of committee meetings held and number of actions taken by unanimous written consents during fiscal year 2011:

Nominating/
	Audit	Compensation	Executive	Governance
Amy E. Alving	—	—	—	X
Daniel J. Carroll, Jr.	X	X	—	—
Robert B. Coutts	—	X	—	—
Cheryl W. Grisé	X	Chair	—	—
Ulric S. Haynes, Jr. (1)	—	X	—	—
Ronald L. Hoffman (2)	—	X	Chair	X
Eric Krasnoff (3)	—	—	X	—
Dennis N. Longstreet	—	—	X	X
Edwin W. Martin, Jr. (4)	—	X	X	—
Katharine L. Plourde	X	—	—	Chair
Edward L. Snyder	—	—	—	X
Edward Travaglianti	Chair	—	—	—
Number of meetings	9	9	0	4
Number of consents	0	2	11	0
____________________

*	All directors were determined to be independent except Mr. Krasnoff.

(1)	Ulric S. Haynes, Jr. served on the compensation committee until December 15, 2010.

(2)	Ronald L. Hoffman was appointed to the executive committee effective March 17, 2011 and elected Chair on April 21, 2011, at which time he ceased to serve on the compensation and nominating/governance committees.

(3)	Eric Krasnoff served as Chair of the executive committee until March 17, 2011 and as a member of the committee until October 3, 2011.

(4)	Dr. Edwin W. Martin, Jr. will retire from the board effective as of the meeting.

     The Audit Committee

     The audit committee assists the board in fulfilling its oversight responsibility relating to the integrity of the Company’s financial statements and the financial reporting process (including reviewing and evaluating the Company’s policies and practices with respect to risk assessment, and risk management related to the Company’s financial statements), the systems of internal controls over financial reporting, the adequacy of the Company’s information technology and systems, the performance of the Company’s internal audit function, the annual independent audit of the Company’s financial statements, the selection performance, qualifications and independence of its independent registered public accounting firm, and the Company’s compliance and ethics program.

     Each member of the audit committee meets the independence requirements of the NYSE, Rule 10A-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Company’s corporate governance policy. The board has determined that each member of the audit committee is an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission (the “SEC”).

     The Compensation Committee

     The compensation committee of the board has the authority and responsibility for approving the compensation of the Company’s executive officers, as defined in the NYSE rules. The compensation committee evaluates and approves the Company’s compensation plans, policies and programs for its executive officers or in which its executive officers participate, including employment contracts, the Management Stock Purchase Plan, the 2004 Executive Incentive Bonus Plan (the “Bonus Plan”) and (with respect to all aspects of awards which are made to executive officers) the Stock Plan. The compensation committee has sole authority to retain and terminate executive compensation consultants, including approving the fees and other terms of their engagements, to advise on the evaluation and compensation of the chief executive officer, executive officers and non-employee directors. The committee also has the right to use reasonable amounts of time of the Company’s internal staff and to hire consultants and advisors to assist and advise the committee in connection with its other responsibilities.

     The compensation committee has engaged Towers Watson (formerly Watson Wyatt), generally on an annual basis, to evaluate the cash compensation of the Company’s executive officers. In July 2010, Towers Watson provided its report analyzing the cash compensation of the executive officers, which the committee used to determine the executive officers’ fiscal year 2011 base salaries. During fiscal year 2011, the compensation committee engaged Towers Watson to assess the market competitiveness of total direct compensation (cash and equity) for the executive officers. Towers Watson made recommendations regarding equity grants to be made to the executive officers in January 2011. In fiscal year 2011, the fees paid to Towers Watson for services to the compensation committee totaled $218,141. The compensation committee adopted a policy formalizing its practice of using an independent compensation consultant in January 2010. Under the policy, the committee has the sole authority to select, retain and terminate a consultant and approve the terms of the consultant’s engagement. In addition, the policy requires Company management to inform the compensation committee about services the consultant performs for management if fees for all such services are less than $120,000 per year. For services in excess of $120,000 per year, Company management must seek the committee’s prior approval. Company management has engaged Towers Watson separately from time to time during fiscal year 2011 to review the design of certain incentive plans and has purchased Towers Watson market data surveys. The Company paid a total of $393,469 to Towers Watson in fiscal year 2011 for these services, all of which were approved by the compensation committee. The committee determined that such fees did not impact Towers Watson’s independence. Historically, the committee engaged Watson Wyatt as its independent compensation consultant and Company management engaged Towers Perrin for certain services. With the merger between Watson Wyatt and Towers Perrin, the surviving entity, Towers Watson, then became engaged by both management and the committee. Company management does not anticipate continued use of Towers Watson in fiscal year 2012 other than the purchase of certain survey data.

     In making its determinations with respect to compensation for executive officers other than the chief executive officer, the compensation committee solicits the views and recommendations of the chief executive officer (especially regarding individual performance) in accordance with its charter. The chief executive officer reviews with the committee his personal accomplishments during the fiscal year. The chief executive officer has no involvement in any discussions of the compensation committee regarding his compensation. The compensation committee has called upon the chief financial officer for information regarding the Company’s financial performance and has periodically requested other senior executive employees of the Company to provide information and make presentations to the compensation committee regarding executive compensation matters. For more information on the processes of the compensation committee in setting executive compensation for fiscal year 2011, see “Compensation Discussion and Analysis.”

     The compensation committee also has the responsibility to review and make recommendations to the board with respect to the compensation of the board and its committees (including fees and equity awards) every two years. In connection with its responsibility to review director compensation, the compensation committee has periodically engaged Hewitt Associates to assess its market competitiveness. The compensation committee also engaged Hewitt Associates in fiscal year 2011 to provide compensation advice in connection with negotiating the Company’s employment agreement with Lawrence Kingsley. Hewitt did not provide any other services for the Company in fiscal year 2011.

     Each member of the compensation committee meets the independence requirements of the NYSE and the Company’s corporate governance policy.

     The Executive Committee

     The executive committee has the authority to act on most board matters during the intervals between meetings of the full board, except those matters which are reserved for the board by the New York Business Corporation Law.

     The Nominating/Governance Committee

     The nominating/governance committee develops policy on the size and composition of the board, criteria for director nomination, and procedures for the nomination process. The committee identifies and recommends candidates for election to the board. The committee reviews and makes recommendations to the board and/or management with respect to corporate governance issues, and management succession plans. The nominating/governance committee also oversees the Company’s ERM Program. Each member of the nominating/governance committee meets the independence requirements of the NYSE and the Company’s corporate governance policy.

Director Nomination Process

     The nominating/governance committee will consider shareholder recommendations for director nominees. A shareholder desiring the committee to consider any person for nomination for election to the board must deliver a written submission to the nominating/governance committee in care of the corporate secretary at the Company’s headquarters, at Pall Corporation, 25 Harbor Park Drive, Port Washington, New York 11050. Such submission must include (a) the name and address of such person, (b) such person’s written consent to be named in the proxy statement and to serve if elected, (c) documentation demonstrating that the shareholder is a shareholder of the Company, (d) a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three years, and other material relationships or interests, between or among such shareholder (and/or any beneficial owner on whose behalf the recommendation is made) and its affiliates and associates, or others (including the names of such person(s)) acting in concert therewith, on the one hand, and such person and his or her respective affiliates and associates, or others (including the names of such person(s)) acting in concert therewith, including any swap or other derivative or short positions, profits interests, options, hedging transactions or borrowed or loaned shares, (e) any information relating to such person and his or her affiliates or associates that would be required to be disclosed in a proxy solicitation for the election of directors of the Company pursuant to Regulation 14A under the Exchange Act, (f) a description of the qualifications of such person that, in the view of such person or the shareholder (or any such beneficial owner), would make such person a suitable director, and (g) a description of such person’s reasons for seeking election as a director, which description must include any plans or proposals that such person or the shareholder (or any such beneficial owner) may have which relate to or would result in any of the actions described in Item 4 of Schedule 13D under the Exchange Act. Such submission should include a statement indicating whether such person, upon election or reelection to the Board, will submit an irrevocable resignation to become effective upon (i) the failure of such person to receive the required number of votes cast at the next meeting at which such person is nominated for reelection, and (ii) the board’s acceptance of such resignation. Such submission should also include an undertaking to submit to the corporate secretary of the Company a statement amending any of the foregoing information promptly after any material change occurs in such information as previously submitted. The committee may require additional information from the nominee to perform its evaluation of the eligibility of the nominee to serve as an independent director of the Company or that could be material to a reasonable shareholder’s understanding of the independence, or lack thereof, of such nominee.

     Any nomination by a shareholder of any person for election to the board of the Company must comply with the foregoing and the notice and other requirements of the Company’s By-Laws. In addition, any such nomination must also include a representation (a) that the shareholder intends to appear in person or by proxy at the meeting to propose such business or nomination, and (b) whether the shareholder or the beneficial owner intends (or is part of a group that intends) to deliver a proxy statement and/or form of proxy to holders of at least the percentage of the Company’s outstanding common stock required to approve or adopt the proposal or elect the nominee or otherwise to solicit proxies from shareholders.

     Recommendations for nomination and nominations that are made by shareholders in accordance with these procedures and, if applicable, the By-Laws of the Company, will receive the same consideration as recommendations or nominations initiated by the nominating/governance committee.

     In its assessment of each person considered for nomination, the nominating/governance committee will review (a) such person’s judgment, experience, independence and understanding of the Company’s business, (b) the range of talent and experience already represented on the board, and (c) such other factors that the nominating/governance committee determines are pertinent in light of the current needs of the Company. Although the Company does not have a formal diversity policy, in accordance with the criteria for director selection (set out in Appendix 1 to the nominating/governance committee’s charter), diversity of race, ethnicity, gender, professional experience, education and skill among the directors is a factor in identifying and evaluating nominees for board membership. The nominating/governance committee will also take into account the ability of such person to devote the time and effort necessary to fulfill his or her responsibility as a Company director.

PROPOSAL 2—RATIFICATION OF THE APPOINTMENT OF KPMG LLP AS
THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
FOR FISCAL YEAR 2012

The board unanimously recommends a vote
FOR the ratification of KPMG LLP as the Company’s
independent registered public accounting firm for fiscal year 2012

     The audit committee has selected KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012 and has directed that management submit the selection of the independent registered public accounting firm to shareholders for ratification at the meeting. Representatives of KPMG LLP are expected to be present at the meeting, will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     Shareholder ratification of the selection of KPMG LLP as the Company’s independent registered public accounting firm is not required by the Company’s By-Laws or otherwise. However, the Company is submitting the selection of KPMG LLP to the shareholders for ratification as a matter of good corporate practice. If the shareholders fail to ratify the selection, the audit committee will reconsider whether or not to retain KPMG LLP. Even if the selection is ratified, the audit committee in its discretion may direct the appointment of a different independent registered public accounting firm at any time during the year if it is determined that such a change would be in the best interests of the Company and its shareholders.

Audit and Non-Audit Fees

     The following table presents fees billed or expected to be billed for professional audit services rendered by KPMG LLP for the audit of the Company’s annual consolidated financial statements for its fiscal years 2011 and 2010, and fees billed or expected to be billed for other services rendered to the Company by KPMG LLP:

	Fiscal Year
	2011	2010
Audit fees (1)	$6,931,000	$6,483,000
Audit-related fees (2)	261,000	316,000
Tax fees (3)	71,000	334,900
All other fees	—	—
Total	$7,263,000	$7,133,900
____________________

(1)	Audit fees include fees for the audit of the effectiveness of the Company’s internal control over financial reporting as required by Section 404 of the Sarbanes-Oxley Act, review of the consolidated financial statements in the Company’s quarterly reports on Form 10-Q, and fees for services that are provided by the independent registered public accounting firm in connection with statutory audits.

(2)	Audit-related fees consisted principally of fees for audits of financial statements of certain employee benefit plans that are not included in audit fees above.

(3)	Tax fees consisted of fees for tax compliance and related services.

Policy on Audit Committee Pre-Approval of Audit and Permitted Non-Audit Services

     The audit committee has implemented a policy for the pre-approval of all audit and permitted non-audit services proposed to be provided to the Company by KPMG LLP, the Company’s independent registered public accounting firm. Under the policy, each engagement to provide audit or non-audit services must be documented in writing and the scope and terms of the engagement, including any fees payable, are subject to pre-approval by the audit committee. Services are generally subject to budgets, and fee overages in excess of $5,000 require specific audit committee approval. All audit and permitted non-audit services provided by KPMG LLP during fiscal year 2011 were pre-approved in accordance with the Company’s policy.

     For purposes of the policy, services are categorized as either “recurring” or “non-recurring.” Recurring services are reviewed periodically by the audit committee at regularly scheduled meetings and include services such as the annual audit of the Company’s financial statements and the financial statements of certain employee benefit plans and statutory audits for certain subsidiaries. Non-recurring non-audit services must be pre-approved on a case-by-case basis. Non-recurring services for which fees are expected to be less than $100,000 may be pre-approved by the chairperson of the audit committee and must be ratified by the full audit committee at its next regularly scheduled meeting. Services for which fees are expected to be at least $100,000 must be pre-approved by the full audit committee.

     The Company’s chief financial officer is responsible for confirming that individual proposals for audit and non-audit services comply with the Company’s policy.

Audit Committee Report

     Management is responsible for the preparation, presentation and integrity of the Company’s consolidated financial statements, the Company’s accounting and financial reporting principles, and the Company’s internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The firm of KPMG LLP, the Company’s independent registered public accounting firm, is responsible for auditing the Company’s consolidated financial statements in accordance with the standards of the Public Company Accounting Oversight Board (United States), and expressing an opinion as to their conformity with U.S. generally accepted accounting principles and auditing the effectiveness of internal control over financial reporting.

     In the performance of its duties for fiscal year 2011, the audit committee: (a) reviewed and discussed the audited consolidated financial statements with management and the independent auditors, (b) discussed with KPMG LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees), as modified or supplemented, (c) received the written disclosures from KPMG LLP required by the Public Company Accounting Oversight Board, and discussed with KPMG LLP the firm’s independence, (d) considered whether the provision of certain non-audit services to the Company by KPMG LLP is compatible with maintaining KPMG LLP’s independence, and (e) reviewed the structure of the Company’s finance, accounting and information technology organization, among other things.

     The audit committee reviewed with management and KPMG LLP management’s assessment of the Company’s internal control over financial reporting. Based on these reviews, discussions and activities, the audit committee recommended to the board that the audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for fiscal year 2011.

     This report by the audit committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

     The undersigned, being all the members of the audit committee, submit this report to the Company’s shareholders.

Audit Committee
Edward Travaglianti (Chair)
Daniel J. Carroll, Jr.
Cheryl W. Grisé
Katharine L. Plourde

November 9, 2011

BENEFICIAL OWNERSHIP OF COMMON STOCK
OF CERTAIN SHAREHOLDERS

     The following table sets forth information as of October 7, 2011 with respect to each shareholder who, to the Company’s knowledge, is the beneficial owner of more than 5% of the outstanding shares of common stock.

	Common Shares
Name of			Percent
Beneficial Owner	Number of Shares		of Class(a)
ClearBridge Advisors, LLC	8,094,951	(b)	7.04%
620 8th Avenue
New York, New York 10018
BlackRock, Inc.	6,006,491	(c)	5.22%
40 East 52nd Street
New York, New York 10022
The Vanguard Group	5,784,890	(d)	5.03%
100 Vanguard Boulevard
Malvern, Pennsylvania 19355
____________________

(a)	Percentage of class is based on the 115,042,742 shares outstanding on October 7, 2011.

(b)	In an amended Schedule 13G filed with the SEC on February 11, 2011, ClearBridge Advisors, LLC (“ClearBridge”) reported beneficial ownership of 8,094,951 shares. ClearBridge reported sole power to vote or direct the voting of 6,040,641 shares and sole power to dispose or to direct the disposition of 8,094,951 shares.

(c)	In an amended Schedule 13G filed with the SEC on February 7, 2011, BlackRock, Inc. (“BlackRock”) reported beneficial ownership of 6,006,491 shares. BlackRock reported sole power to vote or direct the voting and sole power to dispose or to direct the disposition of such shares.

(d)	In a Schedule 13G filed with the SEC on February 10, 2011, The Vanguard Group (“Vanguard”) reported beneficial ownership of 5,784,890 shares. Vanguard reported sole power to vote or direct the voting of 147,399 shares, sole power to dispose or to direct the disposition of 5,637,491 shares and shared power to dispose or to direct the disposition of 147,399 shares.

BENEFICIAL OWNERSHIP OF COMMON STOCK
AND RESTRICTED STOCK UNITS OF
DIRECTORS AND EXECUTIVE OFFICERS

     The following table sets forth information as of October 7, 2011 with respect to the beneficial ownership of common stock and restricted stock units acquired under the Management Stock Purchase Plan and the Stock Plan, by (a) each current director and director nominee of the Company, (b) each executive officer included in the Summary Compensation Table below, except as noted below, and (c) all current directors and executive officers of the Company as a group as of October 7, 2011, except as noted below. The percentages in the third column are based on the 115,042,742 shares outstanding on October 7, 2011. In each case, (1) except as otherwise indicated in the notes to the table, the shares shown in the second column are owned directly by the individuals named in the first column, with sole voting and dispositive power, and (2) the restricted stock units shown in the fourth column are owned directly by the individuals named in the first column, but cannot be voted or disposed of by them. For purposes of this table, beneficial ownership is determined in accordance with the federal securities laws and regulations; inclusion in the table of shares not owned directly by the named director or executive officer does not constitute an admission that such shares are beneficially owned by the director or executive officer for any other purpose.

	Common Shares
Name of		Percent	Restricted Stock
Beneficial Owner	No. of Shares(1)	of Class(2)	Units(3)
Amy E. Alving	1,500	—	3,445
Yves Baratelli	25,357	—	24,822
Daniel J. Carroll, Jr.	25,750	—	17,037
Robert B. Coutts	2,500	—	7,717 (4)
Cheryl W. Grisé	5,500	—	13,184
Ronald L. Hoffman	3,250	—	11,311
Lawrence D. Kingsley	0	—	246,800
Eric Krasnoff (5)	438,376 (6)	.38%	254,126
Dennis N. Longstreet	11,050	—	15,094
Edwin W. Martin, Jr.	18,951	—	17,037
Lisa McDermott	69,947	—	97,082
B. Craig Owens	0	—	0
Roberto Perez	27,250	—	69,373
Wolfgang Platz	20,162	—	9,387
Katharine L. Plourde	19,750	—	17,037
Edward L. Snyder	6,250	—	14,013
Edward Travaglianti	12,870	—	17,037
17 current directors, director nominee and
executive officers of the Company as a group	688,463	.60%	834,502
____________________

(1)	Includes shares covered by stock options currently exercisable or becoming exercisable within 60 days of October 7, 2011 as follows: Mr. Baratelli—12,122 shares; Mr. Carroll—15,750 shares; Mr. Coutts—1,500 shares; Ms. Grisé—4,500 shares; Mr. Hoffman—2,250 shares; Mr. Krasnoff—345,559 shares; Mr. Longstreet—8,250 shares; Dr. Martin—11,250 shares; Ms. McDermott—57,686 shares; Mr. Platz—15,594 shares; Ms. Plourde—18,750 shares; Dr. Snyder—5,250 shares; Mr. Travaglianti—5,250 shares; and the 17 current directors, director nominee and executive officers of the Company as a group— 503,711 shares.

(2)	Percentages are shown only for shareholders owning at least one-tenth of one percent of the class.

(3)	With respect to executives, each restricted stock unit is converted, when it vests, into one share of common stock unless the holder elects to defer conversion, as permitted by the Management Stock Purchase Plan and the Stock Plan. With respect to each non-employee director, each restricted stock unit is converted into one share of common stock upon the director’s termination of board membership for any reason other than removal for cause.

(4)	Includes 903 phantom stock units and related dividends under the Director Deferred Fee Plan. Each phantom stock unit is converted into one share of common stock upon the director leaving the board.

(5)	All amounts reported for Mr. Krasnoff are as of October 2, 2011.

(6)	Includes 12,966 shares owned by trusts established for the benefit of Mr. Krasnoff’s children. Mr. Krasnoff serves as the trustee under these trusts and, as such, has sole voting and dispositive power with respect to the shares owned by the trusts. Also includes 1,436 shares owned by Mr. Krasnoff’s wife as to which Mr. Krasnoff disclaims voting or dispositive power.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Exchange Act and the rules thereunder require the Company’s directors and executive officers and persons who own more than 10% of our common stock (“Reporting Persons”) to file reports of their ownership and changes in ownership of common stock with the SEC. Reporting Persons are also required by SEC Rules to furnish us with copies of the reports they file with the SEC. Personnel of the Company generally prepare these reports for directors and executive officers on the basis of information obtained from each director and executive officer. Based on such information, the Company believes that all reports that were required by Section 16(a) of the Exchange Act to be filed by Reporting Persons during fiscal year 2011 were filed on time with the following exceptions:
  An amended Form 4 was filed on October 26, 2010 on behalf of Yves Baratelli, president, Pall Life Sciences, to reflect the correct number of shares beneficially owned by Mr. Baratelli. Such filing amended the Form 4 originally filed on October 1, 2010.

  An amended Form 4 was filed late on March 22, 2011 on behalf of Roberto Perez, chief operating officer, to report Mr. Perez’s sale of 6,000 shares on January 7, 2011. Such filing amended a Form 4 originally filed on January 11, 2011 and a Form 4 originally filed on February 2, 2011.

  A Form 4 was filed late on March 17, 2011 on behalf of Robert B. Coutts, a director, to report his purchase of 312.1 phantom share units on January 27, 2011.
POLICIES AND PROCEDURES FOR RELATED PERSON TRANSACTIONS

     The board is responsible for the oversight and approval (or ratification) of any transaction, relationship or arrangement in which the Company is a participant and that involves board members, director nominees, Company executive officers, beneficial owners of more than 5% of Company common stock, the immediate family members of any of the foregoing individuals, any individual (other than tenants and employees) who shares that person’s home and companies they control or in which they have a substantial beneficial ownership interest. We refer to these as related person transactions and to the persons or entities involved as related persons.

     The board has adopted a written policy that sets out procedures for the reporting, review and ratification of related person transactions. The policy operates in conjunction with other aspects of the Company’s compliance program, such as its codes of ethics, which require directors and employees to report any circumstances that may create or appear to create a conflict between the interests of the related person and those of the Company, regardless of the amount involved. The Company’s directors and executive officers must also periodically confirm information about related person transactions, and management reviews its books and records on a regular basis and makes other inquiries as appropriate to confirm the existence, scope and terms of related person transactions.

     Under the board’s policy, the audit committee receives information pertaining to each related person transaction that is required to be disclosed by Item 404 of Regulation S-K and evaluates those related person transactions involving $120,000 or more for purposes of recommending to the disinterested members of the board that such transactions are fair, reasonable and within Company policies and practices and should be approved or ratified.

     The board has considered certain types of potential related person transactions and pre-approved them as not presenting material conflicts of interest. Those transactions include (a) compensation paid to directors and executive officers that has been approved by the board or the compensation committee, as applicable, (b) certain Company charitable contributions made in limited amounts to charitable or not-for-profit organizations and otherwise in accordance with the Company’s Policy on Charitable Contributions and (c) transactions in which the related person’s interest arises solely from ownership of the Company’s common stock and all holders of the common stock receive the same benefit on a pro rata basis. The audit committee considers the appropriateness of any related person transaction not within these pre-approved classes in light of all relevant factors and the controls implemented to protect the interests of the Company and its shareholders, including:
  the benefits of the transaction to the Company,

  the terms of the transaction and whether they are at arm’s-length and in the ordinary course of the Company’s business,

  the direct or indirect nature of the related person’s interest in the transaction,

  the size and expected term of the transaction, and

  other facts and circumstances that bear on the materiality of the related person transaction and any conditions to or requirements for approval under applicable law and listing standards.
     Related person transactions involving directors are also subject to board approval or ratification when so required under New York law.

RELATED PERSON TRANSACTIONS

     During fiscal year 2011, Roberto Perez, the Company’s chief operating officer, had outstanding indebtedness to the Company in the amount of $207,000 in connection with his relocation. No principal has been repaid on Mr. Perez’s indebtedness subsequent to July 31, 2007. Pursuant to law, interest was imputed to Mr. Perez in an amount equivalent to a per annum rate of 1.97% and deemed compensation to him. This loan was granted prior to the enactment of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”).

LEGAL PROCEEDINGS

     On October 5, 2007, two plaintiffs filed identical derivative lawsuits in New York Supreme Court, Nassau County, relating to the Company’s understatement of certain of its U.S. income tax payments and of its provision for income taxes in certain prior periods as described in Note 2, Audit Committee Inquiry and Restatement to the consolidated financial statements included in the Company’s 2007 Annual Report on Form 10-K. These actions purported to bring claims on behalf of the Company based on allegations that certain current and former directors and officers of the Company breached their fiduciary duties by failing to evaluate and otherwise inform themselves about the Company’s internal controls and financial reporting systems and procedures. In addition, plaintiffs alleged that certain officers of the Company were unjustly enriched as a result of the Company’s inaccurate financial results over fiscal years 1999-2006 and the first three quarters of fiscal year 2007. The complaints sought unspecified compensatory damages on behalf of the Company, disgorgement of defendants’ salaries, bonuses, stock grants and stock options, equitable relief and costs and expenses. The Company, acting in its capacity as nominal defendant, moved to dismiss the complaints for failure to make a demand upon the Company’s board of directors, which motions were granted on April 30 and May 2, 2008. On September 19, 2008, the same two plaintiffs filed a derivative lawsuit in New York Supreme Court, Nassau County, which was served on the Company on September 26, 2008 (the “Saxton Derivative”). This action purports to bring claims on behalf of the Company based on allegations that certain current and former directors and officers of the Company breached their fiduciary duties and were unjustly enriched in connection with the tax matter. In addition, the plaintiffs allege that the board’s refusal of their demand to commence an action against the defendants was not made in good faith. The plaintiffs and the Company agreed to stay this proceeding pending resolution of the Company’s motion to dismiss in the federal securities class action lawsuit related to the tax matter after which resolution the plaintiffs and the Company agreed to confer about a schedule for the defendants’ time to answer or otherwise respond to the complaint. The Company’s motion to dismiss the federal securities class action lawsuit was ultimately denied and therefore, the Saxton Derivative is no longer stayed.

     On January 10, 2008, a third shareholder filed a derivative lawsuit in the U.S. District Court for the Eastern District of New York. That action, which purported to bring claims on behalf of the Company, alleged breaches of fiduciary duty, unjust enrichment, and insider selling and misappropriation of information by certain directors and officers of the Company. On March 10, 2008, the defendants moved to dismiss on the grounds that the complaint failed to establish that federal subject matter existed over the action. The plaintiff subsequently voluntarily dismissed the action without prejudice.

     On November 13, 2008, a fourth shareholder filed a derivative lawsuit in New York Supreme Court, Nassau County, against certain current and former directors and officers of the Company, and against the Company, as nominal defendant, which was served on the Company on December 4, 2008 (the “Hoadley Derivative”). The Hoadley Derivative action purports to bring similar claims as the Saxton Derivative. The plaintiffs and the Company have agreed to an identical stay as in the Saxton Derivative. The action is no longer stayed.

     On January 28, 2011, an additional shareholder filed a derivative lawsuit in New York Supreme Court, Nassau County, against certain current and former directors and officers of the Company, and against the Company as nominal defendant (the “Nadoff Derivative”). The action purports to bring claims on behalf of the Company similar to those alleged in the Saxton and Hoadley Derivative actions. The complaint seeks damages, together with various injunctive and declaratory relief. On March 30, 2011, the defendants moved to dismiss or, in the alternative, to stay the last-filed Nadoff derivative action. That motion has been adjourned.

EXECUTIVE COMPENSATION

Compensation Discussion and Analysis

Compensation Philosophy

     The Company’s compensation philosophy has been guided by the following principles:
  to reward its executive officers for sustained individual and Company performance,

  to maintain a stable team of highly qualified executive officers, and to provide a compensation package that is competitive with its peer companies in order to promote the first two goals.
     Given the rapidly changing technological landscape and marketplace relevant to the filtration, separation and purification business, the Company values stability in its senior management as it provides for continuity of experience and vision. Through its approach to compensation, the Company encourages its executive officers to dedicate themselves to improving the Company’s long-term prospects and financial results. The Company’s compensation program also encourages a focus on performance among its executive officers by relating a significant portion of their total compensation to Company performance. In order to satisfy these goals, the Company has developed a systematic approach to implementation of its executive compensation philosophy. The Company periodically reviews and revises its approach to align its compensation program with the evolution of compensation practices generally and to reflect changes in its management structure and business environment.

     It is the compensation committee’s philosophy that all elements of compensation should be positioned between the 50th and 75th percentiles of the Company’s peer group to the extent this results in competitive and reasonable levels of direct compensation.

     In accordance with its practice, in fiscal year 2011, the Company undertook a comprehensive review of its compensation programs and decided to make certain changes, including the adoption of a new short-term cash incentive plan for its executive officers and a new Company-wide long-term equity incentive plan (see “Proposal 5 – Approval of the Pall Corporation 2012 Executive Incentive Bonus Plan” and “Proposal 6 – Approval of the Pall Corporation 2012 Stock Compensation Plan”), subject to shareholder approval at this meeting. As described in greater detail below, the proposed plans offer greater flexibility to the compensation committee in structuring its compensation programs to further its compensation philosophy.

     The following discussion describes the Company’s executive compensation program principally as it relates to the “named executive officers” or “NEOs” for fiscal year 2011. The named executive officers are the chief executive officer, the chief financial officer and the three other most highly compensated executive officers serving in office on the last day of fiscal year 2011. The named executive officers have been with the Company from nine to 36 years.

Compensation Policies and Practices and Risk Management

     As required by the committee’s charter and SEC rules, during fiscal year 2011, the compensation committee conducted a review of the Company’s compensation policies and practices to evaluate whether they encourage unnecessary or excessive risk-taking. Their review was based on a comprehensive analysis by Towers Watson of incentive compensation programs applicable to the named executive officers and a comprehensive analysis by the Company’s senior global compensation team of incentive compensation programs applicable to all employees, excluding the named executive officers. The analyses of the incentive compensation programs assessed the programs’ design, structure, philosophy, characteristics, performance measurements and targets and the effectiveness of Company-wide controls on mitigating the risk of inappropriate incentives and misconduct. The compensation committee concluded, in concurrence with management’s assessment, that the Company’s compensation policies and practices do not create risks that are reasonably likely to have a material adverse effect on the Company as:
  The Company’s compensation mix is appropriately balanced and incentive compensation is not overly weighted towards short-term performance at the expense of long-term value creation,

  The compensation for employees, other than executive officers, is largely comprised of base salary, which does not create an incentive for excessive risk,

  A portion of incentive compensation is delivered in the form of long-term stock awards (restricted stock units and options) in addition to short-term cash awards,

  The incentive compensation mix is appropriately balanced as it includes highly leveraged incentives (stock options) and non-leveraged incentives (restricted stock units),

  The Company’s long-term equity compensation has a longer vesting period than the median for the Company’s peer group,

  The termination benefits in the executive employment contracts are in line with market practice,

  The majority of plans, including the bonus plan for the named executive officers, are capped in size, thereby limiting payout potential, and

  Multi-functional approvals are required with respect to awards, and the exercise of discretion is permitted in making awards, in order to mitigate the risk of inappropriate payouts.
Focus on Performance

     Cash Compensation

     Peer Group Review. To aid the Company in ensuring that its executive compensation program is in step with its peers and competitors in respect of both type and amount of compensation, the compensation committee has relied upon Towers Watson. The compensation committee has engaged Towers Watson generally on an annual basis to evaluate the cash compensation levels of the Company’s executive officers. Towers Watson uses published compensation survey data and peer group information (as discussed below in “Equity-Based Compensation”) to assess the competitiveness of the Company’s compensation program relative to identified companies and to determine whether actual compensation paid fairly reflects the goals of the Company’s compensation philosophy. These goals include:
  base salaries between the 50th and the 75th percentile of the peer group, and total cash compensation (base salary plus annual bonus) between the 50th and 75th percentile of the peer group when target bonuses are earned.

     Towers Watson’s most recent report to the Company covering cash compensation of the NEOs was performed in July 2010. The compensation committee referred to this report in ensuring that fiscal year 2011 cash compensation remained competitive in the marketplace.

     Individual Performance. While looking to peer group practices, the compensation committee is also mindful of the Company’s position as a business demanding specialized industry knowledge and multinational experience of its executive officers. In addition, in its overall assessment of compensation, the compensation committee takes into account each named executive officer’s individual performance. However, no one element of compensation is determined directly by reference to individual performance (although the compensation committee has the discretion to raise base salaries by taking into account individual performance). The chief executive officer reports to the compensation committee the results of his performance assessments of the other named executive officers. With respect to Mr. Krasnoff, the compensation committee set specific personal goals. With respect to the other NEOs, Mr. Krasnoff set, and the compensation committee approved, specific personal goals. The table below lists the personal goals and objectives for the named executive officers in fiscal year 2011.

Named Executive Officer	Fiscal Year 2011 Goals and Objectives
Eric Krasnoff Former CEO & President
  Achieve the fiscal year 2011 financial plan,
  Continue to increase buy and sell side coverage of the Company,
  Meet with major Company shareholders in fiscal year 2011,
  Complete the Company’s conversion to a global enterprise resource planning software, except for the Western Hemisphere, by the end of fiscal year 2011,
  Develop an effective R&D plan,
  Complete the restructuring of the R&D group,
  Develop an evaluation process for effectiveness of audits and Internal Audit staff,
  Broaden process to conduct workforce planning throughout the Company,
  Continue to work with the board on senior management development and succession planning,
  Perform basic review of Enterprise Risk Management universe to update process,
  Evaluate and develop strategies to mitigate the new enterprise risk profile, and
  Develop new M&A strategy for board approval.

Lisa McDermott CFO & Treasurer
  Expand strategic and operational support to chief executive officer and chief operating officer, including supporting implementation of global enterprise system,
  Improve cash flow reporting and forecasting; refine short- and long-term scenario-based forecasts and plans for cash generation, capital allocation and cash repatriation,
  Continue to execute on the enhancements to cash management capabilities,
  Oversee testing and monitoring of processes in connection with European headquarters and complete design phase and implementation phase in connection with new headquarters in Asia,
  Continue to drive strategies to monitor and drive improved management of working capital, and
  Enhance talent management processes within Finance group.

Roberto Perez Chief Operating Officer
  Oversee financial performance of Pall Industrial and Pall Life Sciences in order to achieve fiscal year 2011 financial plan,
  Oversee the implementation of strategic and tactical plans of Pall Industrial and Pall Life Sciences for sustainable business growth in line with the Company’s five-year plan and update the plan to maintain a five-year horizon,
  Work in coordination with the Company’s global teams to effectively and timely implement corporate initiatives,
  Together with the chief technology officer and business leaders of Pall Industrial and Pall Life Sciences, revamp the development process, technology organization competency, and base material capability for application development,
  Oversee global talent management and talent development at Pall Industrial and Pall Life Sciences,
  Continue to support the Company’s implementation of a global enterprise resource planning software system, and
  Improve business processes between Pall Industrial and Pall Life Sciences.

Yves Baratelli President - Pall Life Sciences
  Achieve the fiscal year 2011 financial plan,
  Implement the strategic and tactical plan for sustainable business growth in line with the Company’s five-year plan and update the plan to maintain a five-year horizon,
  Successfully integrate the Food & Beverage group into Pall Life Sciences,
  Continue to develop Pall Life Sciences’ technology capability to fill strategic gaps,
  Continue to develop Pall Life Sciences’ organization and talent management initiatives, and
  Work in coordination with the Company’s global teams to effectively and timely implement corporate initiatives.

Wolfgang Platz President - Pall Industrial
  Achieve the fiscal year 2011 financial plan,
  Ensure availability and execution of regional tactical business plans and continue to invest in geographic expansion,
  Ensure commencement of operations at Pall Industrial’s facilities in Switzerland and Singapore in fiscal year 2011,
  Implement business focus across all markets in each region and establish business support structure and sales motivation scheme,
  Launch process in all regions to foster available talent, better understand and close capability gaps, and reshape regional infrastructure to accelerate sustainable business growth, and
  Expand systems service business.

     The compensation committee determined that each named executive officer had substantially achieved the personal goals and objectives outlined above for such officer in fiscal year 2011.

     2011 Annual Base Salaries. During fiscal year 2011, the Company had an employment contract with each of the named executive officers. Each of the employment contracts contained provisions with respect to base salary (including, with respect to Mr. Krasnoff’s employment contract, a mandatory adjustment for annual changes in the U.S. consumer price index (“CPI”)). The employment contracts with Mr. Perez, Ms. McDermott and Mr. Baratelli provide for an annual review of the executive’s base salary by the chief executive officer. Any increase in base salary recommended by the chief executive officer must be approved by the compensation committee in its sole discretion. As an elected officer of the Company (president of Pall Industrial), the compensation committee reviews Mr. Platz’s base salary. Mr. Platz’s current employment agreement is consistent with prevalent practice in Europe, where he currently resides.

     In evaluating any increases, the compensation committee generally takes into account recommendations made by the chief executive officer for all officers other than himself, individual performance, internal relationships and peer group practices as shown in the data supplied by Towers Watson in its reports.

     For fiscal year 2011, the compensation committee increased the base salary for Mr. Krasnoff by the minimum mandatory adjustment based on the CPI required under his employment contract as in effect at the time of the increase (1.10%). The committee increased Mr. Perez’s base salary by 21% to reflect his new corporate role and responsibilities as chief operating officer. Ms. McDermott’s base salary was increased by 12% to better align her salary with those contained in the peer group data. The compensation committee maintained Mr. Baratelli’s base salary at its fiscal year 2010 level, as the committee determined it is competitive with the Company’s peer group. In connection with his promotion to president of Pall Industrial in February 2011, the compensation committee increased Mr. Platz’s base salary by 3.2% to reflect his new role and responsibilities, bringing Mr. Platz’s base salary in parity with Mr. Baratelli’s base salary. Details regarding base salary paid in fiscal year 2011 may be found in the “Summary Compensation Table.”

     2011 Annual Incentive Bonuses. In fiscal year 2011, each named executive officer’s employment contract contained provisions with respect to annual bonus, payable under the Bonus Plan. The Bonus Plan is the Company’s short-term incentive vehicle and was approved by the Company’s shareholders for fiscal years beginning in 2004 and was re-approved by shareholders at the 2009 Annual Meeting of Shareholders. In fiscal year 2011, it was the primary means by which cash compensation of the Company’s named executive officers was tied to the Company’s financial performance.

     Under the Bonus Plan, the first element used to determine the annual bonus payable to an executive is the executive’s “maximum target bonus percentage,” which is the maximum bonus payable to that executive for the year, expressed as a percentage of his or her base salary. This percentage is specified in the executive’s employment contract, although the compensation committee has the ability to increase the percentage, for example, based on an increase in responsibilities or upon a promotion. The maximum target bonus percentages for Messrs. Perez, Baratelli and Platz were increased commensurate with their new positions and responsibilities as chief operating officer, president of Pall Life Sciences, and president of Pall Industrial, respectively. The maximum target bonus percentage of each named executive officer for fiscal year 2011 was as follows:

Eric Krasnoff	150%
Lisa McDermott	105%
Roberto Perez	112.5%
Yves Baratelli	105%
Wolfgang Platz	105%

     Under the Bonus Plan, the second element used to determine the annual bonus payable to an executive is the “minimum R.O.E. target,” the “maximum R.O.E. target” and, in some fiscal years, appropriate intermediate R.O.E. targets. These targets are set annually by the compensation committee for the succeeding fiscal year. The minimum R.O.E. target is the “return on equity” that must be exceeded in order for any bonus to be paid to an executive for that year. The maximum R.O.E. target is the return on equity that must be achieved in order for an executive to receive a maximum bonus equal to his or her target bonus percentage. If no intermediate targets are set, the formula utilizes a straight line interpolation for performance levels between the minimum R.O.E. target and maximum R.O.E. target in determining the amount of bonus to be paid.

     “Return on equity” means the percentage determined by dividing “net earnings” for a fiscal year by “average equity” for that year, using the following definitions:
  Net earnings for any fiscal year is the after-tax consolidated net earnings of the Company and its subsidiaries, either (a) as certified by the Company’s independent auditors, or (b) as reported to such auditors by our chief financial officer at a meeting of the audit committee held prior to the date on which the Company’s annual report is filed with the SEC, and accepted by the independent auditors at such meeting, subject to events occurring after that meeting and prior to the date of the auditors’ certification of the financial statements. In either case, net earnings are adjusted to eliminate the effects of foreign currency translation, any acquisitions, divestitures, discontinuance of business operations, restructuring or any other special charges, the cumulative effect of accounting changes, and “extraordinary items” as determined under U.S. generally accepted accounting principles insofar as these items are separately disclosed in the Company’s annual report.
  Average equity for any fiscal year means the average of shareholders’ equity as shown in the consolidated balance sheets of the Company and its subsidiaries for each of the two most recently completed fiscal years, excluding amounts recorded as “accumulated other comprehensive” income or loss and adjusted by items eliminated in the calculation of net earnings.
     In October 2010, the compensation committee fixed the targets for fiscal year 2011 as follows:

Minimum R.O.E. target	17.35%
Maximum R.O.E. target	22.78%

     In discussing the R.O.E. targets, the committee considered (a) its compensation philosophy, including goals of rewarding its executive officers for sustained Company performance that is tied directly to shareholder interests and providing for a stable team of highly qualified executive officers, (b) prior bonus targets and payouts and Company performance (including earnings), with particular focus on fiscal years 2009 and 2010, and (c) the then current economic climate and general economic outlook for fiscal year 2011. The committee determined the maximum R.O.E. target for fiscal year 2011 based upon a year-over-year increase in estimated pro forma earnings of 19.7% over fiscal year 2010 that equated to pro forma earnings per share for fiscal year 2011 of $2.56, reflecting a demanding and realistic objective for earnings growth for fiscal year 2011 over fiscal year 2010. Details regarding the minimum, target and maximum awards produced under the Bonus Plan formula may be found in “Grants of Plan-Based Awards for Fiscal Year 2011.”

     All of the named executive officers received their annual bonus for fiscal year 2011 based solely on the Company’s return on equity for fiscal year 2011 under the Bonus Plan except for Messrs. Baratelli and Platz. As president of Pall Life Sciences and as president of Pall Industrial, respectively, 50% of the target bonus for Messrs. Baratelli and Platz is based on the Company’s return on equity, and 50% is based upon the operating profit targets for the applicable business segment. In October 2010, the compensation committee reviewed and approved the operating profit targets for Pall Life Sciences and, in April 2011, it reviewed and approved the operating profit targets for Pall Industrial. The targets are as follows:

Operating Profit* Targets for Pall Life Sciences and Pall Industrial For Fiscal Year 2011

	Pall Life Sciences	Pall Industrial
Minimum Target	$253.7 million	$135.6 million
Maximum Target	$319.6 million	$193.7 million

____________________

*	Operating Profit targets and actual results achieved against targets are in constant foreign exchange rates consistent with the Company’s financial reporting practices.

The committee determined the maximum operating profit target for Life Sciences based upon a year-over-year increase in operating profit of 15.7% reflecting a demanding and realistic objective for operating profit growth for fiscal year 2011 over fiscal year 2010.

The committee determined the maximum operating profit target for Industrial based upon a year-over-year increase in operating profit of 18.0% reflecting a demanding and realistic objective for operating profit growth for fiscal year 2011 over fiscal year 2010.

     Prior to his promotion in February 2011, Mr. Platz’s maximum target bonus percentage was 55% and his bonus was a pro rata calculation of the following metrics for Pall Industrial (the “Industrial metrics”): global profit, Europe profit, global revenue, days sales outstanding for Europe and days in inventory outstanding. Accordingly, Mr. Platz’s bonus for fiscal year 2011 is a blend of the 55% maximum target bonus percentage prior to his promotion and the 105% maximum target bonus percentage effective after his promotion.

     The compensation committee has the ability to exercise discretion to reduce (but not increase) any bonus amount otherwise payable to any named executive officer as calculated in accordance with the Bonus Plan formula to:
  reflect any decreases in or charges to earnings that were eliminated in determining net earnings,

  reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings,

  reflect the committee’s evaluation of the executive’s individual performance, and reflect any other events, circumstances or factors that the committee believes to be appropriate in determining the amount of the bonus to be paid to the executive for the year.
     As described above under the Bonus Plan formula, in determining return on equity (and in particular the net earnings component), the after-tax consolidated net earnings of the Company were adjusted to eliminate any effect of foreign currency translation. The committee exercised its discretion and did not make any additional adjustments in accordance with the Bonus Plan formula as described above in determining return on equity (and in particular the net earnings component). Based on the Bonus Plan formula, the Company’s R.O.E. for fiscal year 2011 was 23.13%. As the minimum R.O.E. target and maximum R.O.E. target for fiscal year 2011 fixed by the committee in October 2010 was 17.35% and 22.78%, respectively, under the Bonus Plan formula, the named executive officers whose bonus is based solely on the Company’s return on equity received 100% of their respective maximum target bonus percentages.

     The Company calculated the operating profit for Pall Life Sciences to be $326.2 million for fiscal year 2011. Based on the formula with respect to the performance of Pall Life Sciences, the compensation committee determined that 100% of the maximum bonus amount for the operating profit targets portion of Mr. Baratelli’s maximum bonus percentage should be paid.

     The operating profit for Pall Industrial was calculated to be $190.3 million for fiscal year 2011. In making the calculation, the compensation committee adjusted the operating profit for two special items (costs associated with a plant closure and costs incurred due to a natural disaster). Based on the formula with respect to the performance of Pall Industrial, the committee determined that 99.7% of the maximum bonus amount for the operating profit targets portion of Mr. Platz’s maximum bonus percentage should be paid. With respect to the portion of Mr. Platz’s bonus based on the Industrial metrics, the committee determined that 93.7% of the maximum bonus amount should be paid based on the overall goal attainment.

     In September 2011, the committee approved final bonuses for fiscal year 2011 to the named executive officers in accordance with the formula as follows:

	Maximum	Bonus Amount
Named Executive Officer	Percentage of Base Salary*	(100% of Maximum Percentage)**
Eric Krasnoff	150%	$1,392,500
Lisa McDermott	105%	$435,750
Roberto Perez	112.5%	$562,500
Yves Baratelli	105%	CHF 548,280
Wolfgang Platz	105%	EUR 260,372

____________________

*	The maximum percentage for Mr. Platz reflects his current percentage as it was increased to 105% from 55% upon his promotion.

**	Mr. Platz’s bonus amount is 76.4% of his base salary which is a blend of Mr. Platz’s maximum bonus percentages before and after his promotion.

Equity-Based Compensation

     The Stock Plan and the Management Stock Purchase Plan were designed to complement the Bonus Plan and to provide long-term equity-based incentive compensation to the Company’s executive officers. These plans reflect the compensation committee’s view that equity-based compensation provides executive officers with opportunities for capital accumulation, promotes long-term executive retention and, by fostering a proprietary interest in the Company, further aligns the interests of our executive officers with those of the Company’s shareholders.

     2011 Grants under the Stock Plan. The purpose of the Stock Plan is to attract and retain individuals of outstanding ability to serve in positions of responsibility by providing an opportunity to acquire or increase their proprietary interest in the Company and by providing incentives and awards to motivate their efforts towards the growth and success of the Company.

     The Company’s long-standing practice is to provide long-term incentive compensation to its executive officers in the form of stock options and restricted stock units. Since January 2004, the Company has used a mix of nonqualified stock options and restricted stock units (reviewed annually to determine the most appropriate split) in its annual equity grants to executive officers. Although our peers generally allocate a greater portion of long-term equity-based incentive value to restricted stock or stock units than stock options, the compensation committee generally allocates at least one half of total annual equity grant values to stock options. This practice ensures that the value of earned equity compensation will be at the high end of the peer group range when warranted by substantial shareholder value creation.

     Prior to determining annual equity grant values, the committee conducts a detailed review of all elements of total direct compensation, including equity grants, base salaries and annual bonuses. Each year, Towers Watson provides the committee with an assessment of compensation levels for the Company’s peer group. Upon reviewing this market data in light of compensation targets and qualitative factors as described above, the Company’s chief executive officer recommends equity grant values for the other named executive officers. The committee evaluates these recommendations, adjusts them as it deems appropriate, and approves final equity grant values. The committee meets with Towers Watson, without the chief executive officer present, to review market data for the chief executive officer and establish and approve his equity grant value.

     For its fiscal year 2011 assessment, Towers Watson continued to benchmark the Company against the peer group previously established based on:
  similar revenue (greater than $1 billion and less than $4.5 billion),

  similar market value (greater than $2.5 billion and less than $10 billion),

  historical precedent (companies included in the peer group in the past),

  considerations relating to business strategy and model (companies with product lines and target markets significantly overlapping with those of the Company’s), and similar employee headcount (greater than 5,000 and less than 20,000).

     The peer group companies were:

Ametek Inc	Donaldson Co.	PerkinElmer Inc.	Waters Corp.
Bard (C.R.)	Flowserve Corp.	SPX Corp.	Zimmer Holdings
Beckman Coulter	Mueller Industries	Steris Corp.
Bio-Rad Laboratories	Pentair Inc.	Teleflex Inc.

     Towers Watson based its assessment upon publicly reported data of the peer group companies, generally data included in documents filed in 2010 describing 2009 compensation.

     The peer group was revised from prior years to reflect the acquisition of Millipore Corp. by Merck KGaA. Early in fiscal year 2011, the compensation committee asked Towers Watson to review the Company’s peer group and recommend any appropriate changes. Upon review and discussion of Towers Watson’s recommendations, the committee revised its peer group in July 2011 for fiscal year 2012 to include Hubbell Inc., Life Technologies Corp. and Timken Company and to remove Mueller Industries and Steris Corp. In addition, the compensation committee will consider a replacement for Beckman Coulter in the next compensation review cycle, as it was recently acquired by Danaher Corporation.

     After taking Towers Watson’s assessment into consideration, the compensation committee made grants of stock options and restricted stock units to the named executive officers, other than Mr. Krasnoff and Mr. Platz. In connection with the announcement in January 2011 of Mr. Krasnoff’s planned retirement, Mr. Krasnoff entered into an amended and restated employment agreement with the Company under which he was not entitled to any new equity grants (see “Post-Fiscal Year End Events – Krasnoff Retirement” below). Mr. Platz was not an officer as defined under Section 16 of the Exchange Act at the time the grants were made.

     In connection with the announcement of Mr. Krasnoff’s planned retirement, the compensation committee made additional grants (the “retention grants”) of restricted stock units under the Stock Plan to Mr. Perez and Ms. McDermott. The retention grants were awarded to encourage the executives to remain with the Company and to continue to contribute to the success of the Company. The committee considered the performance of each executive when determining the amount of the retention grants. The restricted stock units have the same characteristics of other units granted under the Stock Plan except that the units will vest and settle on the second anniversary of the date of grant, as is appropriate for grants of this type. Additional details regarding the retention grants may be found in “Grants of Plan-Based Awards for Fiscal Year 2011.”

     Each of the stock options granted under the Stock Plan vests and becomes exercisable in four equal cumulative installments on each of the first, second, third and fourth anniversaries of the date of grant and expires on the seventh anniversary of its grant date. Any unexercised and unvested stock options are forfeited on termination of employment under the Stock Plan unless the instrument evidencing the grant or other agreement provides otherwise. Each of the restricted stock units granted under the Stock Plan, except as noted above, vests and is settled on the fourth anniversary of the date of grant unless deferred to a later date. Under the Stock Plan, the restricted stock units are forfeited on termination of employment prior to the expiration of the restricted period, unless the instrument evidencing the grant or other agreement provides otherwise. Pending the vesting of restricted stock units, participants also receive dividend equivalent units. Pursuant to their terms, the stock options and restricted stock units may vest earlier under certain circumstances. Details regarding early vesting may be found in “Potential Payments Upon Termination or Change in Control.”

     Management Stock Purchase Plan. The purpose of the Management Stock Purchase Plan is to encourage key employees of the Company to increase their ownership of the Company’s common stock. Under the Management Stock Purchase Plan, key employees:
  may allocate portions of their cash compensation, using both pretax and after-tax dollars, to purchase restricted units, each representing the right to receive one share of common stock upon vesting or later delivery if deferred, receive additional units from the Company to match on a one-for-one basis the units they purchase under the Management Stock Purchase Plan (such match is subject to vesting), and receive additional units equal to the dollar amount of dividends paid on common stock during the vesting period (or deferral period, if any) with respect to units credited to their accounts (“dividend equivalent units”).
     The restricted units are not taxed until they are settled in shares of common stock, permitting U.S. taxpayer participants to defer taxation on base salary and annual bonus compensation earned in a given year and on compensation received in the form of the matching units.

     Based on a number of considerations, the compensation committee determined that beginning in fiscal year 2012 named executive officers would no longer be able to participate in the Management Stock Purchase Plan prospectively, primarily because, upon re-evaluation, the committee felt the elimination of such participation would give the compensation committee more direct control over total executive compensation. Named executive officers who have participated previously will retain their account balances and the Management Stock Purchase Plan remains available for other key employees.

     Total Direct Compensation

     As stated earlier, the compensation committee believes that all elements of compensation should be positioned between the 50th and 75th percentiles of the peer group, but only to the extent that this results in competitive and reasonable levels of total direct compensation. As the table below indicates, the fiscal year 2011 base salaries for Ms. McDermott, Mr. Baratelli and Mr. Platz were not within the targeted range. In fiscal year 2011, the compensation committee adjusted Ms. McDermott’s base salary to $415,000 to be more in line with those in the peer group. The base salaries of Messrs. Baratelli and Platz were slightly above the targeted range. With respect to the named executive officers, the maximum compensation under the Bonus Plan is considerably lower than the maximum amounts payable under the annual incentive programs of our peer group as the table below illustrates. The actual bonuses paid to the executive officers were substantially above the 75th percentile, reflecting the Company’s strong 2011 performance resulting in total cash compensation in excess of the 75th percentile as well. The table below illustrates that fiscal year 2011 total direct compensation for the named executive officers was within or very near the targeted range other than for Messrs. Krasnoff and Platz primarily as a result of not receiving an annual equity grant (as discussed above). The committee also recognizes that the Company delivered a strong financial performance in 2011, resulting in maximum payouts under the Bonus Plan. Had annual bonuses been earned at a level below maximum, the actual bonus would have fallen within the 50th to 75th percentile.

		Base Salary				Max Bonus				Actual Bonus
Named
Executive			Peer	Peer	Pall		Peer	Peer	Pall		Peer	Peer	Pall
Officer	Position	Pall(1)	50th(2)	75th(2)	%ile	Pall(1)	50th(2)	75th(2)	%ile	Pall(1)	50th(2)	75th(2)	%ile
Eric	Former CEO &
Krasnoff	President	$928,393	$843,534	$983,585	70th	$1,392,590	$1,805,127	$2,040,746	27th	$1,392,590	$812,906	$1,320,197	82nd
Lisa	CFO &
McDermott	Treasurer	$415,000	$424,739	$494,272	42nd	$435,750	$693,716	$724,800	23rd	$435,750	$283,571	$345,638	86th
Roberto	Chief
Perez	Operating	$500,000	$454,000	$510,232	69th	$562,500	$586,874	$795,002	46th	$562,500	$328,657	$406,168	94th
	Officer
Yves	President -
Baratelli (4)	Life Sciences	$487,000	$448,294	$473,750	78th	$511,350	$497,282	$586,750	54th	$511,350	$231,050	$338,055	99th
Wolfgang	President -
Platz (5)	Industrial	$487,000	$448,294	$473,750	78th	$511,350	$497,282	$586,750	54th	$349,523	$231,050	$338,055	77th

		Actual Total Cash Compensation				Long-Term Incentives3				Actual Total Direct Compensation
Named
Executive			Peer	Peer	Pall		Peer	Peer	Pall		Peer	Peer	Pall
Officer	Position	Pall(1)	50th(2)	75th(2)	%ile	Pall(1)	50th(2)	75th(2)	%ile	Pall(1)	50th(2)	75th(2)	%ile
Eric	Former CEO &
Krasnoff	President	$2,320,983	$1,725,020	$2,260,790	81st	$0	$3,178,699	$3,671,921	min	$2,320,983	$4,812,411	$5,745,297	13th
Lisa	CFO &
McDermott	Treasurer	$850,750	$732,543	$854,436	69th	$1,000,000	$718,327	$1,076,023	67th	$1,850,750	$1,397,346	$2,188,681	71st
Roberto	Chief
Perez	Operating	$1,062,500	$754,151	$933,319	90th	$1,100,000	$839,167	$1,292,448	62nd	$2,162,500	$1,553,387	$2,293,851	67th
	Officer
Yves	President -
Baratelli (4)	Life Sciences	$998,350	$650,342	$771,011	99th	$585,000	$641,868	$773,729	41st	$1,583,350	$1,195,570	$1,459,952	77th
Wolfgang	President -
Platz (5)	Industrial	$836,523	$650,342	$771,011	84th	$0	$641,868	$773,729	min	$836,523	$1,195,570	$1,459,952	31st
____________________

(1)	Reflects annualized base salary, as opposed to actual base salary earned during the fiscal year (as reflected in footnote 1 to the Summary Compensation Table).

(2)	Peer group data based on analyses conducted by Towers Watson prior to the July 14, 2010 meeting of the compensation committee.

(3)	The long-term incentive amounts exclude the value of any retention grants.

(4)	Swiss Francs were converted to USD based on the Swiss franc to USD exchange rate on April 25, 2010 of .932505 for Mr. Baratelli, then rounded to the next thousand; the bonus value is calculated from this base salary.

(5)	Euros were converted to USD based on the Euro to USD exchange rate on February 10, 2011 of 1.3424 for Mr. Platz. Additionally, we note that from August 1, 2010 to February 8, 2011, Mr. Platz had a 55% maximum bonus and upon his promotion, he had a 105% maximum bonus. His compensation data in the Summary Compensation Table and Grants of Plan Based Awards Table reflect his actual opportunity for the year while the maximum bonus in the table reflects his go-forward maximum bonus opportunity. Actual compensation is presented as earned/paid.

     Employment Contracts

     As noted earlier, the Company has entered into an employment contract with each named executive officer. The following describes each NEO employment contract as in effect at the end of fiscal year 2011, except as noted.

     The Company historically has had employment agreements with its senior executives, including its named executive officers, to provide certain terms and conditions regarding trade secrets, confidentiality, invention and patent covenants, which apply during and subsequent to employment. They expire when the executive reaches age 65.

     Each employment contract as currently in effect, except for Mr. Platz’s contract, provides that during employment and for 12 to 24 months after termination of employment (with the length depending upon the circumstances of the termination), the named executive officer may not engage in any activity that is competitive to any material extent with the business of the Company, may not disparage the Company, and may not solicit customers and employees of the Company. The employment contract with Mr. Platz requires him to maintain the Company’s confidential information during and after termination of employment. In addition, during employment and for two years after termination of employment, Mr. Platz may not engage in any competitive activity against the Company or solicit any Company employee.

     In March 2011, the Company entered into an amended and restated employment contract with Mr. Krasnoff to reflect his planned retirement as chief executive officer and president of the Company and clarify certain of the benefits to be provided upon his departure. Mr. Krasnoff’s retirement was effective October 3, 2011. Details regarding payments to be made to Mr. Krasnoff in connection with the termination of his term of employment are discussed below under “Post-Fiscal Year End Events – Krasnoff Retirement.”

     With respect to Mr. Perez, Ms. McDermott and Mr. Baratelli, upon a separation from service due to termination by the Company without cause or, by Mr. Perez, Ms. McDermott or Mr. Baratelli for “good reason”, the executive will receive monthly, for 24 months, a payment equal to 1/12 of annual base salary plus target bonus percentage (70%) multiplied by base salary, and the executive’s unvested restricted stock units, Management Stock Purchase Plan units and stock options will continue to vest and settle or become exercisable, as appropriate, in the usual manner until the second anniversary of such executive’s separation from service. The employment contracts define “good reason” as (a) a material diminution in base salary, (b) a material diminution in authority, duties or responsibilities of the executive or of the person to whom the executive is required to report, (c) a material change in geographic location or budget over which the executive retains authority, or (d) any action or inaction that constitutes a material breach by the Company of the contract (“NEO Good Reason”). Upon a change in control, unvested restricted stock units, Management Stock Purchase Plan units and stock options will immediately vest.

     The employment contracts with Mr. Perez, Ms. McDermott and Mr. Baratelli also provide for its termination upon death or disability, upon the executive reaching age 65, by the executive without NEO Good Reason and for cause by the Company. Upon separation from service on their death or disability, Mr. Perez, Ms. McDermott and Mr. Baratelli (or their estate, as applicable) will be entitled to an amount equal to the executive’s base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for 12 months after the month in which death or disability occurs, monthly payments equal to 1/12 of the sum of 50% of base salary and 50% of target bonus percentage multiplied by base salary. Upon separation from service by the Company for cause or by Mr. Perez, Ms. McDermott and Mr. Baratelli without NEO Good Reason, the executive would not be entitled to any compensation (other than as accrued to the date of the separation from service).

     With respect to Mr. Platz’s contract, the Company or Mr. Platz may terminate the contract upon seven months’ notice to the other party consistent with the terms of employment for senior executives in Europe, where Mr. Platz currently resides.

     Details regarding the possible payments under the employment contracts of Messrs. Perez, Baratelli and Platz and Ms. McDermott upon his or her termination of employment or change in control of the Company may be found in “Potential Payments upon Termination or Change in Control.”

     Supplemental Retirement Benefit

     Krasnoff Contract Pension. Mr. Krasnoff’s employment contract provides for an annual pension payment beginning on the second anniversary of his separation from service and continuing for ten years, conditioned, while Mr. Krasnoff is alive, upon his being available for advisory services to the Company upon request of the board for up to 15 hours a month and not engaging in any activity competitive to any material extent with Company business without prior Company consent.

     Supplementary Pension Plan. In addition to providing the tax-qualified Pall Corporation 401(k) Plan (the “401(k) Plan” formerly known as the Pall Corporation Profit-Sharing Plan) and cash balance pension plan for all of its U.S. employees, including its named executive officers, the Company maintains two supplementary plans for its executive officers that are not tax-qualified. The Company’s Supplementary Pension Plan is available to certain key officers, including Messrs. Krasnoff and Perez and Ms. McDermott, and provides lifetime pension payments that will, when added to primary Social Security benefits and payments from other retirement programs, such as the Company’s tax-qualified Cash Balance Pension Plan, on an annual basis equal 50% of a participant’s average of the three highest of the participant’s last five years’ cash compensation (salary and bonus) prior to termination. Payments under the Supplementary Pension Plan are conditioned upon the participants, both before and after termination of employment, abiding by secrecy and invention agreements and certain non-compete provisions set forth in the plan. Payments under the plan are forfeited if the participant is fired by the Company for gross negligence or willful misconduct.

     Details regarding pension benefits under Mr. Krasnoff’s contract and the Supplementary Pension Plan may be found in “Pension Benefits for Fiscal Year 2011.”

     Supplementary Profit-Sharing Plan. The Company’s Supplementary Profit-Sharing Plan provides a benefit to U.S.-based executives to make up for contributions that cannot be made to the executives’ accounts by law under the 401(K) Plan and for earnings that could have been earned on such contributions. In fiscal year 2011, no contributions were made to the Supplementary Profit-Sharing Plan on behalf of any participants, including the named executive officers. Details regarding benefits under the Supplementary Profit-Sharing Plan may be found in “Nonqualified Deferred Compensation for Fiscal Year 2011.”

     Benefits Protection Trust. The Company has established a Benefits Protection Trust to which it makes voluntary contributions to help meet its obligations under the Supplementary Pension Plan and the Supplementary Profit-Sharing Plan, as well as any severance payable to Mr. Krasnoff under his employment contract and the Company’s obligation to pay Mr. Krasnoff’s contract pension. In the event of a “change in control” of the Company (as defined in the trust agreement), the trust fund must thereafter be used to satisfy these obligations other than in the event of an insolvency of the Company when such amounts will be available to its general creditors. The balance in the Benefits Protection Trust at the end of fiscal year 2011 was $81,160,568.

     Perquisites and Welfare Benefits

     Generally, the Company does not provide many perquisites to its named executive officers. Each named executive officer receives a car allowance. Mr. Platz also received a relocation expense bonus, tax advice and tax preparation in connection with his relocation to Switzerland.

     The named executive officers are entitled to reimbursement of certain expenses for personal tax and estate planning under a policy approved by the compensation committee in September 2008 that provides for reimbursement of such expenses not to exceed $12,000 per year. Certain executives have also received sporting and concert tickets and airline club memberships. In the case of executives who relocate on behalf of the Company, relocation and housing costs are also provided. Mr. Perez has an interest free loan from the Company that was made in connection with his purchase of a home upon his relocation on behalf of the Company. See “Summary Compensation Table.” Named executive officers receive the same welfare benefits, consisting of medical, dental, life and disability insurance, on the same terms as all other employees of the Company. The named executive officers are not entitled to receive any welfare benefits as a retiree, other than Mr. Krasnoff whose contract provides for lifetime medical coverage for him and his spouse and minor children. The benefits consist of the same coverage and benefits as are provided under the hospitalization, medical and dental plans maintained by the Company for its nonunionized U.S. employees.

     In an effort to reduce the perquisites provided to the named executive officers, in fiscal year 2012 the compensation committee eliminated the car allowance and reimbursement for financial advisory services discussed above and adjusted base compensation to reflect the loss of the car allowance. The compensation committee did add one perquisite which is an annual physical at the Company’s expense. This perquisite is believed to not only benefit the executive, but also the Company and shareholders as well.

Equity-Based Compensation Grant Policy

     On January 10, 2007, the compensation committee adopted a written policy for the issuance of grants of equity-based compensation to officers and employees. Under the policy, as amended by the compensation committee on September 22, 2008, the committee will approve all grants to individuals who may be “covered employees” for purposes of Section 162(m) of the Code and to all board-elected officers of the Company. At its regularly scheduled committee meeting held in July of each year, based upon recommendations of the Company’s chief executive officer and any other relevant factors, the committee will approve the total annual equity grants for each non-executive employee based on a schedule listing the name and position of the employee and the type and amount of the applicable award. At its regularly scheduled committee meeting held in January of each year, based upon recommendations of the Company’s chief executive officer and any other relevant factors, the committee will approve the total annual equity grants for each “covered employee” and elected officer. The committee also will approve, at a regular or special meeting held on or prior to the contemplated grant date, all equity-based grants to newly hired or promoted employees or similar special grants not made at these meetings. All stock options will be granted at fair market value on the grant date as defined under the relevant plan (i.e., the NYSE closing price for the Stock Plan). The vice president of global compensation (or, if such position does not exist, the chief financial officer) is charged with ensuring compliance with the grant policy. The committee revised the policy in September 2008 to reflect the committee’s decision to determine equity grants based on dollar value rather than number of shares. As a result, the committee no longer approves a total number of aggregate shares for the following fiscal year’s annual grant to all employees but does review summary grant data to ensure compliance with the terms of the Company stock plans.

Common Stock Ownership Guidelines

     The compensation committee has established common stock ownership guidelines for the Company’s officers and other key employees. In fiscal year 2011, the current target ownership levels are 500% of annual base salary for the Company’s chief executive officer, 300% of base salary for any executive officer whose annual base salary exceeds $300,000, and 150% of base salary for any other executive officer whose annual base salary exceeds $150,000. Target ownership levels of common stock for other officers and key employees have been established based on annual base salary ranges. For these purposes, a person’s base salary means his or her annualized gross salary before any reductions for participation in benefit plans (including the amount of salary that he or she elects to receive in the form of restricted units under the Management Stock Purchase Plan), deferrals and similar withholdings. Those persons who began participating in the Management Stock Purchase Plan after its inception have six years from the dates of their participation to reach 100% of their target ownership levels. Participants with increased target ownership levels due to an increase in base salary are entitled to an additional two years to satisfy the new requirement. In calculating shares owned, the following are included in the calculation: shares owned outright and restricted stock units and restricted units held for the account of an employee under the Stock Plan and Management Stock Purchase Plan, respectively.

     The compensation committee has determined that, barring mitigating circumstances, any participant in the Management Stock Purchase Plan who does not meet the target stock ownership level will not be eligible to receive further grants of stock options until the target is met.

     Each of the named executive officers has met his or her target level or is in a grace period due to an increase in base salary. Total stock ownership as a percentage of the target ownership goal by each of the named executive officers who has met his or her target level ranges from 129% to 400%.

Taxes

     The Code limits the deductibility for federal income tax purposes of executive compensation paid by public companies to certain of their executive officers. Under Section 162(m) of the Code, the Company is not permitted to deduct compensation of the chief executive officer and the three other most highly paid executive officers (other than the chief financial officer) in excess of $1,000,000 for any fiscal year except to the extent that the compensation in excess of that amount meets the statutory definition of “performance-based compensation.”

     The Company intends that cash bonuses and certain equity grants (including stock options) granted under the Bonus Plan and the Stock Plan meet the statutory definition of “performance-based compensation.” However, the Company may from time to time award certain bonuses and equity grants that are not deductible under Section 162(m). For example, restricted stock units granted under the Stock Plan and matching units credited under the Management Stock Purchase Plan and any dividend equivalents on such units do not qualify as performance-based compensation. Nonetheless, the Company believes that the potential loss of a tax deduction is justified by the rationale for these awards.

     See also “Proposal 5 – Approval of the Pall Corporation 2012 Executive Incentive Bonus Plan” and “Proposal 6 – Approval of the Pall Corporation 2012 Stock Compensation Plan.”

Post-Fiscal Year End Events

     Krasnoff Retirement. On January 28, 2011, the Company announced that Mr. Krasnoff intended to retire on his 60th birthday in March 2012, or earlier on the identification and hiring of his successor.

     On March 4, 2011, the Company and Mr. Krasnoff entered into an amended and restated employment contract to reflect his planned retirement and to clarify certain of the benefits to be provided upon his departure. Following the board’s appointment of Mr. Kingsley as chief executive officer and president, Mr. Krasnoff’s retirement became effective on October 3, 2011. Pursuant to his contract, Mr. Krasnoff’s currently outstanding unvested stock options and restricted stock units granted under the Stock Plan and unvested units granted under the Management Stock Purchase Plan will continue to vest through March 9, 2014 in accordance with their vesting schedules (or upon a change in control of the Company, if earlier), and his stock options will continue to be exercisable until the expiration of their terms. The details of Mr. Krasnoff’s awards may be found in “Outstanding Equity Awards at End of Fiscal Year 2011” below. Mr. Krasnoff will also continue to receive his base salary from October 3, 2011 through March 9, 2012 ($425,254) and will be eligible to receive a pro rata bonus under the Bonus Plan in respect of fiscal year 2012 for the period August 1, 2011 to October 2, 2011, subject to the compensation committee’s discretion. In addition, Mr. Krasnoff will receive payments of an amount equal to the sum of his base salary (as adjusted annually for CPI) and 70% of maximum bonus (150% of base salary) for two years following his departure (approximately $3,942,000, excluding CPI increases). He will be eligible to receive other amounts under the Company’s retirement programs and nonqualified deferred compensation plans in accordance with their terms, including his annual contract pension amounts (see “Pension Benefits for Fiscal Year 2011” and “Nonqualified Deferred Compensation for Fiscal Year 2011”). Mr. Krasnoff is also entitled to lifetime medical coverage for himself and his dependents (estimated at a present value cost of $1,580,776 as of July 31, 2011). Mr. Krasnoff is subject to noncompetition, nonsolicitation and nondisparagement covenants until September 9, 2015. The employment contract also contains trade secret, confidentiality and invention and patent covenants that apply subsequent to employment. Under the terms of his annual contract pension, Mr. Krasnoff also is subject to certain restrictions for ten years commencing on October 3, 2013 (as discussed above under “Supplemental Retirement Benefit—Krasnoff Annual Contract Pension”). At the time of his retirement, the Company and Mr. Krasnoff each executed a general release of claims.

     Kingsley Agreement. In light of Mr. Krasnoff’s announced retirement, the board undertook a search for his successor. Effective October 3, 2011, Lawrence D. Kingsley became the new chief executive officer and president of the Company. The Company had previously entered into an employment agreement with Mr. Kingsley dated August 4, 2011. Mr. Kingsley was elected a director effective October 3, 2011, as required by the employment agreement.

     Mr. Kingsley’s employment with the Company is at-will and the employment agreement does not have a specified term. The employment agreement provides for an annual base salary of $950,000, subject to only upward adjustment upon annual reviews. Mr. Kingsley is eligible to participate in the Company’s annual cash incentive plan with a bonus target percentage of 125% of base salary and a maximum bonus percentage of 200% of base salary, pro rated for fiscal year 2012. Mr. Kingsley is also eligible for awards under the Stock Plan on the same terms as other named executive officers (described under “Equity-Based Compensation”). The employment agreement provides that Mr. Kingsley’s annual equity grant in 2012 will have a target value of not less than $4,000,000. In addition, Mr. Kingsley is eligible to participate in the Supplementary Pension Plan and will be vested with partial benefits once having worked for the Company continuously to age 55 and will be 100% vested in a full normal benefit as defined in the plan at age 60. Pursuant to the employment agreement, Mr. Kingsley (or his estate) will receive a minimum supplementary pension benefit that increases from year to year based on service in the form of a fully-vested single life annuity commencing at age 60 in the event of termination by the Company without cause, or by Mr. Kingsley for Good Reason (as defined below), death or disability during the first seven years after his start date. The employment agreement defines Good Reason as (a) any material breach by the Company of the employment agreement or any agreement referred to in the employment agreement, (b) any material reduction of Mr. Kingsley’s authority, duties or responsibilities, (c) a reduction by the Company of Mr. Kingsley’s base salary or target bonus percentage, (d) a material change in the geographic location of the Company’s principal headquarters, (e) a change in position to something other than chief executive officer, (f) a requirement that Mr. Kingsley report to anyone other than the board, (g) a failure of the board to re-nominate Mr. Kingsley as a member of the board; or (g) a failure of a successor company to assume the Company’s obligations under the employment agreement.

     The employment agreement provides for a sign-on cash bonus of $1,500,000. The bonus is subject to recapture by the Company (100% if termination within one year of his start date and 50% if termination within two years of his start date) if Mr. Kingsley is terminated for cause or resigns without Good Reason. Pursuant to the agreement, on October 3, 2011, Mr. Kingsley received an initial grant under the Stock Plan of stock options with a grant date value of $2,000,000 and restricted units with a grant date value of $2,000,000. In addition, to compensate for the loss of equity awards at his previous employer that Mr. Kingsley forfeited when he joined the Company, he was awarded a transition equity grant comprised of stock options to purchase 307,000 shares and 198,000 restricted stock units. The options vest in equal annual installments on each of the first four anniversaries of Mr. Kingsley’s start date, have an exercise price per share equal to the fair market value on the grant date and have a seven-year term. The initial restricted stock unit grant will vest on the fourth anniversary of Mr. Kingsley’s start date. The transitional grant of restricted stock units vests 50% on each of the second and fourth anniversaries of his start date. Each of the awards is subject to accelerated vesting in the event of termination by the Company without cause, Mr. Kingsley for Good Reason, death, disability or a change in control of the Company. Mr. Kingsley will forfeit any unvested awards if he is terminated by the Company for cause or if he resigns without Good Reason.

     Upon termination by the Company without cause or by Mr. Kingsley for Good Reason prior to a change in control, Mr. Kingsley will receive two times base salary plus two times target bonus amount, paid ratably over 24 months, and reimbursement for any COBRA premiums paid during his period of COBRA eligibility, subject to the execution of a general release and compliance with restrictive covenants. If such termination occurs within 12 months after a change in control, Mr. Kingsley will receive a lump sum payment of three times base salary and three times target bonus amount, as well as reimbursement of COBRA premiums.

COMPENSATION COMMITTEE REPORT

     The compensation committee reviewed and discussed the Company’s Compensation Discussion and Analysis with management. Based on this review and discussion, the compensation committee recommended to the board that the Compensation Discussion and Analysis be included in this Proxy Statement and the Company’s Annual Report on Form 10-K for fiscal year 2011.

     This report by the compensation committee is not to be deemed filed under the Securities Act of 1933 or the Securities Exchange Act of 1934, both as amended, and is not to be incorporated by reference into any other filing of the Company under those statutes except to the extent that the Company may expressly refer to this report for incorporation by reference in a particular instance.

     The undersigned, being all the members of the compensation committee, submit this report to the Company’s shareholders.

Compensation Committee
Cheryl W. Grisé (Chair)
Daniel J. Carroll, Jr.
Robert B. Coutts
Edwin W. Martin, Jr.

November 9, 2011

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal year 2011, Daniel J. Carroll, Jr., Robert B. Coutts, Cheryl W. Grisé, Ulric S. Haynes, Jr. (until December 15, 2010), Ronald L. Hoffman (until April 19, 2011), and Edwin W. Martin, Ph.D. served on the compensation committee of the board. None of the persons who served on the compensation committee are, or have been, an employee or officer of the Company or had any relationship requiring disclosure under Item 404 of Regulation S-K under the Exchange Act. In addition, none of the Company’s executive officers serves, or has served during the last completed fiscal year, as a member of the board or compensation committee of any other entity that has or has had one or more of its executive officers serving as a member of the Company’s board.

Summary Compensation Table

     The following table sets forth the compensation of each of the named executive officers for fiscal years 2011, 2010 and 2009 (other than for Mr. Baratelli and Mr. Platz for whom only fiscal year 2011 is required).

						Change in
						Pension Value
						and Nonqualified
					Non-Equity	Deferred
			Stock	Option	Incentive Plan	Compensation	All Other
Name and		Salary	Awards	Awards	Compensation	Earnings	Compensation	Total
Principal Position	Year	($)(1)	($)(2)	($)(3)	($)(4)	($)(5)	($)(6)	($)
Eric Krasnoff	2011	928,393	-0-	-0-	1,392,590	1,068,150	48,782	3,437,915
Former CEO &	2010	918,292	2,499,993	1,600,000	1,377,438	3,591,891	51,435	10,039,049
President	2009	923,835	1,715,991	700,700	836,994	1,661,474	52,475	5,891,469

Lisa McDermott	2011	415,000	1,000,000	500,006	435,750	534,323	25,267	2,910,346
CFO & Treasurer	2010	371,400	429,992	540,004	389,970	460,020	25,907	2,217,293
	2009	373,642	622,772	444,091	236,964	505,800	35,687	2,218,956

Roberto Perez	2011	500,000	1,050,000	549,996	562,500	930,844	32,887	3,626,227
Chief Operating	2010	385,359	417,061	540,004	404,627	277,945	31,949	2,056,945
Officer	2009	360,059	453,942	444,091	228,276	482,037	37,481	2,005,886

Yves Baratelli	2011	487,000	292,500	292,502	511,350	-0-	109,957	1,693,309
President, Life
Sciences

Wolfgang Platz	2011	457,277	-0-	-0-	349,523	366,708	123,710	1,297,218
President, Industrial
____________________

(1)	Base salary is paid in accordance with each named executive officer’s employment contract. The annualized base salaries for Mr. Baratelli and Mr. Platz were set by the compensation committee at $487,000 based on the exchange rates at the time of their respective promotions dates. Mr. Platz’s base salary earnings are prorated based on his promotion and converted to USD based on the Euro to USD exchange rate of 1.3424 on February 10, 2011. The economic value of Mr. Baratelli’s base salary was 522,171 Swiss franc in fiscal year 2011. Mr. Baratelli’s base salary as converted to USD based on the average Swiss franc to USD exchange rate for fiscal year 2011 of 1.075256 is $561,468. The economic value of Mr. Platz’s base salary was 340,641 Euros in fiscal year 2011. Mr. Platz’s base salary as converted to USD based on the average Euro to USD exchange rate for fiscal year 2011 of 1.376806 is $468,997.

(2)	Reflects the grant date fair value, calculated in accordance with U.S. generally accepted accounting principles, for each NEO for the employer matching units and restricted stock units granted to the NEO in each fiscal year under the Management Stock Purchase Plan and the Stock Plan, respectively. For additional information regarding the assumptions made in calculating these amounts, see Note 15, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2011 with respect to the grants made in fiscal year 2011 and the corresponding note to consolidated financial statements for fiscal years 2010 and 2009 for grants made in such years.

(3)	Reflects the grant date fair value, calculated in accordance with U.S generally accepted accounting principles, for each NEO for stock options granted to the NEO in each fiscal year under the Stock Plan. For additional information regarding the assumptions made in calculating these amounts, see Note 15, Common Stock, to the consolidated financial statements included in the Company’s Annual Report on Form 10-K for fiscal year 2011 with respect to the grants made in fiscal year 2011 and the corresponding note to consolidated financial statements for fiscal years 2010 and 2009 for grants made in such years.

(4)	Reflects annual bonus paid to the NEO under the Company’s Bonus Plan in each fiscal year. The economic value of Mr. Baratelli’s bonus was 548,280 Swiss franc for fiscal year 2011. Mr. Baratelli’s bonus as converted to USD based on the average Swiss franc to USD exchange rate for fiscal year 2011 of 1.075256 would be $589,541. The economic value of Mr. Platz’s bonus was 260,372 Euros for fiscal year 2011. Mr. Platz’s bonus amount is based on his earnings in Euro and prorated based on his promotion. The Euro amount was converted to USD based on the Euro to USD exchange rate of 1.3424 on February 10, 2011. Mr. Platz’s bonus as converted to USD based on the average Euro to USD exchange rate for fiscal year 2011 of 1.376806 would be $358,482.

(5)	Represents the aggregate increase in the actuarial present value of accumulated benefits under the Company’s tax-qualified Cash Balance Pension Plan, non-qualified Supplementary Pension Plan, in the case of Mr. Krasnoff, contract pension, and in the case of Mr. Platz, Versorgungsordnung 2005 based on the average Euro to USD exchange rate for FY 2011 of 1.376806. See “Pension Benefits for Fiscal Year 2011” for further information.

(6)	The amounts reported in All Other Compensation represent the aggregate incremental cost to the Company in fiscal year 2011 and consist of the following:

Eric Krasnoff	Company contributions to the 401(k) Plan Company car allowance Fees for professional tax services Airline club memberships Personal use of administrative assistant
Lisa McDermott	Company contributions to the 401(k) Plan Company car allowance Fees for estate and tax planning Personal use of administrative assistant
Roberto Perez	Company contributions to the 401(k) Plan Company car allowance Fees for estate and tax planning Imputed interest for outstanding loan to the Company Sporting and concert tickets
Yves Baratelli	Company car allowance Company contributions to statutory and supplementary Pillar Two ($96,286)
Wolfgang Platz	Company car allowance Fees for tax advice and tax assistance Relocation expense bonus ($56,449) Company contributions to Versorgungsordnung 2005 ($37,840)

     The amounts for All Other Compensation for Mr. Baratelli were converted to USD based on the average Swiss franc to USD exchange rate for fiscal year 2011 of 1.075256.

     The amounts for All Other Compensation for Mr. Platz were converted to USD based on the average Euro to USD exchange rate for fiscal year 2011 of 1.376806.

     For further information regarding the compensation set forth in the Summary Compensation Table, see “Compensation Discussion and Analysis” and “Pension Benefits for Fiscal Year 2011.”

Grants of Plan-Based Awards for Fiscal Year 2011

     The following table provides information concerning equity and non-equity incentive awards granted to the named executive officers under the Bonus Plan and the Stock Plan during fiscal year 2011. There can be no assurance that the grant date fair value of stock and option awards reported below will ever be realized by the named executive officers.

		Estimated			All Other	All Other		Grant Date Fair
		Future Payouts			Stock	Option		Value of Stock and
		Under Non-Equity			Awards:	Awards:		Option Awards(8)
		Incentive Plan Awards (1)			Number	Number of	Exercise or	($)
					of Shares of	Securities	Base Price
					Stock or	Underlying	of Option	Options	Stock
	Grant	Threshold	Target	Maximum	Units(5)	Options(6)	Awards(7)	Awards	Awards
Name	Date	($)	($)	($)	(#)	(#)	($/Sh)	($)	($)
Eric Krasnoff	—	1,393	981,776	1,392,590	—	—	—	—	—
Lisa McDermott	2/3/2011				9,244 (3)	31,807	$54.09	$500,006	$500,000
	2/3/2011				9,244 (4)		$54.09		$500,000
		436	307,204	435,750
Roberto Perez	2/3/2011				10,168 (3)	34,987	$54.09	$549,996	$550,000
	2/3/2011				9,244 (4)		$54.09		$500,000
		563	396,563	562,500
Yves Baratelli	2/3/2011				5,408 (3)	18,607	$54.09	$292,502	$292,500
		511	360,502	511,350
Wolfgang Platz (2)	—	358	252,579	358,267	—	—	—	—	—
____________________

(1)	Threshold represents the bonus payable to the named executive officer under the Bonus Plan if the threshold, or lowest possible achievement that would yield a bonus payment, is obtained. Target represents the bonus payable to the NEO under the Bonus Plan if the performance target is obtained and is calculated at 70.5% of maximum bonus. Maximum represents the bonus payable to the NEO under the Bonus Plan if highest performance results are achieved.

(2)	Mr. Platz’s maximum bonus opportunity was calculated based on a pro rata portion of time spent between prior and current role. From August 1, 2010 through February 8, 2011, Mr. Platz had a 55% maximum bonus and upon his promotion, he had a 105% maximum bonus from February 9, 2011 through July 31, 2011.

(3)	Represents the number of restricted stock units granted to the NEO under the Stock Plan on February 3, 2011. These restricted stock units will vest in full and be settled in common stock on a one-for-one basis on the fourth anniversary of the date of grant or, if occurring prior to that date, upon death, disability or a change in control of the Company. A prorated portion of any unvested restricted stock units will vest upon a termination of employment for eligible retirement (at or over age 65). Upon a separation from service following an involuntary termination of employment by the Company or termination by the executive for NEO Good Reason, the restricted stock units will continue to vest and be settled for a two-year period following such separation from service, and any units which remain unvested at the end of such two-year period will be forfeited.

(4)	Represents the number of restricted stock units granted to the NEO under the Stock Plan on February 3, 2011 as a retention award. These restricted stock units will vest in full and be settled in common stock on a one-for-one basis on the second anniversary of the date of grant or, if occurring prior to that date, upon death, disability or a change in control of the Company. Upon a separation from service following an involuntary termination of employment by the Company or termination by the executive for NEO Good Reason, the restricted stock units will continue to vest and be settled for a two-year period following such separation from service.

(5)	Dividend equivalent units, which are not reflected in table, are earned on all restricted units outstanding at the time the Company’s quarterly dividend is paid, based on the closing stock price on the dividend payment date, and vest at the same time as the restricted units to which they relate.

(6)	Represents the number of non-qualified stock options granted to the NEO on February 3, 2011 under the Stock Plan. The options granted vest 25% on each of the first four anniversaries of the date of grant while employed by the Company, after a termination for disability, or retirement at or after age 65. Upon a termination for any reason other than disability or retirement, all unvested stock options will be forfeited on the date of termination, except in the case of Mr. Perez, Ms. McDermott and Mr. Baratelli whose options will continue to vest and be exercisable for a two-year period following involuntary termination of employment by the Company without cause or termination by the executive for NEO Good Reason pursuant to their employment contract. All stock options will vest in full upon a change in control of the Company. All stock options will expire on the seventh anniversary of the date of grant.

(7)	Exercise price is based upon the closing price of a share of common stock as reported in the NYSE Composite Transactions on the date of grant.

(8)	Represents the grant date fair value of the restricted stock units and the Black Scholes value of $15.72 for the stock option awards granted to the named executive officer.

     For a description of the material terms of the Company’s bonuses, Stock Plan and Management Stock Purchase Plan, see “Compensation Discussion and Analysis” and “Potential Payments upon Termination or Change in Control.”

Outstanding Equity Awards at End of Fiscal Year 2011

     The following table provides information regarding unexercised options and unvested restricted stock units and restricted units outstanding for each named executive officer as of July 31, 2011.

	Option Awards (1)					Stock Awards (1)
						Number		Market Value
	Number of	Number of				of Shares		of Shares
	Securities	Securities				or Units of		or Units of
	Underlying	Underlying		Option		Stock That		Stock That
	Unexercised	Unexercised	Option	Exercise	Option	Have Not		Have Not	Scheduled
	Options	Options	Grant	Price	Expiration	Vested		Vested ($)	Vesting
Name	Exercisable (#)	Unexercisable (#)	Date (2)	($)	Date	(#)		(3)	Date
Eric Krasnoff	110,000	—	1/10/2007	$34.07	1/10/2014	50,735	(4)	$2,515,441	4/2/2012
	142,500	47,500	4/2/2008	$35.75	4/2/2015	68,476	(4)	$3,395,040	1/21/2013
	55,000	55,000	1/21/2009	$26.16	1/21/2016	68,753	(4)	$3,408,774	1/20/2014
	38,059	114,177	1/20/2010	$37.22	1/20/2017
Lisa McDermott	14,151	14,161	4/2/2008	$35.75	4/2/2015	238	(5)	$11,800	1/31/2012
	30,690	34,858	1/21/2009	$26.16	1/21/2016	12,500	(4)	$619,750	4/2/2012
	12,845	38,535	1/20/2010	$37.22	1/20/2017	12,316	(5)	$610,627	4/3/2012
	—	31,807	2/3/2011	$54.09	2/3/2018	932	(5)	$46,209	7/31/2012
						11,868	(5)	$588,415	9/26/2012
						16,871	(4)	$836,464	1/21/2013
						4,408	(5)	$218,549	9/25/2013
						9,900	(4)	$490,842	1/20/2014
						9,305	(4)	$461,342	2/3/2013
						9,305	(4)	$461,342	2/3/2015

	Option Awards (1)					Stock Awards (1)
						Number		Market Value
	Number of	Number of				of Shares		of Shares
	Securities	Securities				or Units of		or Units of
	Underlying	Underlying		Option		Stock That		Stock That
	Unexercised	Unexercised	Option	Exercise	Option	Have Not		Have Not	Scheduled
	Options	Options	Grant	Price	Expiration	Vested		Vested ($)	Vesting
Name	Exercisable (#)	Unexercisable (#)	Date (2)	($)	Date	(#)		(3)	Date
Roberto Perez	—	14,161	4/2/2008	$35.75	4/2/2015	12,500	(4)	$619,750	4/2/2012
	—	34,858	1/21/2009	$26.16	1/21/2016	4,506	(5)	$223,407	4/3/2012
	—	38,535	1/20/2010	$37.22	1/20/2017	16,871	(4)	$836,464	1/21/2013
	—	34,987	2/3/2011	$54.09	2/3/2018	333	(5)	$16,510	2/2/2013
						1,855	(5)	$91,971	7/31/2013
						3,594	(5)	$178,191	9/25/2013
						9,900	(4)	$490,842	1/20/2014
						9,305	(4)	$461,342	2/3/2013
						10,235	(4)	$507,451	2/3/2015
Yves Baratelli	3,200	—	7/27/2005	$30.83	7/27/2012	10,121	(5)	$501,799	10/12/2011
	3,200	—	7/27/2006	$25.85	7/27/2013	2,011	(4)	$99,705	7/15/2012
	2,610	—	7/17/2007	$48.72	7/17/2014	7,148	(4)	$354,398	7/16/2013
	3,112	1,038	7/15/2008	$39.02	7/15/2015	5,443	(4)	$269,864	2/3/2015
	—	18,607	2/3/2011	$54.09	2/3/2018
Wolfgang Platz	3,000	—	10/3/2002	$16.13	10/2/2012	2,011	(4)	$99,705	7/15/2012
	2,400	—	7/27/2005	$30.83	7/27/2012	2,335	(4)	$115,769	7/16/2013
	2,400	—	7/27/2006	$25.85	7/27/2013	5,004	(4)	$248,098	7/14/2014
	1,750	—	7/17/2007	$48.72	7/17/2014
	3,112	1,038	7/15/2008	$39.02	7/15/2015
	1,970	1,970	7/16/2009	$28.11	7/16/2016
	962	2,888	7/14/2010	$36.64	7/14/2017
____________________

(1)	Stock options were granted under the Stock Plan, the 1998 Employee Stock Option Plan, and the 1995 Employee Stock Option Plan. Restricted stock units were granted under the Stock Plan and restricted units were granted under the Management Stock Purchase Plan and include any associated dividend equivalent units.

(2)	Stock options are scheduled to vest 25% on each of the first four anniversaries of the date of grant.

(3)	Represents the number of shares multiplied by the closing price of common stock on July 29, 2011 ($49.58) (with rounding of fractional restricted stock units and restricted units).

(4)	Represents restricted stock units (including associated dividend equivalent units) granted to the NEO pursuant to the Stock Plan.

(5)	Represents restricted units (including associated dividend equivalent units) granted to the NEO under the Management Stock Purchase Plan as a result of pretax base salary and bonus deferrals and employer matching units granted with respect to restricted units acquired by the named executive officer with pretax contributions.

Option Exercises and Stock Vested for Fiscal Year 2011

     The following table sets forth information regarding the exercise of stock options and the value realized from these option exercises by the named executive officer and the shares acquired upon vesting of restricted units under the Management Stock Purchase Plan and vesting of restricted stock units under the Stock Plan by the named executive officers during fiscal year 2011.

	Option Awards		Stock Awards
	Number of Shares	Value Realized	Number of Shares	Value Realized
	Acquired on	on Exercise	Acquired on	on Vesting
Name	Exercise (#)	($)(1)	Vesting (#)(2)	($)(1)(2)
Eric Krasnoff	443,948	13,657,707	40,714	2,093,573
Lisa McDermott	100,750	2,101,399	10,667	535,034
Roberto Perez	163,811	4,161,252	16,739	818,322
Yves Baratelli	2,000	32,744	7,857	348,815
Wolfgang Platz	2,500	69,775	1,163	63,375
____________________

(1)	Value based on the closing stock price as reported in the NYSE Composite Transactions on the vesting/exercise date.

(2)	Restricted stock units were granted under the Stock Plan and restricted units were granted under the Management Stock Purchase Plan and include any associated dividend equivalent units. The numbers and values reported include the vesting of restricted units acquired with pretax employee contributions (6,720 shares) and employer matching contributions associated with pretax and after-tax contributions (15,351 shares), plus the dividend equivalents (2,044 shares) associated with pretax and after-tax employee contributions and matching employer units, under the Management Stock Purchase Plan.

Pension Benefits for Fiscal Year 2011

     The following table sets forth the present value as of July 31, 2011 of accumulated benefits under each plan that provides for pension benefits to the named executive officers at, following, or in connection with retirement.

			Present
		Number of Years	Value of
		Credited	Accumulated
		Service	Benefit
Name	Plan Name	(#) (1)	($) (2)
Eric Krasnoff	Employment Contract	36	$9,820,523
	Supplementary Pension	36	$13,242,682
	Cash Balance Pension	36	$176,022

Lisa McDermott	Supplementary Pension	12	$2,590,078
	Cash Balance Pension	12	$43,451

Roberto Perez	Supplementary Pension	12	$5,054,447
	Cash Balance Pension	12	$103,932

Wolfgang Platz	Versorgungsordnung 2005 (3)	22.75	$1,057,376
____________________

(1)	The number of years of credited service and actual service do not differ for any NEO for any plan.

(2)	“Present value of accumulated benefit” is a calculation that estimates the cash value as of July 31, 2011 of the pension benefit that has been earned by each named executive officer. It is based on various assumptions, including assumptions about future interest rates, inflation, mortality and retirement dates as follows:
  Discount rate: 5.00%,

  Mortality: Combined healthy white collar RP2000 generational table for males and females, for all but Mr. Platz, and for Mr. Platz Heubeck 2005 G, and

  Assumed retirement/commencement of benefits date:

    Supplementary Pension Plan: the later of age 60 and the age of the NEO at July 31, 2011 for all but Mr. Krasnoff,

    Cash Balance Pension Plan: 65 for all but Mr. Krasnoff,

    Mr. Krasnoff’s Supplementary Pension Plan, November 1, 2013, Cash Balance Pension Plan, October 1, 2012, and Employment Contract Pension, November 30, 2013.
(3)	The retirement age under the Versorgungsordnung 2005 is 65. The Euro to USD exchange rate of 1.376806 was used for Mr. Platz’s amount.

Pension Benefits

     Cash Balance Pension Plan

     Eligible employees may participate in the Company Cash Balance Pension Plan on August 1st after completing six months of service and attaining age 20½. Eligible compensation under this plan includes the total compensation received by a participant for the plan year, including overtime pay and bonuses, subject to a limit under Section 401(a)(17) of the Code (which limit was $245,000 for fiscal year 2011).

     Under the cash balance plan formula, pension benefits are based on a participant’s hypothetical account balance. Each year the account balance is increased by compensation credits and interest credits. The compensation credit is added to the cash balance account on the last day of the plan year (or end of month of termination, if earlier) and is calculated by multiplying eligible compensation by a percentage. This percentage is determined by “points” which are equal to the sum of age and years of service as of the first day of each plan year. For less than 45 points, the credit is 2.5%; for 45-54 points, it is 3%; for 55-64 points, it is 4%; and for 65 or more points, it is 5%. In addition, those participants who were participants as of August 1, 1999 and who were age 50 with at least ten years of service, will receive an additional compensation credit of 2% for each plan year that the participant remains an employee. Interest credits are added to the cash balance account on the last day of each plan year based on the average of the constant maturity one-year Treasury Bill rate for the month of June preceding the plan year in which the account is to be credited, not less than the minimum interest crediting rate of 1.68%. In addition, interest credits on one-half of the compensation credit earned during the plan year are also added to the account balance at the end of the plan year. Interest credits continue to be added to the account balance until the benefit is paid.

     If the participant is married, the normal form of payment is a joint and 50% survivor annuity. If the participant is not married, the normal form is a life annuity. The annuity is determined by converting the cash balance account to the actuarial equivalent monthly retirement benefit. In addition to the normal forms of payment described above, there are other optional forms of payment (lump sum and annuity) all of which are actuarially equivalent to the life annuity. A vested participant who terminates employment may elect to receive a lump sum distribution equal to the participant’s account balance at his or her benefit commencement date or the normal form of payment described above.

     A participant becomes 100% vested in his or her benefits after three years of service.

     Supplementary Pension Plan

     The Company maintains the Supplementary Pension Plan which provides a retirement pension benefit, payable monthly commencing on the first day of the month following the normal retirement date (the last day of the month coinciding with or immediately following attainment of age 65) equal to 1/12 of 50% of the member’s final average compensation, reduced by the sum of the total annual pension payable under all other Company pension programs and the participant’s primary social security benefit. Final average compensation means one-third of the participant’s aggregate compensation for the three years in which his or her compensation was the highest out of the last five years in which he or she participated in the plan. Compensation includes salary and bonus payments but does not include fringe benefits, equity awards or Company contributions to any retirement plans, including the 401(k) Plan and Supplementary Profit-Sharing Plan.

     A participant is vested in his or her benefit under the plan if (a) he or she is employed by the Company on either his or her 60th birthday or, if later, the fifth anniversary of his or her participation in the plan, or (b) he or she has been employed by the Company for a period of at least 25 years, or (c) he or she holds the position of Executive Vice President of the Company. Payments under the Supplementary Pension Plan are conditioned upon the participant, both before and after termination of employment, abiding by secrecy and invention agreements and certain non-compete provisions set forth in the plan. Payments under the plan are also forfeited if the participant is fired by the Company for gross negligence or willful misconduct.

     Upon a change in control (see note 4 to “Potential Payments Upon Termination or Change in Control”), each plan participant whose employment with the Company terminates for any reason (other than death) and who was a member of the Company’s Executive Management Team at any time during the 30-day period immediately preceding the change in control, shall be fully vested in his or her account. Mr. Krasnoff and Mr. Perez were fully vested in their accounts on July 31, 2011.

     A participant will receive his or her benefit payments under the plan upon retirement at or after age 60 with no reduction in benefits. A participant who retires as a result of disability will receive his or her benefit payments beginning six months after such disability (regardless of the participant’s age) and continuing only during the period of such disability; provided that if a participant ceases to suffer a disability after he or she has attained age 65, his or her benefit payments will continue during his or her lifetime with no reduction in benefits. If a participant retires after age 65, his or her benefit payments will be calculated using the higher of (a) the amount under the plan’s regular formula, or (b) the amount under the formula using the participant’s final average compensation based upon the year in which the participant turned 65 (and looking back over his or her four years prior to that year) and multiplying the result by the percentage increase, if any, in the consumer price index for the month immediately preceding the commencement of benefit payments over the month in which the participant turned 65.

     Although the benefit under the plan is calculated in terms of lifetime monthly payments, a participant may elect to take the actuarial equivalent in any form of payment offered under the Cash Balance Pension Plan (or other retirement plan) other than a single lump sum.

     The purpose of the Supplementary Pension Plan is to assure executives a specified level of retirement benefit over and above what would be payable under the Company’s tax-qualified Cash Balance Pension Plan.

     Versorgungsordnung 2005

     The Company maintains the Versorgungsordnung 2005 (the “VO 2005”); it is a defined contribution plan for the Company’s Germany-based employees, hired before July 1, 2003, including Mr. Platz, and with respect to benefits that were grandfathered under a previous plan, it is a defined benefit plan. The plan is employer financed and based on future service to the Company. Under the plan, retirement benefits are paid to employees in the form of a life annuity or the employee may choose to receive payment in a lump sum. Payments under the VO 2005 are based on the employee’s pensionable income and years of service at the time of retirement and are paid upon early retirement, upon reaching the retirement age of 65 or upon disability. The plan also provides for a surviving spouse or child benefit of 60% and 10%, respectively, of the participant’s pension.

Krasnoff Contract Pension

     Mr. Krasnoff’s employment contract provides for a pension amount to be paid to him, or his estate, for each of the ten years following the second anniversary of his separation from service. Such annual amount will be determined by taking the average of the total cash compensation (salary and bonus) paid to him for the three full fiscal years out of the last five fiscal years prior to his two year anniversary from separation from service in which he received the highest total cash compensation, adjusting it for changes in the consumer price index (for years other than the first year of payment), multiplying the result by 60% and subtracting the amount which is the maximum annual benefit payable under Section 415(b)(1)(A) of the Code as of the date of the two year anniversary of Mr. Krasnoff’s separation from service. The payment of the contract pension is conditioned upon Mr. Krasnoff being available for advisory services to the Company upon request of the board for up to 15 hours a month and Mr. Krasnoff’s not engaging in any activity competitive to any material extent with Company business without prior Company consent.

Non-qualified Deferred Compensation For Fiscal Year 2011

     The following table summarizes transactions and balances with respect to each NEO’s account under the Company’s non-qualified deferred compensation plans, other than defined benefit arrangements, for fiscal year 2011. We note that the Company did not make any contributions to the Supplementary Profit-Sharing Plan for fiscal year 2011.

		Executive	Company	Aggregate	Aggregate	Aggregate
		Contributions in	Contributions	Earnings in	Withdrawals/	Balance at
		Last FY	in Last FY	Last FY	Distributions	Last FYE
Name	Plan Name	($)	($)	($)(1)(2)	($)	($)(3)(4)
Eric Krasnoff	Supplementary Profit Sharing Plan	—	—	95,697	—	780,475
	Management Stock Purchase Plan	—	—	775,480	—	3,230,458

Lisa McDermott	Supplementary Profit Sharing Plan	—	—	302	—	3,235
	Management Stock Purchase Plan	—	—	107,782	—	448,994

Roberto Perez	Supplementary Profit Sharing Plan	—	—	4,009	—	32,696
	Management Stock Purchase Plan	—	—	—	—	—

Yves Baratelli	Supplementary Profit Sharing Plan	—	—	—	—	—
	Management Stock Purchase Plan	—	—	—	—	—
	Versorgungsordnung 2006 (5)	—	—	2,756		70,841
	Pillar 2 Plan (6)	53,466	96,286	6,538	(25,870)	211,940
	Money Purchase Agreement (7)			854		142,510

Wolfgang Platz	Supplementary Profit Sharing Plan	—	—	—	—	—
	Management Stock Purchase Plan	—	—	—	—	—
	Versorgungsordnung 2005 (5) (8)	—	37,840	(2,480)		193,960
____________________

(1)	Includes (i) interest, dividend, and unrealized gain income earned on the named executive officer’s account balance under the Plans less any unrealized loss; and (ii) dividend equivalent units and appreciation earned or depreciation experienced on deferred vested restricted units under the Management Stock Purchase Plan. With regard to the Management Stock Purchase Plan, when dividend equivalent units are first earned and allocated, they are calculated based on the closing price of common stock on the dividend payment date.

(2)	The amounts listed in this column are not included in the “Summary Compensation Table.”

(3)	The aggregate balance includes (a) the value of the NEO’s account balance under the Plans, and (b) the dollar value of the NEO’s deferred vested restricted units under the Management Stock Purchase Plan (including associated dividend equivalent units), based on the closing price of common stock on July 29, 2011 ($49.58).

(4)	Certain contributions by the Company under the Supplementary Profit-Sharing Plan may have been included in the Summary Compensation Table in proxy statements for prior years.

(5)	The average Euro to USD exchange rate for fiscal year 2011 of 1.376806 was used for Mr. Baratelli’s and Mr. Platz’s amounts.

(6)	The average Swiss franc to USD exchange rate for fiscal year 2011 of 1.075256 was used for Mr. Baratelli’s amounts.

(7)	The average British pounds to USD exchange rate for fiscal year 2011 of 1.596339 was used for Mr. Baratelli’s amounts.

(8)	Refer to “Pension Benefits” above for a discussion regarding Versorgungsordnung 2005.

Supplementary Profit-Sharing Plan

     Each named executive officer, other than Mr. Baratelli and Mr. Platz, participates in the Supplementary Profit-Sharing Plan, pursuant to which the Company may contribute an additional amount equal to the sum of the base salary and bonus of the named executive officer for the taxable year that is in excess of the limitations on compensation provided in Section 401(a)(17) of the Code, multiplied by the ratio, for the year, of the Company’s aggregate profit-sharing contributions under the 401(k) Plan to the aggregate of all compensation of all tax-qualified 401(k) Plan participants (as limited by the Code). As there was no profit-sharing contribution made under the 401(k) Plan for fiscal year 2011, the Company did not make a contribution to the Supplementary Profit-Sharing Plan for fiscal year 2011. No employee contributions are permitted under the Supplementary Profit-Sharing Plan. The plan credits participants with earnings on their account balances based on participant-directed hypothetical investments in the range of Fidelity mutual funds offered under the 401(k) Plan. Participants vest in the Company’s contributions to their account as follows: 0%, 20%, 40%, 60%, for less than two, three, four and five years of service, and become 100% vested following five years of service. If a participant’s employment with the Company is terminated prior to 100% vesting in the Company contributions, the unvested portion of the individual’s account will be forfeited. All participating named executive officers are 100% vested in their accounts. The purpose of the Supplementary Profit-Sharing Plan is to provide to executive officers affected by the limitations under the tax-qualified 401(k) Plan a capital accumulation, on a percentage of compensation basis, equal to that provided to other employees of the Company. Based upon their hypothetical investments, the participating named executive officers had the following annual rates of return with respect to their Supplementary Profit-Sharing Plan accounts for fiscal year 2011:

Eric Krasnoff	14.0%
Lisa McDermott	10.3%
Roberto Perez	14.0%

Management Stock Purchase Plan

     For information regarding the Management Stock Purchase Plan, see “Compensation Discussion and Analysis” and “Outstanding Equity Awards at End of Fiscal Year 2011.”

Versorgungsordnung 2006

    The Versorgungsordnung 2006 (“VO 2006”) is a defined contribution plan for its Germany-based employees. Contributions under the plan are paid to an insurer and financed internally by the Company. Payments under the VO 2006 are based on the employee’s pensionable income and years of service at the time of retirement. A participant in the plan will receive benefits upon early retirement, upon reaching the retirement age of 65 or upon disability. Payment may be in the form of a life annuity or a lump sum. Mr. Baratelli is a former participant of the plan with vested rights and will not be entitled to any further contributions.

Pillar 2 Plan

    Mr. Baratelli is a participant in the Pillar 2 Plan, an occupational pension for the Company’s employees based in Switzerland. Contributions under the plan are made by the Company and plan participants. Payments under the plan are based on the participant’s pensionable income and years of service and are paid upon early retirement, upon the participant reaching the retirement age (age 65 for men and 64 for women), or upon the participant’s disability or death. Benefits under the plan may be made in the form of a life annuity, lump sum or a combination of the two.

Money Purchase Agreement

    The Company sponsored the Pall (UK) Pension Fund which contained the Money Purchase Agreement section, a defined contribution plan. Contributions under the plan were made by the employees with the Company matching the employees’ contributions pursuant to a schedule based on the plan rules and the employees’ grade or level. A participant in the plan will receive benefits upon reaching retirement age, or earlier upon successful application to the plan trustees or Company. Participants may receive benefits under the section in the form of a life annuity or may choose to receive a lump sum payment. Mr. Baratelli is a former participant of the section with vested rights and will not be entitled to any further contributions.

Potential Payments Upon Termination or Change in Control

    The following table sets forth the payments and benefits that would be received by each named executive officer (other than Mr. Krasnoff who retired effective October 3, 2011; his termination of employment payments are discussed above in “Compensation Discussion and Analysis – Post-Fiscal Year End Events – Krasnoff Retirement”) in the event a termination of employment or a change in control of the Company had occurred on July 31, 2011, over and above any payments or benefits he or she otherwise would already have been entitled to or vested in on such date under any employment contract or other plan of the Company. The named executive officers would receive other payments and benefits as well upon termination of employment to which they were already entitled or vested in on such date, including amounts under the Company’s retirement programs and non-qualified deferred compensation plans in accordance with their terms (see “Pension Benefits for Fiscal Year 2011” and “Non-qualified Deferred Compensation for Fiscal Year 2011”).

					Termination of
					Employment by
					Company without
					Cause or by
Lisa McDermott				Change in	Executive for
	Death	Disability	Retirement	Control	Good Reason
Benefit (1)	($)	($)(2)	($)(3)	($)(4)	(5)
Salary Continuation	224,630	224,630	N/A	0	896,908
Annual Bonus	235,861	235,861	N/A	0	659,227
Supplementary Pension Plan	0	3,566,683	N/A	0	0
Supplementary Profit
Sharing Plan	0	0	N/A	0	0
Welfare Benefits (COBRA)	0	0	N/A	0	10,908
Management Stock
Purchase Plan (6)	737,850	737,850	N/A	737,850	735,573
Stock Options	0	1,488,514	N/A	1,488,514	1,329,749
Restricted Stock Units	2,869,706	2,869,706	N/A	2,869,706	1,917,519
Total	4,068,047	9,123,244		5,096,070	5,549,884

					Termination of
					Employment by
					Company without
					Cause or by
Roberto Perez				Change in	Executive for
	Death	Disability	Retirement	Control	Good Reason
Benefit (1)	($)	($)(2)	($)(3)	($)(4)	(5)
Salary Continuation	259,572	259,572	N/A	0	1,036,427
Annual Bonus	292,019	292,019	N/A	0	816,186
Supplementary Pension Plan	0	0	N/A	0	8,603
Welfare Benefits (COBRA)	0	0	N/A	0	19,746
Supplementary Profit
Sharing Plan	0	0	N/A	0	0
Management Stock
Purchase Plan (6)	255,040	255,040	253,183	255,040	253,183
Stock Options	0	1,488,514	N/A	1,488,514	1,329,749
Restricted Stock Units	2,915,839	2,915,839	N/A	2,915,839	1,917,519
Total	3,722,470	5,210,984	$253,183	4,659,393	5,381,413

					Termination of
					Employment by
					Company without
					Cause or by
Yves Baratelli				Change in	Executive for
	Death	Disability	Retirement	Control	Good Reason
Benefit (1)	($)	($)(2)	($)(3)	($)(4)	(5)
Salary Continuation	243,099	243,099	N/A	0	970,654
Annual Bonus	255,254	255,254	N/A	0	713,430
Supplementary Pension Plan	0	0	N/A	0	0
Supplementary Profit
Sharing Plan	0	0	N/A	0	0
Welfare Benefits (COBRA)	0	0	N/A	0	0
Management Stock
Purchase Plan (6)	250,875	250,875	N/A	250,875	250,875
Stock Options	0	10,961	N/A	10,961	10,961
Restricted Stock Units	724,019	724,019	N/A	724,019	454,141
Total	1,473,247	1,484,208		985,855	2,400,061

					Notice of
					Termination of
					Employment
Wolfgang Platz				Change in	Given by
	Death	Disability	Retirement	Control	Company
Benefit (1)	($)	($)(2)	($)(3)	($)(4)	(5)
Salary Continuation	0	0	N/A	0	283,828
Annual Bonus	0	0	N/A	0	0
Supplementary Pension Plan	0	0	N/A	0	0
Supplementary Profit
Sharing Plan	0	0	N/A	0	0
Welfare Benefits (COBRA)	0	0	N/A	0	0
Management Stock
Purchase Plan (6)	0	0	N/A	0	0
Stock Options	0	90,628	N/A	90,628	0
Restricted Stock Units	463,551	463,551	N/A	463,551	0
Total	463,551	554,179		554,179	283,828
____________________

(1)	For purposes of the calculations in the table, payments that would be made over time have been presented as a present value lump sum using certain assumptions (two year salary continuation and 70% of target annual bonus 0.36% discount rate; Supplementary Pension Plan 5.00% discount rate). In addition, the closing price on July 29, 2011 of $49.58 was used for all equity-based compensation calculations. The amounts shown relating to stock options were calculated by multiplying the number of shares underlying each stock option whose vesting would be accelerated or that would vest during the notice period, as the case may be, by the excess of $49.58 over the exercise price of such stock option. The amounts shown related to restricted stock units and restricted units were calculated by multiplying the number of shares underlying each restricted stock unit whose vesting would be accelerated or that would vest during the notice period, as the case may be, by $49.58.

(2)	Each of the employment contracts, except for Mr. Platz’s contract, defines “disability” as the executive’s inability, by reason of physical or mental disability, to perform his or her principal duties under his or her employment contract for an aggregate of 130 working days out of any period of 12 consecutive months.

(3)	None of the NEOs in the table above is currently eligible for retirement under their employment contracts or other plans of the Company, other than Mr. Perez who is eligible for retirement under the Management Stock Purchase Plan and the Supplementary Pension Plan.

(4)	Each of the employment contracts, except for Mr. Platz’s contract, the Stock Plan, the Management Stock Purchase Plan and the Supplementary Pension Plan defines “change in control” as the occurrence of any of the following:

  the earlier to occur of (a) ten days after a person or group of affiliated or associated persons (other than the Company or any subsidiary or employee benefit plan of the Company or subsidiary) has acquired beneficial ownership of 30% or more of the outstanding common stock (together, an “Acquiring Person”), or (b) ten business days (or such later date as may be determined by the board) following the commencement of, or announcement of an intention to make, a tender offer or exchange offer the consummation of which would result in the beneficial ownership by an Acquiring Person of 30% or more of the outstanding common stock during such time as there is an Acquiring Person, any reclassification of securities or reincorporation or reorganization or other transaction which, directly or indirectly, increases by more than 1% the proportionate share of common stock beneficially owned by any Acquiring Person, any direct or indirect (a) consolidation or merger of the Company into another person, (b) consolidation or merger of another company into the Company in which the Company survives and all or part of the common stock is changed into or exchanged for securities of another person (or the Company) or cash or any other property, or (c) sale or transfer of assets or earning power aggregating 50% or more of the assets or earning power of the Company as a whole (other than to the Company or a subsidiary), any date on which the number of duly elected and qualified directors of the Company who were not either elected by the board or nominated by the board or its nominating committee for election by the shareholders shall equal or exceed one-third of the total number of directors of the Company as fixed by its by-laws, and provided, however, that no change in control will be deemed to have occurred to the extent that the board so determines by resolution adopted prior to the event.

(5)	The amounts set forth represent, for NEOs other than Mr. Platz, in the event a notice of termination of employment by the Company without cause or by the executive for NEO Good Reason under an employment contract, the value on July 31, 2011 of future payments (1/12 of the sum of base salary plus 70% of target bonus each month for 24 months following separation from service) and benefits (continued vesting of unvested stock options, unvested restricted stock units and Management Stock Purchase Plan units, and/or accruals under the Supplementary Pension Plan). Mr. Perez, Ms. McDermott and Mr. Baratelli are entitled to 18 months of reimbursement for COBRA. The value of the monthly COBRA payments is currently $1,097 for Mr. Perez and $606 for Ms. McDermott. For Mr. Baratelli, an amount is not listed as he was not eligible for COBRA on July 31, 2011.

(6)	These amounts represent the value of all or a portion of unvested employer units and unvested employer dividends under the Management Stock Purchase Plan. For details on termination treatment, see below under “Equity Plans”.

Employment Contracts

    As noted in “Compensation Discussion and Analysis,” the Company has entered into employment contracts with each of the NEOs. The following describes each NEO’s entitlement under his or her employment contract to the payments and benefits upon termination of employment reported in the tables. The tables and the descriptions below reflect potential payments as of fiscal year end.

    Death/Disability

    Upon his or her death or disability, Messrs. Perez and Baratelli and Ms. McDermott or his or her estate, as applicable, will be entitled to an amount equal to the executive’s base salary and prorated bonus compensation to the end of the month in which death or disability occurs, and for 12 months after the month in which death or disability occurs, each of the executive’s or his or her estate, as applicable, will be entitled to monthly payments equal to 1/12 of the sum of 50% of base salary and 50% of target bonus percentage multiplied by base salary.

    Termination of Employment by Company without Cause

    With respect to Messrs. Perez and Baratelli and Ms. McDermott, following separation from service with the Company without cause, each executive is entitled to the sum of his or her base salary, plus 70% of his or her target bonus multiplied by salary for two years, continued vesting and settlement of unvested restricted stock units, Management Stock Purchase Plan units and stock options for two years. Messrs. Perez and Baratelli and Ms. McDermott will receive the value of COBRA payments for 18 months.

    In addition, following separation from service, Messrs. Perez and Baratelli and Ms. McDermott would be credited with two years of age and service for purposes of eligibility and vesting under the Company’s Supplementary Pension Plan.

    Termination by Executive for Good Reason Termination

    Following the occurrence of events constituting NEO Good Reason, Messrs. Perez and Baratelli and Ms. McDermott would receive payments described above under “Termination of Employment by Company without Cause.”

Equity Plans

    The following describes each NEO’s entitlement under the Company’s equity plans upon termination of employment or change in control as reported in the tables for fiscal year 2011. This discussion is qualified by the terms of the NEO’s employment contract described in “Executive Compensation” and does not reflect any changes made to the plans subsequent to the end of fiscal 2011.

    Under the Stock Plan and all prior equity plans under which stock options have been granted (the “Stock Option Plans”) and under the Management Stock Purchase Plan, all outstanding unvested stock options, restricted stock units, and restricted units will vest in full upon a change in control of the Company.

    Under the Stock Option Plans, upon a termination of employment, all stock options (vested and unvested) are forfeited except that upon a termination by reason of disability or retirement under an approved retirement program of the Company or a subsidiary thereof, all options will remain in full force and effect and may be exercised in accordance with their terms until they expire by their terms. “Retirement under an approved retirement program of the Company or a subsidiary thereof” means retirement at or after age 65 unless the compensation committee determines, for reasons satisfactory to it, that retirement at an earlier age shall be deemed an “approved” retirement for purposes of a participant’s options. Upon termination by reason of death, all unvested stock options will be forfeited, but the participant’s estate or heir may continue to exercise any options that had vested prior to death for one year.

    Under the Stock Plan, upon a termination of employment for any reason other than death, disability or eligible retirement, all restricted stock units will be forfeited, except to the extent otherwise determined by the compensation committee. Upon termination of employment by reason of death or disability, all restricted stock units will vest and become payable in full. Upon termination of employment by reason of eligible retirement, a pro rata portion of unvested restricted stock units will vest and the remainder will be forfeited. The portion of the restricted stock units that will vest is equal to the percentage of the total number of restricted stock units held on the date of termination determined by dividing the number of days in the period beginning on the grant date and ending on date of termination by 1460. “Eligible retirement” means retirement upon age 65 with eligibility to receive a retirement benefit under the Company Cash Balance Pension Plan or, for non-U.S. residents, eligibility to receive a similar type of benefit under any pension plan or program maintained by the Company or any of its affiliated companies.

    Under the Management Stock Purchase Plan, upon a voluntary termination of employment by a named executive officer (other than retirement) or termination by the Company for cause, any units granted by the Company will be forfeited and any units purchased by the named executive officer will be settled by delivery of a number of shares of common stock based upon the lower of the value of common stock on the date the units were credited or the date of settlement. Upon a termination of employment by the Company without cause or upon retirement (at or after age 62), any units purchased by the named executive officer will vest in full and a pro rata portion of unvested matching restricted units granted by the Company will vest and the remainder will be forfeited. The portion of the restricted units that will vest is equal to the percentage of the total number of restricted units held on the date of termination determined by dividing the number of months in the period beginning on the grant date and ending on date of termination by the 48 months vesting period. Upon termination of employment by reason of death or disability, all restricted stock units will vest in full.

Supplementary Pension Plan

    Under the Supplementary Pension Plan, a participant will receive his or her benefit payments under the plan upon retirement at or after age 60 with no reduction in benefits. A participant who retires as a result of disability will receive his or her benefit payments beginning six months after such disability (regardless of the participant’s age) and continuing only during the period of such disability; provided that if a participant ceases to suffer a disability after he or she has attained age 65, his or her benefit payments will continue during his or her lifetime with no reduction in benefits.

    Under the Supplementary Pension Plan, each plan participant whose employment with the Company terminates for any reason (other than death) and who was a member of the Company’s Executive Management Team at any time during the 30-day period immediately preceding a change in control, shall be fully vested in his or her account. Messrs. Krasnoff and Perez were fully vested in their accounts on July 31, 2011.

EQUITY COMPENSATION PLANS

    The following table sets forth information regarding the Company’s equity compensation plans as of July 31, 2011, the end of the Company’s most recently completed fiscal year:

Number of Securities
Remaining Available for
	Number of Securities to	Weighted - Average	Future Issuance under
	be Issued Upon Exercise	Exercise Price of	Equity Compensation Plans
	of Outstanding Options,	Outstanding Options,	(excluding Securities
	Warrants and Rights	Warrants and Rights	Reflected in Column (a))
Plan Category	(a)	(b)	(c)
Equity compensation
plans approved by
security holders	4,855,905 (1)	$34.01	6,814,263 (2)
Equity compensation
plans not approved
by security holders	—	—	—
Total	4,855,905	$34.01	6,814,263
____________________

(1)	Consists of 2,442,425 shares of common stock issuable upon exercise of outstanding options, and 2,413,480 shares issuable upon conversion of outstanding restricted or deferred units under the Management Stock Purchase Plan and the Stock Plan. Since the aforementioned outstanding restricted and deferred units have no exercise price, they are not included in the weighted average exercise price calculation in column (b).

(2)	Consists of 4,798,499 shares of common stock available for future grants of options and/or restricted units under the Management Stock Purchase Plan, the Stock Plan and the 2001 Stock Option Plan for Non-Employee Directors, and 2,015,764 shares remaining available for issuance under the Pall Corporation Employee Stock Purchase Plan, a plan intended to qualify under Section 423 of the Code.

PROPOSAL 3—APPROVAL, ON AN ADVISORY BASIS, OF THE COMPENSATION OF THE
COMPANY’S NAMED EXECUTIVE OFFICERS

The board unanimously recommends a vote FOR the
compensation of the Company’s named executive officers
as disclosed in this proxy statement

    Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) and related regulations, the Company seeks your vote, on an advisory basis, on the compensation of our named executive officers as described in the Executive Compensation section, including the Compensation Discussion and Analysis and the tabular (and accompanying narrative) disclosure provided in this proxy statement on pages 24 to 56. The vote does not address any specific item of compensation, but the executives’ overall compensation.

    As discussed in the Executive Compensation section, the Company’s executive compensation policies and programs are designed to:
  ensure that the interests of the executive officers are aligned with those of shareholders,

  attract and retain individuals of outstanding ability to serve in positions of responsibility,

  encourage executives to increase their equity ownership of the Company, and motivate executive officers to focus on the Company’s performance without encouraging excessive risk-taking.

    The Company’s executive compensation policies and programs are designed to motivate our officers to deliver superior business performance that balances annual results and long-term sustained performance and to compensate for performance against financial targets set to be challenging, with an emphasis on longer-term financial prospects and prudent risk management.

    The board believes that the Company’s executive compensation policies and programs are effective in implementing our compensation philosophy and achieving its goals.

    The board therefore recommends that you vote FOR the following advisory resolution:

    “RESOLVED, that the compensation of the Company’s named executive officers, as disclosed in this proxy statement pursuant to the compensation disclosure rules of the SEC, including the Compensation Discussion and Analysis, the executive compensation tables and the narrative discussion, is approved.”

    While the vote is advisory and not binding, the board and compensation committee value the shareholders’ opinion and will take into account the outcome of the vote when considering future executive compensation policies and programs.

PROPOSAL 4—APPROVAL, ON AN ADVISORY BASIS, OF THE
FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

The board unanimously recommends a vote FOR the
option of an ANNUAL advisory vote on executive compensation

    The Dodd-Frank Act and related regulations require that shareholders have the opportunity to vote, on an advisory basis, as to how frequently the advisory vote on executive compensation should be held in the future. Shareholders may vote to conduct future advisory votes on executive compensation every year, every two years or every three years. Shareholders may also abstain from voting on this proposal.

    After careful consideration of each interval, the board has determined that an annual advisory vote on executive compensation is the most appropriate alternative for the shareholders and the Company. The board believes that an annual advisory vote will provide shareholders with the opportunity to provide more timely input on the Company’s executive compensation policies and programs, which are reviewed annually by the compensation committee. You are not, however, asked to vote on the board’s recommendation.

    While the vote is advisory and not binding, the board intends to consider the outcome of the vote, along with other relevant factors, in determining how frequently to present shareholders with an advisory vote on executive compensation.

PROPOSAL 5—APPROVAL OF THE PALL CORPORATION
2012 EXECUTIVE INCENTIVE BONUS PLAN

The board unanimously recommends a vote FOR the
approval of the 2012 Bonus Plan

    The shareholders will be asked at the meeting to vote on a proposal to approve the 2012 Bonus Plan. The Plan was adopted by the compensation committee on September 26, 2011, subject to shareholder approval. A copy of the 2012 Bonus Plan is attached as Appendix A.

    The impetus for the 2012 Bonus Plan is Section 162(m) of the Code, which provides that compensation of a “covered person” (as defined by Section 162(m) of the Code – currently a corporation’s chief executive officer and each of such corporation’s three other executive officers named in its proxy statement, not including the chief financial officer) is not deductible by a corporation for federal income tax purposes to the extent that such officer’s compensation exceeds $1 million for any fiscal year. However, “performance-based compensation” that meets certain requirements of Section 162(m) and the regulations thereunder is exempt from the $1 million limitation on deductibility for tax purposes.

    The 2012 Bonus Plan would replace the Bonus Plan pursuant to which the Company currently grants its executive officers annual cash bonuses. (See the description of the Bonus Plan above in “Compensation Discussion and Analysis”.) While the Bonus Plan is also designed to provide “performance-based compensation” for purposes of Section 162(m), it is limited to utilizing one stated performance criterion – return on equity – as the sole basis for executive bonuses. The board believes that the 2012 Bonus Plan will provide greater flexibility to the compensation committee in structuring annual bonuses to drive Company performance while still preserving the deduction under Section 162(m). The 2012 Bonus Plan also provides for recoupment of bonuses paid under it as described below. For this reason, the board recommends a vote FOR the approval of the 2012 Bonus Plan.

    The 2012 Bonus Plan being submitted to shareholders for approval at the meeting is designed to meet all of the requirements of Section 162(m) so that the incentive bonuses paid under the Plan to the named executive officers in fiscal year 2012 and future years should qualify as performance-based compensation under Section 162(m).

    The 2012 Bonus Plan covers those employees of the Company who are “covered persons” under Section 162(m), the chief financial officer, as well as other officers or executives who are selected by the committee to participate. Officers and executives eligible to participate under the 2012 Bonus Plan are hereinafter called “participants.” Currently, there are five officers and executives eligible to participate in the 2012 Bonus Plan.

    The 2012 Bonus Plan is designed as a “plan within a plan” or an “umbrella plan” in order to preserve deductibility for “covered persons” under Section 162(m), while giving the compensation committee the flexibility to tailor awards to reflect financial, operational and individual achievements based on subjective as well as objective criteria. The “outer layer” component of the 2012 Bonus Plan is entirely objective. No bonuses will be payable under the 2012 Bonus Plan unless the Company achieves threshold goals for the year, determined by the compensation committee at the beginning of the year. If the Company in fact achieves the specified threshold goals for the year, each participant is eligible to receive a maximum bonus award of the lesser of 260% of his or her annual base salary at the start of the performance period or $3 million, which the Company refers to as the “Section 162(m) maximum award.” At the beginning of each year the compensation committee adopts such other financial, operational, and/or individual performance goals for each named executive officer as the “inner layer” component of the 2012 Bonus Plan that will be used to determine actual bonus amounts that are below the participant’s Section 162(m) maximum award. The compensation committee in effect uses “negative discretion” to reduce the Section 162(m) maximum awards, as it deems appropriate, based on the Company’s financial performance relative to these inner layer pre-determined goals and based on the compensation committee’s more subjective evaluation of the corporate, operational, and individual performance. In no event may the bonus payable to a participant under the inner layer component of the 2012 Bonus Plan exceed the Section 162(m) maximum award for such participant.

Outer Layer Component of the 2012 Bonus Plan

    For each performance period, the compensation committee will specify “performance criteria” and “threshold goals” with respect to the performance criteria. Performance criteria for the outer layer component of the Plan will be based on any one or more of the following:

    (a) consolidated earnings net income or net profit (either in the aggregate or on a per-share basis, reflecting dilution of shares as the compensation committee deems appropriate and, if the committee so determines, net of or including dividends) before or after interest and taxes or before or after interest, taxes, depreciation, and amortization; (b) return on equity; (c) return on assets; (d) gross or net revenue or changes in annual revenues; (e) cash flow(s) (including either operating or net cash flows); (f) financial return ratios; (g) total stockholder return, stockholder return based on growth measures or the attainment of a specified share price, or share price appreciation; (h) earnings growth or growth in earnings per share; (i) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales;

(j) adjusted pre-tax margin; (k) pre-tax profits; (l) operating margins; (m) operating profits; (n) operating expenses; (o) dividends; (p) net income or net operating income; (q) growth in operating earnings or growth in earnings per share; (r) value of assets; (s) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (t) aggregate product price and other product measures; (u) expense or cost levels, in each case, where applicable, determined either on a Company wide basis or in respect of any one or more specified divisions; (v) reduction of losses, loss ratios or expense ratios; (w) reduction in fixed costs; (x) operating cost management; (y) cost of capital; (z) debt reduction; (aa) productivity improvements; (bb) average inventory turnover; or (cc) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures. Performance criteria may be applied to the Company as a whole, or to an individual participant, or to a department, unit, division or function within the Company or an affiliate, and may be applied on a pre- or post-tax basis, either alone or relative to the performance of other businesses or individuals (including industry or general market indices). In addition, the committee shall have the authority to make equitable adjustments to any performance criteria and the corresponding level(s) of performance so as to eliminate, consistent with generally accepted accounting principles, the effects of (i) the translational effect of foreign currency exchange rates, (ii) any acquisitions, divestitures, discontinuance of business operations, restructuring or any other unusual or non-recurring or extraordinary charges, or (iii) the cumulative effect of any accounting changes (provided that such adjustment would not cause a bonus to be non-deductible under Section 162(m) of the Code).

     A threshold goal is the level of performance for each performance criteria set under the outer layer component of the 2012 Bonus Plan that must be achieved for a participant to earn any bonus award for a performance period. The threshold goals, as well as the target bonus award for each participant, must be fixed by the compensation committee in writing no later than 90 days after the start of a performance period and, as required by Section 162(m) of the Code, while the attainment of the threshold goals remain substantially uncertain.

     After the end of each performance period, the compensation committee will certify in writing whether the threshold goal(s) for such performance period have been achieved. If the threshold goal(s) under the outer layer component are not achieved, no bonuses will be paid to participants under the 2012 Bonus Plan for the performance period.

Inner Layer Component of the 2012 Bonus Plan

     The first element in determining the amount of the bonus payable to a participant for a performance period under the inner layer of the 2012 Bonus Plan is the participant’s “target bonus award”, which is the target bonus payable to the participant for the performance period, expressed as a percentage of the participant’s base salary, such percentage determined by the compensation committee in its discretion or specified in the participant’s employment contract.

     Base salaries of the named executive officers participating in the 2012 Bonus Plan are fixed annually by the compensation committee. Employment contracts with named executive officers may be amended or replaced from time to time with the approval of the compensation committee. Thus, both the amount of annual base salaries and any amendments to employment agreements, including target bonus awards, require approval of the compensation committee.

     At the beginning of each performance period, the compensation committee will adopt financial, operational, and/or individual performance goals for each named executive officer (which may or may not be based on the performance criteria described above) as the “inner layer” component of the 2012 Bonus Plan. Based upon such factors as the committee deems appropriate, including (i) the relative achievement of performance goals, (ii) the committee’s evaluation of the participant’s individual performance; or (iii) any other events, circumstances or factors that the committee believes to be appropriate in determining the amount of the bonus to be paid to that participant for the performance period, the compensation committee will determine the bonus to be paid pursuant to the inner layer component of the 2012 Bonus Plan. Such bonus may be greater than, equal to or less than a participant’s target bonus award but may not exceed such participant’s Section 162(m) maximum award.

Payment of Bonus

     Except as described below, a participant must remain employed by the Company through the last day of the performance period. Bonuses payable under the 2012 Bonus Plan are paid in a lump sum following the date that the committee certifies in writing that all conditions for the payment of the bonus to the participant have been satisfied, but no later than 2-1/2 months following the end of the performance period (unless delayed to ensure the deductibility of the payment under Section 162(m) of the Code or other circumstances that will not cause the payment to fail to be treated as a “short-term deferral” under Section 409A of the Code). However, a participant may elect pursuant to the Management Stock Purchase Plan to have any portion of the bonus paid in the form of restricted units credited to the participant’s account under the Management Stock Purchase Plan and, in such circumstance, will not receive a cash payment.

     If a participant terminates employment at least five days after a performance period begins due to death, disability (as defined in the 2012 Bonus Plan) or involuntary discharge (other than for “cause,” as defined in the 2012 Bonus Plan), the participant shall be entitled to a prorated portion of the bonus he or she would otherwise have received, based on the number of full or partial months that the participant was employed by the Company during the performance period, unless otherwise determined by the compensation committee. The bonus shall be paid at the same time as payment of the other bonuses for the performance period.

     Upon the occurrence of a “change in control” (as defined in the 2012 Bonus Plan), the amount of the bonus payable to any participant for the performance period in which a change in control occurs shall be at least equal to the participant’s target bonus award for such year, appropriately prorated for any partial performance period and shall be paid within ten days following the date of such “change in control”.

Recoupment of Awards

     Each bonus paid or payable under the 2012 Bonus Plan is subject to forfeiture, cancellation or repayment to the Company in the discretion of the compensation committee, if (i) the payment of the bonus (or a portion of the bonus) was predicated upon the achievement of certain financial results or other performance criteria, (ii) in the committee’s view, the participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for financial restatement by the Company, and (iii) in the committee’s view, a lesser or non-payment of the bonus would have occurred based on a correct calculation or upon restated financial results or other performance criteria.

     In addition, each bonus paid under the 2012 Bonus Plan is subject to recoupment pursuant to the Dodd-Frank Act (and any regulations thereunder), any clawback policy adopted by the Company or other requirement by applicable law or stock exchange listing conditions.

Additional Information Concerning the 2012 Bonus Plan

     The 2012 Bonus Plan will remain in effect for performance periods for which the compensation committee approves threshold goals prior to the first shareholder meeting of 2016, unless reapproved by shareholders. The board may, with prospective or retroactive effect, amend, suspend or terminate the 2012 Bonus Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the 2012 Bonus Plan will adversely affect the rights of any participant with respect to any bonus that has become payable to him or her under the 2012 Bonus Plan, without his or her written consent, and (b) following a change in control, no amendment or termination of the change in control provisions of the 2012 Bonus Plan will be effective if such amendment or termination adversely affects the rights of any participant under the Plan.

Section 409A

     The 2012 Bonus Plan is designed to comply with the “short-term deferral” exception of Section 409A of the Code. In the event that any bonus does not meet an exception to Section 409A, the 2012 Bonus Plan is intended to comply with respect to such bonus with the requirements of Section 409A and be administered and interpreted in accordance with Section 409A. If any provision of the 2012 Bonus Plan is ambiguous as to its compliance with Section 409A, the provision will be interpreted so that no bonus shall be subject to any additional tax under Section 409A. However, the Company will not be liable to any participant for any tax or penalty imposed on the participant under Section 409A or otherwise.

Benefits

     The maximum bonus award that would be payable under the 2012 Bonus Plan for fiscal year 2012 to the named executive officers, the current chief executive officer and other select employees under the 2012 Bonus Plan, subject to shareholder approval of the 2012 Bonus Plan, is the lesser of 260% of such employee’s base salary or $3 million. Due to the performance-based nature of bonuses under the 2012 Bonus Plan and the discretion of the compensation committee to adjust bonus amounts, the benefits or amounts that will be received by or allocated to the named executive officers, the current chief executive officer, all current executive officers as a group, and all other persons selected by the compensation committee to participate in the 2012 Bonus Plan who are not executive officers, as well as the amounts that would have been so received or allocated had the 2012 Bonus Plan been in effect last year, are not presently determinable. If the shareholders do not approve the 2012 Bonus Plan, the bonuses will not be paid.

PROPOSAL 6—APPROVAL OF THE PALL CORPORATION
2012 STOCK COMPENSATION PLAN

The board unanimously recommends a vote FOR the
approval of the 2012 Stock Plan

     The shareholders will be asked at the meeting to vote on a proposal to approve the adoption of the 2012 Stock Plan (or the “Plan”). The board adopted the 2012 Stock Plan on September 26, 2011, subject to shareholder approval at the meeting. The effective date of the 2012 Stock Plan will be the date of such approval by the Company’s shareholders, and no awards may be granted under the Plan prior to such date. A copy of the 2012 Stock Plan is attached as Appendix B.

     The board believes that the Company’s future success would be enhanced by its ability to remain competitive with other companies in attracting, retaining and motivating officers and key employees through the use of equity-based compensation.

     As of October 5, 2011, the number of (a) shares to be issued upon exercise of outstanding options under all of the Company’s equity plans except the Employee Stock Purchase Plan; (b) outstanding restricted stock units under the Stock Plan; (c) shares available for grants of stock options under the Stock Plan; (d) shares available for awards of restricted stock units, restricted shares, performance units and annual award units (collectively, “Other Equity”) under the Stock Plan; (e) outstanding restricted units under the Management Stock Purchase Plan; and (f) shares available for issuance under the Management Stock Purchase Plan were as follows:

All Equity Plans
Total number of outstanding options	2,879,498	*
Stock Plan
Total number of outstanding restricted stock units	1,737,786
Total number of shares available for grants of stock options	1,956,482
Total number of shares available for issuance for Other Equity	895,024
Management Stock Purchase Plan
Total number of oustanding restricted units	1,090,238
Total number of shares available for issuance of restricted units	1,017,185

*	Weighted average exercise price is $35.22. The weighted average term is 4.36 years.

      If approved, the 2012 Plan will replace the Stock Plan. Similar to the Stock Plan, the 2012 Stock Plan permits the Company to grant to its employees forms of equity compensation in addition to stock options (that is, restricted shares, restricted units, performance shares and performance units). This structure continues to allow the compensation committee to provide for a variety of awards that can be administered flexibly. This enables the Company to keep pace with changing developments in management compensation, including changes in the accounting and tax treatment of different forms of equity compensation.

      The board approved the 2012 Stock Plan based, in part, on a belief that the number of shares currently available under the Stock Plan does not adequately provide for future grants. In addition, the board wanted to provide for features not included in the Stock Plan including:
  Conservative share counting provision. The number of shares available for awards under the 2012 Plan will be reduced by one share for every one share subject to a stock option granted under the Plan and a Full Value Award (as defined below) will reduce the number by 2.31 shares for every one share subject to such Full Value Award.

  Prohibition against repricing. The 2012 Stock Plan expressly prohibits “repricing” of outstanding options without shareholders’ approval.

  Addition of “clawback” language. Awards granted under the 2012 Stock Plan are subject to recoupment by the Company under certain circumstances.

  Revised share recycling provision. Under the 2012 Plan, shares withheld or tendered as payment for an award or taxes are not added to the number of shares available for grant.

  Minimum Vesting Period for Full Value Awards. For Full Value Awards, generally a minimum vesting period of three years is prescribed for such awards. For vesting based on performance-based objectives, the minimum period is one year.

  Revised change in control provision. Under the 2012 Stock Plan, an award does not accelerate upon a change in control unless an involuntary termination of employment occurs within 24 month following a change in control (i.e., a “double trigger” provision).
      For these reasons, the board believes that approval of the 2012 Stock Plan is in the best interest of the Company and its shareholders.

      The 2012 Stock Plan grants to the compensation committee and, in certain circumstances, to the Company’s chief executive officer, discretion to establish the terms and restrictions they deem appropriate for particular awards as circumstances warrant. The committee has not yet taken any action to grant awards under the 2012 Stock Plan. The committee has received and discussed recommendations from Towers Watson under which the committee believes, the 7,100,000 shares authorized under the Plan should meet the Company’s stock compensation requirements for approximately three to five years depending on the price of the Company’s common stock.

      If the shareholders approve the adoption of the 2012 Stock Plan, the Company will not grant any additional awards under the Stock Plan. In addition, the 2001 Stock Option Plan for Non-Employee Directors will be terminated and no further grants will be made under such plan.

Purpose

     The purpose of the 2012 Stock Plan is to attract and retain individuals of outstanding ability to serve as employees in positions of responsibility with the Company and its subsidiaries, and individuals who are not employees of the Company or its subsidiaries to serve as directors of the Company, by providing them with the opportunity to acquire a proprietary interest (or to increase their proprietary interest) in the Company, and to provide them with incentives and awards that will motivate their efforts towards the success of the Company and the growth of the business. In this way, the interests of directors and employees of the Company and its subsidiaries are more closely aligned with the proprietary interests of its shareholders. As of October 5, 2011 approximately 425 employees of the Company and its subsidiaries and ten non-employee directors of the Company are eligible to participate in the 2012 Stock Plan. On October 5, 2011 the closing price of a share of common stock on the NYSE was $43.22.

Awards

     Awards under the 2012 Stock Plan may be made in the form of (a) stock options, restricted shares, restricted units, performance shares and performance units to any employee of the Company or any of its subsidiaries (an “Eligible Employee”), and (b) annual award units to each member of the Company’s board of directors who is not an employee of the Company or any of its subsidiaries (an “Eligible Director”). Eligible Employees who are Elected Officers pursuant to the Company’s By-laws will be identified by the compensation committee. The chief executive officer will identify Eligible Employees from among Company employees who are not Elected Officers.

     The 2012 Stock Plan provides that Eligible Directors will receive each year an award expressed in dollars but converted into annual award units based on the average of reported closing price of a share of common stock on the date of grant and on each of the four preceding trading days. The current annual award amount is $120,000. The annual award units cannot be sold or otherwise transferred and will be converted to common stock after the director ceases to be a member of the board (See “Annual Award Units to Eligible Directors” below for further information). In addition, a person who is elected a director by the shareholders for the first time will receive, on the date of his or her election, an initial award expressed in dollars but converted into annual award units based on the average of reported closing price of a share of common stock on the date of the annual meeting and on each of the four preceding trading days. The current initial award amount is $100,000.

     The compensation committee may grant a new award under the 2012 Stock Plan to a Plan participant who has been granted an award under the 2012 Stock Plan or an award under any other employee compensation or benefit plan maintained by the Company or any of its affiliates, in exchange for the surrender and cancellation of such prior award or any portion thereof. As the committee may determine, the new award so granted may be in a form different than that of the prior award surrendered, and may be granted subject to terms and conditions that differ from those to which the surrendered prior award was subject. However, no grant of a new award under the 2012 Stock Plan in exchange for a prior award may be made unless (i) the aggregate fair value of the new award does not exceed the aggregate fair value of the prior award, determined as of the time the new award is granted, and (ii) the grant of the new award would not constitute a “repricing” of any option or would not otherwise be treated as a “material revision” of the 2012 Stock Plan for purposes of the applicable rules of the NYSE. Except in connection with a corporate transaction involving the Company, the terms of outstanding awards may not be amended without shareholder approval to reduce the exercise price of outstanding options or cancel outstanding option in exchange for cash, other awards or options with an exercise price that is less than the exercise price of the original options.

Shares Available for Awards

     The number of shares available for awards made under the 2012 Stock Plan will be subject to the following limitations:
  An aggregate of 7,100,000 shares of common stock may be distributed or issued in respect of awards made under the 2012 Stock Plan. The maximum aggregate number of shares that may be issued upon exercise of incentive stock options granted under the Plan may not exceed 7,100,000 shares.

  These limitations are subject to adjustment in such manner as the compensation committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for the 2012 Stock Plan participants, if any change should occur in the shares of common stock such as a stock dividend, stock split, recapitalization or reorganization.
  There shall be subtracted from the aggregate number of shares available for grant of awards under the 2012 Stock Plan:
  2.31 (the “Full Value Award Multiple”) multiplied by each share or unit that is the subject of a “Full Value Award.” A Full Value Award is any award other than an option or other award for which the participant pays the intrinsic value of the award (whether directly or by forgoing a right to receive a cash payment from the Company), and

  Upon the grant of any award other than a Full Value Award, the number of shares subject to the award granted.
  There shall be added back to the aggregate number of shares available for the grant of awards under the 2012 Stock Plan (including taking into account the Full Value Award Multiple if applicable):
  any shares as to which a stock option granted under the Plan has not been exercised at the time of its expiration, cancellation or forfeiture, and any shares included in any form of award granted under the Plan other than stock options, to the extent that a Plan participant’s right to receive such shares is forfeited, canceled, settled in cash or otherwise terminated without a delivery of shares.
     Shares that are withheld or tendered by a participant as full or partial payment for an award or for taxes are not added back to the aggregate number of shares available for grant.

Vesting Limitations

     Full Value Awards granted to Eligible Employees, except for acceleration of vesting due to death, disability, retirement or a Change in Control, will vest over a period of not less than three years or, in the case of vesting upon the attainment of performance goals, over a period of not less than one year. However, Full Value Awards granted to Eligible Employees that result in the issuance of up to 5% of the shares available for issuance may be granted without such minimum vesting limitations.

Administration of the 2012 Stock Plan

     In General

     Except as otherwise specifically provided in the 2012 Stock Plan, the 2012 Stock Plan will be administered:
  by the board with respect to all aspects of awards made under the Plan to Eligible Directors,

  by the compensation committee (a) with respect to all aspects of awards made under the Plan to Eligible Employees who are Elected Officers, and (b) with respect to those aspects of awards which are made under the Plan to all Eligible Employees who are not Elected Officers and which are not within the scope of the authority and powers specifically granted to the chief executive officer, and by the Company’s chief executive officer with respect to those specific aspects of awards which are made under the Plan to Eligible Employees who are not Elected Officers and which are within the scope of the authority and powers specifically granted to the chief executive officer under the Plan or delegated by the compensation committee to the chief executive officer. See “The Chief Executive Officer’s Authority and Powers” below.
     Modification of Awards

     To the extent consistent with the terms of the 2012 Stock Plan or any provision of applicable law, the compensation committee may waive or modify any of the terms and conditions set forth in the instrument evidencing the grant of any award made to a 2012 Stock Plan participant, including:

a.	in the case of any option, to permit such option to become exercisable as to any portion of the shares subject to the option at any time earlier than the time specified in such instrument, to extend the term of such option beyond the date specified in such instrument as the expiration date for the term of the option (but not beyond the day immediately preceding the tenth anniversary of the date of grant of the option), or to permit such option, to the extent it has become or becomes exercisable, to remain exercisable for any period of time (including any period after the Eligible Employee’s termination of employment) beyond the period of time specified in such instrument, but not beyond the date of expiration of the option, and

b.	in the case of any restricted shares or restricted units, to cause the restricted period applicable to such restricted shares or restricted units to expire, and the restrictions applicable to such restricted shares or restricted units to lapse, as of any date earlier than the date provided for in such instrument.

     However, no waiver or amendment may be authorized or directed by the compensation committee without the consent of such 2012 Stock Plan participant if (A) it would adversely affect, to any material extent, any of the rights or obligations of the participant with respect to such award, or (B) it would cause any option intended to be treated as an incentive stock option within the meaning of Section 422 of the Code to fail to be so treated. See “Awards of Options—Types of Options.” In addition, no such waiver or amendment may be authorized or directed by the compensation committee with respect to any options, performance shares or performance units awarded to any “Covered Executive,” if such waiver or amendment would cause the delivery of shares or the payment of any cash amounts that are made with respect to such award to fail to be deductible for federal income tax purposes pursuant to the applicable provisions of Section 162(m) of the Code and the regulations issued thereunder or cause a violation of Section 409A. A Covered Executive is any individual who at the date of grant of an award under the 2012 Stock Plan is a “Covered Employee” of the Company for purposes of Section 162(m) of the Code. In general, the Company’s Covered Executives are the chief executive officer and next three most highly paid officers, excluding the chief financial officer.

The Chief Executive Officer’s Authority and Powers

     With respect to such number of shares as the compensation committee may determine to be available from time to time for the grant of awards in any form to Eligible Employees who are not Elected Officers, the chief executive officer will have the authority:

a.	to determine which of such Eligible Employees will receive awards in each form specified by the compensation committee.

b.	to determine the time or times when awards in such form will be made to such Eligible Employees,

c.	to determine the number of shares that will be subject to any option, or the number of restricted shares, restricted units, performance shares or performance units to be included in any award to any such Eligible Employee,

d.	to make all determinations which the compensation committee is authorized to make with respect to any award of performance shares or performance units to any such Eligible Employees, as such determinations are described below under the captions “Awards of Performance Shares and Performance Units—Establishment of Performance Goals and Performance Targets,—Performance Goals for Non-Covered Executives, and— Adjustment of Award Amounts,” and

e.	with respect to any awards made by the chief executive officer to any such Eligible Employees pursuant to his exercise of the powers described in clauses a. through d. above, to exercise all of the authority and powers granted to the compensation committee (1) to establish from time to time guidelines or regulations for the administration of the Plan; (2) to interpret the Plan; (3) to make all determinations the chief executive officer considers necessary or advisable for the administration of the Plan; and (4) to delegate any ministerial or non-discretionary function for the administration of the Plan to any one or more officers or other employees of the Company or any of its subsidiaries, but only to the extent that any such exercise by the chief executive officer is not inconsistent with any action taken by the compensation committee, or with any determination, decision or interpretation of the Plan made by the compensation committee, or any delegation made by the compensation committee.

     In addition to the authority and powers granted to the chief executive officer as described, the compensation committee may by resolution delegate to the chief executive officer authority with respect to such other aspects of awards made to Eligible Employees who are not Elected Officers as the compensation committee may specify in such resolution.

     Except for the specific powers granted to the chief executive officer as described in clauses a. through e. above, or delegated by the compensation committee to the chief executive officer as described in the immediately preceding paragraph, the chief executive officer will not have any of the authority or powers otherwise granted to the compensation committee under any other provisions of the 2012 Stock Plan. The compensation committee may revoke or modify any authority so granted or delegated to the chief executive officer at any time.

     The compensation committee may delegate any ministerial or non-discretionary function pertaining to the administration of the 2012 Stock Plan to any one or more officers or other employees of the Company or any of its subsidiaries.

Awards of Options

     The compensation committee may grant stock options under the 2012 Stock Plan to such Eligible Employees who are Elected Officers and to Eligible Directors, for the purchase of such number of shares at such times, and upon such terms and conditions, as the compensation committee may determine. The chief executive officer of the Company may grant options under the 2012 Stock Plan to such Eligible Employees who are not Elected Officers, for the purchase of such number of shares and at such times as the chief executive officer may determine, and upon such terms and conditions as the compensation committee may determine, except for those terms and conditions which the chief executive officer is authorized to determine, either by the specific provisions of the 2012 Stock Plan or by authority delegated by the compensation committee to the chief executive officer. See “Administration—The Chief Executive Officer’s Authority and Powers” above.

     Types of Options

     Each option granted under the 2012 Stock Plan will be either (i) an option intended to be treated as an incentive stock option within the meaning of Section 422 of the Code, or (ii) an option that will not be treated as an incentive stock option.

     Incentive stock options granted under the 2012 Stock Plan will be subject to the following provisions:
  No incentive stock option may be granted under the Plan on or after the ten-year anniversary of the date the Plan is approved by shareholders, unless the shareholders of the Company have approved an extension of the period for granting incentive stock options under the Plan beyond that date.

  To the extent that the aggregate Fair Market Value of shares with respect to which incentive stock options granted under the Plan and under all other stock option plans maintained by the Company are exercisable for the first time by a Plan participant during any calendar year exceeds $100,000, the incentive stock options so exercisable will not be treated as incentive stock options. The Fair Market Value of shares as to which any incentive stock option may be exercised will be determined as of the date on which such option is granted. “Fair Market Value” as of any date means the closing price on such date of a share of common stock as reported for NYSE consolidated transactions or, if such date is not a trading day on the NYSE, on the most recent trading day preceding such date.
     Maximum Number of Shares Subject to Options

     The total number of shares with respect to which options may be granted to any individual Eligible Employee during any calendar year may not exceed 900,000 shares, subject to adjustment in such manner as the compensation committee may deem equitable to prevent substantial dilution or enlargement of the rights granted to or available for the 2012 Stock Plan participants, if any change should occur in the shares of common stock such as a stock dividend, stock split, recapitalization or reorganization.

     Term of Options

     The term during which an option may be exercised will be such period of time as the compensation committee may determine, but not exceeding ten years from the date of grant of the option. The compensation committee has initially determined that the term of options granted under the 2012 Stock Plan will be seven years. (The compensation committee has the power to change this determination but has no present intention of doing so.)

     Exercise of Options

     Each option granted under the 2012 Stock Plan will become exercisable, in whole or in part, at such time or times during its term as the instrument evidencing the grant of such option will specify. To the extent that an option has become exercisable, it may be exercised thereafter at any time or from time to time during its term, except as provided in the next paragraph.

     Termination of Employment

     Except as the instrument evidencing the grant of an option may otherwise provide or as set forth in the paragraph below or as described under “Change of Control” below, the portion of any outstanding option held by an Eligible Employee on the date of his or her termination of employment by the Company or a Company subsidiary that has not become exercisable prior to such date, and the portion of such option which was exercisable but had not been exercised prior to such date, will be forfeited on such date.

     However, unless otherwise provided in the instrument evidencing grant of options:
  Upon the death of an Eligible Employee, options, to the extent unexercised and not expired, shall become fully exercisable for one year.

  Upon the Disability or Retirement (both as defined in the 2012 Stock Plan) of an Eligible Employee, outstanding options continue to be exercisable in accordance with the normal exercise schedule and the terms of such options.

  If an Eligible Employee is terminated by the Company, other than for Cause (as defined in the 2012 Stock Plan) or Disability, such employee’s options, to the extent then exercisable, may be exercised for a period of 90 days following termination.
     Exercise Price

     The price at which shares may be purchased upon any exercise of an option will be the price per share determined by the compensation committee and specified in the instrument evidencing the grant of such option, but the exercise price per share may not be less than the Fair Market Value of a share determined as of the date of grant of the option. The compensation committee may establish an exercise price based on any permissible method under Section 409A.

     Payment of Exercise Price

     Payment of the exercise price for shares purchased upon the exercise of an option will be made by one, or by a combination, of any of the following methods: (a) in cash or by wire transfer of funds, in each case in United States dollars; (b) if permitted by the compensation committee and subject to any terms and conditions it may impose on the use of such methods, by the surrender to the Company of shares that otherwise would have been delivered to the 2012 Stock Plan participant upon exercise of the option; (c) to the extent permissible under applicable law, through any cashless exercise sale and remittance procedure that the compensation committee may from time to time approve; (d) by any other method of payment as the compensation committee may from time to time approve.

     For purposes of determining the portion of the exercise price payable upon the exercise of an option that will be treated as satisfied by the surrender of shares pursuant to clause (b) in the preceding paragraph, shares so surrendered shall be valued at their Fair Market Value determined in accordance with such procedures as the committee prescribes.

Awards of Restricted Shares and Restricted Units

     Restricted shares or restricted units may be granted to such Eligible Employees, at such times and in such amounts as the compensation committee may determine.

     Restrictions and Restricted Period

     At the time of each grant of restricted shares or restricted units to any Eligible Employee, the compensation committee will establish a period of time within which the restricted shares or restricted units covered by such grant (and the participant’s right to receive payment with respect to such restricted units) may not be sold, assigned, transferred (other than a transfer to the participant’s beneficiary occurring by reason of the participant’s death), made subject to a gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. A separate restricted period may be prescribed for any specified portion of the restricted shares or restricted units granted pursuant to any award.

     Rights While Restricted Shares Remain Subject to Restrictions

     Except for the restrictions to which such shares are subject, and subject to the forfeiture provisions of the 2012 Stock Plan upon a Plan participant’s termination of employment as described below, a participant will have, with respect to all restricted shares so held for his or her account maintained by the Company, all the rights of a shareholder of the Company, including full voting rights and the right to receive currently with respect to the participant’s restricted shares all dividends and other distributions payable on the Company’s shares. If any dividends or distributions so payable are paid in shares, the shares paid as a dividend or distribution with respect to a participant’s restricted shares will be subject to the same restrictions and provisions relating to forfeiture as apply to the restricted shares with respect to which they were paid and will themselves be treated as restricted shares.

     If the instrument evidencing the grant of any restricted shares to a 2012 Stock Plan participant so provides, all cash dividends and distributions payable generally on the Company’s shares that are otherwise payable with respect to the restricted shares granted to the participant will not be paid currently to the participant, but instead will be applied to the purchase or crediting of additional shares for the participant’s account. The additional shares so purchased or credited shall be subject to the same restrictions and provisions relating to forfeiture as apply to the restricted shares with respect to which they were paid, and will themselves be treated as restricted shares. The purchase or crediting of any such additional shares shall be made either (i) through the Company’s Dividend Reinvestment Plan, or (ii) in accordance with such other procedures as may be specified by the committee or set forth in the instrument evidencing the grant of the restricted shares on which such dividends are paid.

     Rights While Restricted Units Remain Subject to Restrictions

     No shares will be issued at the time any award of restricted units is made under the 2012 Stock Plan. Restricted units granted to a 2012 Stock Plan participant will be credited to a bookkeeping account maintained by the Company for such Plan participant.

     Until the restrictions applicable to the restricted units credited upon grant to any such account lapse, additional restricted units will be credited to such account with respect to the restricted units so credited, as of each date on which the Company pays a dividend on the common stock (“Dividend Equivalent Units”). The number of additional restricted units to be credited shall be determined by first multiplying (A) the total number of restricted units standing to the participant’s credit in such account on the day immediately preceding the dividend payment date, by (B) the per-share dollar amount of the dividend paid on such dividend payment date, and then by dividing the resulting amount by the closing price of a share of common stock on such dividend payment date.

     Lapse of Restrictions and Payment

     When the restricted period expires for any restricted shares or restricted units granted to a 2012 Stock Plan participant under the Plan, the restrictions applicable to such restricted shares or restricted units will lapse, and payment with respect to such restricted shares or restricted units (including any related Dividend Equivalent Units) will be made.
  In the case of restricted shares, payment will be made by delivery to the 2012 Stock Plan participant of a stock certificate for the number of such restricted shares, free and clear of all restrictions to which such shares were subject. Payment for any fractional share will be made in cash.

  In the case of restricted units (including related Dividend Equivalent Units),

    payment will be made (A) by the issuance and delivery to the 2012 Stock Plan participant of a stock certificate for a number of shares equal to the number of whole restricted units and related Dividend Equivalent Units with respect to which the applicable restrictions have lapsed, and (B) by payment in cash for any fractional restricted unit payable.

  Alternatively, payment for restricted units (including related Dividend Equivalent Units) with respect to which the applicable restrictions have lapsed will be made solely in cash, in an amount equal to the Fair Market Value of all of such units and any fractional unit, determined as of the date on which such restrictions lapsed, if the instrument evidencing the grant of such restricted units so provides.

  If such instrument so permits, payment with respect to any part or all of an Eligible Employee’s restricted units (including related Dividend Equivalent Units) may be deferred, at the Eligible Employee’s election, upon such terms and conditions as are specified in such instrument.
     Termination of Employment

     Except as the instrument evidencing the grant of restricted shares or restricted units may otherwise provide or as set forth in the paragraph below or as described under “Change of Control” below, upon an Eligible Employee’s termination of employment for any reason prior to the expiration of the restricted period for any restricted shares or restricted units (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such termination of employment, the Eligible Employee’s right to receive payment with respect to such restricted shares, restricted units and Dividend Equivalent Units will be forfeited and canceled as of the date of such termination of employment, and no payment of any kind will be made with respect to such restricted shares, restricted units and Dividend Equivalent Units, except as otherwise provided in the instrument or instruments evidencing the grant of such or units.

     However, unless otherwise provided in the instrument evidencing grant of restricted units or restricted shares:
  Upon the death or Disability of an Eligible Employee, restrictions applicable to the Eligible Employee’s restricted shares, restricted units or Dividend Equivalent Units shall immediately lapse.

  If the Eligible Employee’s termination of employment prior to the end of the restricted period established for such restricted shares or restricted units occurs as a result of the Eligible Employee’s retirement, payment will be made with respect to a “Pro rata Portion” of such restricted shares or restricted units and any related Dividend Equivalent Units. In such case, only the Eligible Employee’s right to receive payment with respect to any remaining portion of the restricted shares or restricted units (and related Dividend Equivalent Units) for which such restricted period was established will be cancelled and forfeited. “Pro rata Portion” means, with respect to any restricted shares or restricted units granted pursuant to an award made under the 2012 Stock Plan to an Eligible Employee the portion determined by (A) multiplying the number of shares or units, as applicable, covered by such award by the “Applicable Prorate Percentage” (as defined below), and (B) subtracting from the number determined under clause (A) such number of shares or units, if any, with respect to which such award has previously become exercisable, vested or with respect to which the applicable restrictions have lapsed. The “Applicable Pro rata Percentage” shall be determined by dividing (i) the number of full or partial months in the period commencing on the first day of the restricted period established for such portion of the restricted shares or restricted units so granted to such Eligible Employee and ending on the date of the Eligible Employee’s termination of employment, by (ii) the total number of full or partial months in such restricted period.

Awards of Performance Shares and Performance Units

     Performance shares or performance units may be granted to such Eligible Employees, at such times, in such amounts and upon such terms and conditions, as the compensation committee may determine (with respect to Eligible Employees who are Elected Officers), or as the chief executive officer may determine (with respect to Eligible Employees who are not Elected Officers).

     Establishment of Performance Goals and Performance Targets

     In connection with each award of performance shares or performance units, the compensation committee or the chief executive officer, as applicable, will establish in writing, and the instrument evidencing the grant of such award will specify:
  the performance goal or goals and the performance period that will apply with respect to such award,

  the level or levels of achievement of the performance goal or goals that must be met in order for payment to be made with respect to the award,

  the number of performance shares that will be issued and delivered to the recipient of the award, or the percentage of the performance units (and any related Dividend Equivalent Units) credited to the recipient in connection with the award as to which payment will be made, if the performance goal or goals applicable to such award (A) have been fully achieved, (B) have been exceeded, or (C) have not been fully achieved but have been achieved at or beyond any minimum or intermediate level of achievement specified in the instrument evidencing the grant of such award, and such other terms and conditions pertaining to the award as the compensation committee or the chief executive officer may determine. In connection with any such award made to any Covered Executive, the matters described in the preceding sentence shall be established within such period of time as may be permitted by the regulations issued under Section 162(m) of the Code.
     Accounts and Dividend Equivalent Units

     No shares will be issued at the time any award of performance units is made under the 2012 Stock Plan. Performance units granted to an Eligible Employee will be credited to a bookkeeping account maintained by the Company for such employee. If the instrument evidencing the grant of any award of performance units so provides, Dividend Equivalent Units will be credited with respect to the performance units included in such award on each dividend payment date occurring within the performance period applicable to such award in the same manner as Dividend Equivalent Units are credited with respect to restricted units during the applicable restricted period, as set forth above under the caption “Awards of Restricted Shares and Restricted Units—Rights While Restricted Units Remain Subject to Restrictions.” Dividend Equivalent Units are subject to the same conditions and terms as the performance units to which they relate.

     Limit on Award Amounts

     The total number of shares for which any award of performance shares may be made to any Eligible Employee, and the total number of units for which any award of performance units may be made (in each case based upon the maximum shares or units that may be awarded but exclusive of any Dividend Equivalent Units credited with respect to the performance units awarded to such employee) may not exceed 900,000 shares, or 900,000 units (determined prior to the Full Value Award Multiple), for each calendar year included in the performance period established for such award.

     Performance Goals for Covered Executives

     In the case of any award of performance shares or performance units to any Eligible Employee who is a Covered Executive for purposes of Section 162(m) of the Code, the performance goal or goals established in connection with such award shall be based on the attainment of one or more of the following business criteria, as determined by the compensation committee in its discretion:
  consolidated earnings, net income or net profit (either in the aggregate or on a per-share basis, reflecting dilution of shares as the compensation committee deems appropriate and, if the committee so determines, net of or including dividends) before or after interest and taxes or before or after interest, taxes, depreciation, and amortization;

  return on equity, return on assets, gross or net revenue or changes in annual revenues, cash flow(s) (including either operating or net cash flows), financial return ratios;

  total stockholder return, stockholder return based on growth measures or the attainment of a specified share price, or share price appreciation;

  earnings per share or earnings growth or growth in earnings per share;

  return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales;

  adjusted pre-tax margin, pre-tax profits, operating margins, operating profits, operating expenses, dividends, net income or net operating income, growth in operating earnings or growth in earnings per share, value of assets;

  market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas;

  aggregate product price and other product measures;

  expense or cost levels, in each case, where applicable, determined either on a Company-wide basis or in respect of any one or more specified divisions;

  reduction of losses, loss ratios or expense ratios;

  reduction in fixed costs, operating cost management, cost of capital, debt reduction, productivity improvements, average inventory turnover, or satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.
     Any of the above business criteria which the compensation committee establishes as a performance goal may be measured either by the performance of the Company, or an individual participant, or by the performance of any one or more of the Company’s departments, units, divisions or functions or any of its affiliates, and which may be applied on a pre- or post-tax basis, either alone or relative to past, present or future performance of other businesses or individuals (including industry or general market indices), as the compensation committee may determine. The compensation committee may also establish performance goals, based on any of the above business criteria, that require the attainment of a specified level of performance of the Company, or any of its subsidiaries, divisions or other business units, relative to the performance of other specified companies, in order for such goals to be met.

     The compensation committee may also include in any performance goal the attainment of which depends on a determination of the net earnings or income of the Company or any of its subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for (A) the effect of foreign currency exchange rates, (B) any acquisitions, divestitures, discontinuances of business operations, restructurings or other special charges, (C) the cumulative effect of any accounting changes, and (D) any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges to earnings are separately disclosed in the Company’s annual report for each fiscal year within the applicable performance period.

     Performance Goals for Non-Covered Executives

     In the case of awards of performance shares or performance units made under the 2012 Stock Plan to Eligible Employees who are not Covered Executives, the performance goal or goals applicable to such awards will be such corporate or individual goals as the compensation committee may determine (with respect to Eligible Employees who are Elected Officers), or as the chief executive officer may determine (with respect to Eligible Employees who are not Elected Officers).

     Measurement of Performance

     At the end of the performance period established in connection with any award, the compensation committee will determine the extent to which the performance goal or goals established for such award have been attained, and shall determine, on that basis, the number of performance shares or performance units included in such award that have been earned and as to which payment will be made. In the case of any award granted to a Covered Executive, the compensation committee will certify in writing the extent to which it has determined that the performance goal or goals established by it for such award have been attained.

     Adjustment of Award Amounts

     The number of shares or the amount of cash otherwise payable with respect to an award on the basis of the level of attainment of the applicable performance goals as determined by the compensation committee or the chief executive officer will be subject to the following adjustments:
  To the extent consistent with the terms of the 2012 Stock Plan, and if the instrument evidencing the award so provides, the number of shares or the amount of cash otherwise so payable with respect to an award to an Eligible Employee who is not a Covered Executive may be increased or decreased to the extent determined by the compensation committee (with respect to Eligible Employees who are Elected Officers), or as the chief executive officer may determine (with respect to Eligible Employees who are not Elected Officers), based on their evaluation of the Eligible Employee’s individual performance, or to reflect such other events, circumstances or factors as the compensation committee or the chief executive officer, as the case may be, may deem appropriate in determining the extent to which payment should be made with respect to the Eligible Employee’s award.

  The compensation committee will not have any authority to increase the number of shares or the amount of cash otherwise so payable with respect to any award to a Covered Executive. However, if the instrument evidencing such award so provides, the compensation committee may reduce the number of shares or the amount of cash otherwise so payable with respect to such award:

    to reflect any decreases in or charges to earnings that were not taken into account pursuant to clause (A), (B), (C), or (D) above under the caption—“Performance Goals for Covered Executives,” in determining net earnings or income for purposes of any performance goal established in connection with such award, to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings or income for such purposes,

    to reflect the compensation committee’s evaluation of the Covered Executive’s individual performance, or to reflect any other events, circumstances or factors which the compensation committee believes to be appropriate in determining the extent to which payment should be made with respect to the Covered Executive’s award.

     Payment of Awards

     Payment with respect to that number of performance shares or performance units subject to any award which the compensation committee has determined to have been earned will be made as follows:
  Payment of performance shares will be made by the issuance and delivery to the 2012 Stock Plan participant of a stock certificate for the requisite number of such shares. If the instrument evidencing the award of such shares so provides, a cash payment may also be made to the participant, in an amount equal to all of the dividends that would have been paid to the participant upon such earned number of shares if such shares had been issued to the participant as of the date of grant of the award in question.

  Payment of performance units (including related Dividend Equivalent Units) will be made (A) by the issuance and delivery to the 2012 Stock Plan participant of a stock certificate for a number of shares equal to the total number of such whole performance units and related Dividend Equivalent Units, and (B) by payment in cash for any fractional unit in an amount equal to the Fair Market Value of such fractional unit determined as of the trading day immediately preceding the date as of which payment is to be made. Alternatively, if the instrument evidencing the grant of such performance units so provides, payment for such performance units (including related Dividend Equivalent Units) will be made solely in cash, in an amount equal to the Fair Market Value of all of such units and any fractional unit, determined as of the trading day immediately preceding the date as of which payment is to be made, and payment with respect to any part or all of an Eligible Employee’s performance units (including any related Dividend Equivalent Units) may be deferred, at the Eligible Employee’s election, upon such terms and conditions as are specified in such instrument.
     Termination of Employment

     Except as the instrument evidencing the grant of performance shares or performance units may otherwise provide or as described under “Change of Control” below, upon an Eligible Employee’s termination of employment for any reason prior to the end of the performance period established for any award of performance shares or performance units made to the Eligible Employee, such award will be canceled as of the date of such termination of employment, the Eligible Employee’s right to receive payment with respect to any performance shares or performance units included in such award, and any Dividend Equivalent Units that were credited with respect to such performance units, will be forfeited as of such date, and no payment of any kind shall be made with respect to such award, except as otherwise provided in the instrument evidencing the grant of such award.

Annual Award Units to Eligible Directors

     Annual Grants and Initial Grants

     Annual award units will be granted to Eligible Directors annually on January 10 of each calendar year beginning on January 10, 2012, except that if in any year January 10 is not a trading day on the NYSE, the annual award units will be granted on the next day following January 10 of such year that is a trading day. The current annual award amount is $120,000. Each person who is elected a director of the Company at an annual meeting of shareholders for the first time and thereby becomes an Eligible Director will automatically be granted an initial award expressed in dollars but converted into annual award units based on the average of the reported closing price per share on the grant date and on each of the four trading days preceding such date. The current initial award amount is $100,000.

     If this Proposal 6 is approved by the shareholders at the meeting, on January 10, 2012 each Eligible Director, i.e., each of the directors elected at the meeting other than Lawrence Kingsley (as he does not receive additional compensation as a director) will automatically be granted an annual award (unless the Eligible Director has, by notice to the Company, elected not to receive such annual award units). Additionally, if elected to the board, B. Craig Owens will receive an initial award grant as of the date of the meeting.

     Accounts and Dividend Equivalent Units

     No shares will be issued at the time any annual award units are granted under the 2012 Stock Plan. Annual award units granted to an Eligible Director will be credited to a bookkeeping account (the “Award Unit Account”) maintained by the Company for the Eligible Director. As of each dividend payment date occurring prior to the date on which payment with respect to an Eligible Director’s annual award units is made, Dividend Equivalent Units will be credited to the Eligible Director’s Award Unit Account with respect to all annual award units (and all Dividend Equivalent Units credited to such Award Unit Account on all previous dividend payment dates) standing to the Eligible Director’s credit in such account immediately prior to such dividend payment date. The number of Dividend Equivalent Units to be so credited will be determined in the same manner as Dividend Equivalent Units are credited with respect to restricted units during the applicable restricted period, as set forth above under the caption “Awards of Restricted Shares and Restricted Units—Rights While Restricted Units Remain Subject to Restrictions.”

     Payment with Respect to Annual Award Units

     If an Eligible Director’s board membership terminates for any reason other than removal for cause in accordance with law, the Eligible Director (or if such termination has occurred by reason of death, his or her beneficiary) will be entitled to receive payment with respect to all annual award units and related Dividend Equivalent Units then standing to his or her credit in his or her Award Unit Account. Payment will be made (A) by the issuance and delivery to the Eligible Director (or to his or her beneficiary) of a stock certificate for a number of shares equal to the number of whole annual award units and related Dividend Equivalent Units standing to the Eligible Director’s credit immediately prior to such termination of board membership, and (B) by payment in cash for any fractional annual award unit standing to the Eligible Director’s credit at such time.

     However, an Eligible Director may irrevocably elect, at the time and in the manner the compensation committee permits in conformity with Section 409A, to defer until such time elected by the Eligible Director the payment of all or a portion of the Eligible Director’s Award Unit Account or any annual award unit and/ or Dividend Equivalent Units credited to his or her Award Unit Account. The Eligible Director may also elect whether to receive such deferred awards distributed as a lump sum or in other installments, as the committee may permit. An Eligible Director may irrevocably elect to extend the period of deferral and/or change the form of payment, provided any changes are made in accordance with any procedures that the committee has established in conformity with Section 409A.

     Forfeiture of Annual Award Units

     If an Eligible Director’s board membership terminates as a result of removal for cause in accordance with law, all annual award units and related Dividend Equivalent Units standing to his or her credit immediately prior to such termination will be canceled as of the date of such termination of board membership, the Eligible Director’s right to receive payment with respect to such annual award units and Dividend Equivalent Units will be forfeited as of such date, and no payment of any kind shall be made with respect to such annual award units and Dividend Equivalent Units.

Directors’ Fee Deferrals

     All obligations with respect to the Pall Corporation Director Deferred Fee Plan (the “Deferred Fee Plan”) will be assumed and transferred to the 2012 Stock Plan, and subject to the terms and conditions therein, on the date the 2012 Stock Plan is adopted. An Eligible Director may defer 100% of the quarterly cash fees paid to such director in shares of Company common stock until the director ceases to be a Company director for any reason.

     Deferral Elections

     An Eligible Director may irrevocably elect no later than December 31 of each calendar year, and each new Eligible Director may irrevocably elect within 30 days following the Eligible Director’s election or appointment to the board, to have payment of his or her fees received during the next calendar year deferred.

     Deferral elections must be made in writing on a form provided by the compensation committee for such purpose. Each Eligible Director who makes a deferral election shall have an account, for bookkeeping purposes only, to reflect the Eligible Director’s deferred fees. On the day that cash fees are paid to the directors, the account of an Eligible Director who elected to defer fees is credited with a number of units equal to the amount of cash fees payable to such director on that date, divided by the market value of one share of the Company’s common stock. Dividends are credited as additional units. Upon leaving the board, an Eligible Director receives shares of common stock equal to the number of units credited to such director’s account (and the cash value of any fractional shares) in either a lump sum or in five equal annual installments, as elected by the director prior to his or her deferral. The lump sum or first annual installment shall be paid as soon as practicable, but no later than 30 days following termination of service as a director, and any consecutive installments on the anniversary of the date of termination of service as a director.

Change in Control

     A “Change in Control” is defined in the 2012 Stock Plan as the occurrence of any of the following:
  any “Person”, within the meaning of Section 13(d) or 14(d) under the Exchange Act, including any group (within the meaning of Section 13(d)(3) under the Exchange Act), becomes the “Beneficial Owner”, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the combined voting power of the Company’s outstanding shares, other than beneficial ownership by (i) the Company or any subsidiary of the Company, (ii) any employee benefit plan of the Company or any subsidiary of the Company or (iii) any entity of the Company for or pursuant to the terms of any such plan. Notwithstanding the foregoing, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Company by the Company which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30% or more of the shares of the Company then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 30% or more of the shares of the Company then outstanding by reason of share purchases by the Company and shall, after such share purchases by the Company, become the Beneficial Owner of any additional shares of the Company, then a Change in Control shall be deemed to have occurred;

  the Company shall consummate a merger or consolidation with another entity, or engage in a reorganization with or a statutory share exchange or an exchange offer for the Company’s outstanding voting stock of any class with another entity or acquire another entity by means of a statutory share exchange or an exchange offer, or engage in a similar transaction; provided that no Change in Control shall have occurred by reason of this paragraph unless either:

    the shareholders of the Company immediately prior to the consummation of the transaction would not, immediately after such consummation, as a result of their beneficial ownership of voting stock of the Company immediately prior to such consummation (I) be the Beneficial Owners, directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the board or other governing body of the resulting or acquiring entity and (II) be Beneficial Owners of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Company immediately prior to such transaction; or
  those persons who were directors of the Company immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity.
  the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Company to any Person (as defined above) other than any of the Company’s subsidiaries; or

  the number of duly elected and qualified directors of the Company who were not either elected by the Company’s board or nominated by the board or its nominating/governance committee for election by the shareholders shall constitute a majority of the total number of directors of the Company as fixed by its By-laws;
     However, no Change in Control will be deemed to have occurred, and in general no rights arising upon a Change in Control will exist, to the extent that the board so determines prior to the Change in Control.

     With respect to any Eligible Employee who incurs an “Involuntary Termination of Employment” within 24 months following a Change in Control, the following will apply unless otherwise set forth in an instrument evidencing an award or in an employment agreement between the Eligible Employee and the Company:
  Each option held by the Eligible Employee will become immediately and fully exercisable on the date of the termination of employment and will remain fully exercisable until the date on which the option otherwise would expire by the passage of time in accordance with its terms.

  The restricted periods applicable to all restricted shares and restricted units (including any related Dividend Equivalent Units) that are still outstanding on the day immediately preceding the date of the termination of employment will expire on such date; all restrictions applicable to such outstanding restricted shares, restricted units and related Dividend Equivalent Units will lapse on such date; and the Eligible Employee’s rights to receive delivery or payment with respect to all such outstanding shares, restricted units and related Dividend Equivalent Units will become nonforfeitable as of such date.

  The performance periods applicable to all performance shares and performance units (including any related Dividend Equivalent Units) granted to the Eligible Employee that are still outstanding on the day immediately preceding the date of termination of employment will end on such date;

  All performance goals that were established in connection with the award of such performance shares or performance units will be deemed to have been attained as of such date to the fullest extent necessary in order for the Eligible Employee to be entitled to receive payment with respect to the number of such performance shares deliverable upon attainment of the performance goal at target level, or with respect to the target percentage of such performance units (and any related Dividend Equivalent Units) as to which payment could be made under the terms of the applicable awards, as specified in the instrument or instruments evidencing the grant thereof; and

  The Eligible Employee will acquire on such date a nonforfeitable right to receive payment with respect to such target number of performance shares (including any cash payment with respect to dividends that would have been paid thereon, if the instrument evidencing the grant of such shares provides for such cash payment), or with respect to such target percentage of performance units (and any related Dividend Equivalent Units), determined without any adjustment described above under the caption “Awards of Performance Shares and Performance Units—Adjustment of Award Amounts.”

     If a Change in Control would be treated as having occurred but for the adoption by the board of a resolution that no Change in Control shall be deemed to have occurred, the board may, in its direction:
  Direct that all options outstanding be canceled on a date fixed by the board, or
  Participants must receive at least 30 days written notice of such date and each participant shall have the right during such period (irrespective of the participant’s termination of employment during the period) to exercise the participant’s options, including any options that have not yet become exercisable.
  Authorize the substitution of a new option for each outstanding option.
  Such new option must have a value at the time of grant at least equal to the value of the outstanding option for which it is substituted and, in the case of any incentive stock options, the substitution requirements of Section 424(a) of the Code must be met.
Recoupment of Awards

     Each award made or granted under the 2012 Stock Plan is subject to termination, rescission, recapture and/or reimbursement (each as defined in the 2012 Stock Plan) to the Company in the discretion of the committee, if (i) the granting, vesting or payment of the award (or a portion of the award) was predicated upon the achievement of certain financial results or other performance criteria, (ii) in the committee’s view, the participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for financial restatement by the Company, and (iii) in the committee’s view, a lower granting, vesting or payment of or with respect to the award would have occurred based on a correct calculation or upon restated financial results or other performance criteria.

     In addition, any amounts paid under the 2012 Stock Plan are subject to recoupment pursuant to the Dodd-Frank Act (and any regulations thereunder), any clawback policy adopted by the Company or other requirement by applicable law or stock exchange listing conditions.

Additional Forfeiture Events and Representations

     In addition of any applicable vesting or performance conditions for an award, in the instrument evidencing an award under the 2012 Stock Plan the committee may specify that the participant’s rights, payments and benefits are subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain events. Such events include, but are not limited to, violation of material policies of the Company, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the participant, or other conduct by the participant that is detrimental to the business or reputation of the Company or its affiliates. The committee may also require the participant to make a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the participant and providing that the participant’s rights, payments and benefits with respect to an award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation.

Amendment or Termination of the 2012 Stock Plan

     The board of directors may, with prospective or retroactive effect, amend, suspend or terminate the 2012 Stock Plan or any portion thereof at any time; however, (a) no amendment, suspension or termination of the Plan may adversely affect the rights of any Plan participant with respect to any awards previously granted to the participant without his or her written consent, (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Company shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the 2012 Stock Plan that (i) increases the number of shares available for issuance under the Plan, or (ii) results in a material increase in benefits under the Plan or a change in eligibility requirements of the Plan.

Material U.S. Federal Income Tax Consequences

     Set out below is a summary of the principal U.S. federal income tax consequences that generally will apply to awards made under the 2012 Stock Plan to individuals who are citizens or residents of the U. S. The summary is based on statutory authority and judicial and administrative interpretations as of the date of this proxy statement, which are subject to change at any time, possibly with retroactive effect. The discussion below is intended only as a general summary and does not purport to address all of the federal income tax consequences that may apply to a recipient’s award in the recipient’s own individual circumstances.

     Incentive Stock Options

     In general, the recipient of an incentive stock option will not realize any income either at the time the option is granted or at the time it is exercised. However, the amount by which the fair market value of the shares acquired on exercise exceeds the option exercise price for the shares will be treated as income realized in the year of exercise for “alternative minimum tax” purposes.

     If shares acquired upon the exercise of an incentive stock option are sold more than two years after the date of grant of the option and more than one year after the date on which the shares were transferred to the recipient pursuant to his or her exercise of the option, the recipient generally will recognize long-term capital gain or loss on the sale, in an amount equal to the difference between the amount realized on the sale and the price paid for the shares upon exercise of the option. However, if the recipient sells any of the shares before the end of such two- and one-year periods, thereby making a “disqualifying disposition” of those shares, the excess, if any, of the fair market value of such shares on the date on which the option was exercised over the exercise price paid for the shares (or, if less, the excess of the amount realized on the sale over the exercise price paid for those shares) will be treated as ordinary income to the recipient in the year of the disqualifying disposition and the balance, if any, of the amount realized on the sale over the exercise price paid for the shares will be treated as a long-term or short-term capital gain depending on whether the shares were held for more than one year after the date on which they were acquired pursuant to the exercise of the option.

     Nonqualified Stock Options

     The recipient of a nonqualified stock option will not realize any income upon the grant of the option. Upon exercise of such option, the recipient will recognize ordinary income in an amount equal to the excess of the fair market value of the shares acquired pursuant to the exercise of the option, determined as of the date of exercise, over the option exercise price for the shares. Upon a subsequent sale of the shares, the optionee will recognize gain or loss in an amount equal to the difference between the amount realized on the sale and the fair market value of the shares on the date on which they were acquired pursuant to the exercise of the option. The gain or loss recognized will be treated as a long-term or short-term capital gain or loss, depending on whether the shares were held for more than one year after the date on which they were acquired pursuant to the exercise of the option.

     Restricted Shares

     Unless a recipient of an award of restricted shares elects otherwise under Section 83(b) of the Code as described below, the recipient will not be subject to tax with respect to the shares so awarded until the year in which the restrictions applicable to the shares lapse. The recipient will be required to include in his or her gross income for that year an amount equal to the fair market value of the shares at the time the restrictions on the shares lapse. The amount so includible will be subject to tax at ordinary income tax rates.

     Any cash dividends paid on the shares while they remain subject to restrictions will be subject to tax in the year in which they are paid to the recipient. They will be subject to tax in that year at the regular rates applicable to compensation income and not at the special tax rates applicable to dividend income under current law. Any dividends payable on the recipient’s restricted shares that are not paid currently to the recipient but are instead applied to the purchase of additional restricted shares for the recipient will not be subject to tax until the year in which the restrictions on the additional shares so purchased lapse.

     Pursuant to Section 83(b) of the Code, a recipient of an award of restricted shares may elect to include the fair market value of the shares, determined as of the date of grant and without regard to the restrictions on the shares, in his or her gross income for the year in which the restricted shares were awarded to the recipient. If this election is made, (i) no further amount will be includible in the recipient’s gross income upon the lapse of the restrictions on the shares, (ii) any appreciation in the value of the shares after their date of grant will not be taxable as compensation, (iii) any cash dividends paid currently to the recipient with respect to the shares while they remain subject to restrictions will be taxable as dividend income and not as compensation, and (iv) if any of the shares are forfeited due to the recipient’s termination of employment before the restricted period applicable to the shares has expired, the forfeiture will be treated as a sale or exchange of the shares forfeited, and the recipient will therefore realize a capital loss in an amount equal to the amount that was included in his gross income with respect to the forfeited shares pursuant to his or her election under Section 83(b).

     Other Awards

     An Eligible Employee receiving an award of performance shares, performance units or restricted units and an Eligible Director receiving annual award units generally will not be subject to tax with respect to the shares or units included in the award until the year in which payment with respect to such shares or units is made by the Company, either by delivery of unrestricted shares or in cash or a combination thereof. The recipient will be required to include in his or her gross income for such year an amount equal to the fair market value of any shares (determined as of the date on which the unrestricted shares are issued to the recipient), plus the amount of any cash which is all or part of such payment. The amount so includible in the recipient’s income will be subject to tax at ordinary income rates.

     Change in Control Payments

     In the case of recipients of awards under the 2012 Stock Plan who are officers or “highly compensated” employees of the Company within the meaning of Section 280G(c) of the Code, if the total amount of the payments made to such individual under the 2012 Stock Plan, and under all other compensation plans maintained by the Company, that are treated under Section 280G as contingent on a change in the ownership or control of the Company, equal or exceed three times the recipient’s “base amount” (generally defined under Section 280G as the individual’s average annual compensation for the five calendar years ending before the change in control), then, subject to certain exceptions, the portion of such total payments that exceed the recipient’s base amount will be treated as “excess parachute payments” and as such, will be subject to a 20% excise tax in addition to regular income tax.

     Deductibility of the Company’s Payments

     In general, the Company will be entitled to an income tax deduction for all amounts which recipients of awards under the 2012 Stock Plan are required to include in their gross income as compensation with respect to their awards. However, no deduction will be allowed to the Company for any amounts that are treated as “excess parachute payments” under Section 280G of the Code in the event of a Change in Control.

     In addition, under Section 162(m) of the Code the Company generally will not be allowed a deduction for the compensation it pays to its chief executive officer and each of the other named executive officers (not including the chief financial officer) during any taxable year to the extent that the compensation so paid to the executive exceeds $1,000,000. However, compensation paid under certain qualified performance-based compensation arrangements is not considered in determining whether an executive’s compensation exceeds the $1,000,000 limit under Section 162(m). The Company believes that awards of stock options, performance shares and performance units under the 2012 Stock Plan will satisfy these requirements so that the income recognized in connection with these awards will not be included in a named executive officer’s compensation for the purpose of determining whether such individual’s compensation exceeds $1,000,000. However, awards of restricted shares or restricted units generally will not qualify for the performance-based exclusion.

     Section 409A

     To the extent applicable, it is intended that the 2012 Stock Plan and all awards comply with the requirements of Section 409A or an exception to the requirements of Section 409A. The 2012 Stock Plan and all written instruments evidencing awards shall be interpreted and applied by the committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A. If a provision of the 2012 Stock Plan or instrument evidencing an award, is determined by the committee not to comply with Section 409A, the committee has the authority to take actions and to make such interpretations and changes to the 2012 Stock Plan or instrument that are necessary to comply with such requirements, while preserving the economic value of the award for the participant.

New Plan Benefits

     As the awards under the 2012 Stock Plan may be made in the discretion of the compensation committee and no awards have yet been made, the awards to executive officers and other employees are not determinable at this time. If the shareholders approve the 2012 Stock Plan, each of the Eligible Directors will receive the annual award amount as determined by the board on January 10, 2012 (based on the average of reported closing price of a share of common stock on the date of grant and on each of the four preceding trading days) and, if elected as a director, B. Craig Owens will also receive an initial award amount as determined by the board (based on the average of reported closing price of a share of common stock on the date of grant and on each of the four preceding trading days). If the shareholders do not approve the 2012 Stock Plan, no awards will be made under the Plan.

ANNUAL REPORTS AND OTHER MATERIALS

     Copies of the Company’s Annual Report on Form 10-K for fiscal year 2011, including the consolidated financial statements and footnotes, a financial schedule and a list of exhibits (all as filed with the SEC) is being furnished with this proxy statement to shareholders of record on the record date for the meeting.

     The Company is delivering only one copy of these materials to multiple shareholders sharing an address, unless the Company has received contrary instructions from one or more of the shareholders. Upon an oral or written request, the Company will promptly deliver a separate copy of these materials to a shareholder at a shared address to which a single copy was delivered. If you are receiving multiple copies of the proxy materials where multiple shareholders reside and would prefer to receive a single copy, please contact the vice president, investor relations and corporate communications at the address in the paragraph below.

     To request a separate copy of the Company’s Annual Report on Form 10-K for fiscal year 2011, exhibits to such Annual Report and/or this proxy statement, or to alter your preferences for future Company mailings (including proxy materials), please contact the Company vice president, investor relations and corporate communications, via telephone at 1-800-645-6532 or send your request to Pall Corporation’s corporate headquarters at 25 Harbor Park Drive, Port Washington, New York 11050, fax 516-801-9754, attention: vice president, investor relations and corporate communications. The Company reserves the right to charge a reasonable fee for exhibits.

     The Company’s Annual Report on Form 10-K (including exhibits) for fiscal year 2011 and this proxy statement are available on the Company’s website, at www.pall.com/annualreport, can be requested (without charge) from the Company via telephone at 1-800-645-6532, and are also available on the SEC’s website at www.sec.gov.

     Copies of the Company’s corporate governance policy, codes of conduct, board committee charters and director independence standards are also available on the Company’s website, at www.pall.com/investor. asp (under the “Corporate Governance” tab), or will be furnished upon written request to the corporate secretary, Pall Corporation, 25 Harbor Park Drive, Port Washington, New York 11050, fax: 516-801-9780.

SHAREHOLDER PROPOSALS FOR 2012
ANNUAL MEETING OF SHAREHOLDERS

Requirements for Shareholder Proposals to be Considered for Inclusion in the Company’s Proxy Materials

     Shareholders may submit proposals on matters appropriate for shareholder action at meetings of the Company shareholders in accordance with Rule 14a-8 promulgated under the Exchange Act. For such proposals to be included in the Company’s proxy materials relating to its 2012 Annual Meeting of Shareholders, all applicable requirements of Rule 14a-8 must be satisfied and such proposals must comply with the notice and other requirements of the Company’s By-Laws. Such proposals should be delivered no later than July 4, 2012 to the corporate secretary, Pall Corporation, 25 Harbor Park Drive, Port Washington, New York 11050.

Requirements for Shareholder Proposals to be Brought Before the Annual Meeting

     The Company’s By-Laws provide that for shareholder nominations to the board or other proposals to be considered at an annual meeting of shareholders, the shareholder must have given timely notice thereof in writing to the Company corporate secretary not less than 90 nor more than 120 days prior to the first anniversary of the preceding year’s annual meeting of shareholders. For the 2012 Annual Meeting of Shareholders, notice must be given after August 17, 2012 and prior to September 16, 2012. However, in the event that the annual meeting is called for a date that is not within 30 days of the date on which the preceding year’s annual meeting of shareholders was held – that is, with respect to the 2012 Annual Meeting of Shareholders, between November 14, 2012 and January 13, 2013 – to be timely, notice by the shareholder must be so received not later than the close of business on the later of the 90th day prior to the date of the meeting and the tenth day following the date on which notice of the meeting is mailed or a public announcement of the date of the meeting is first made by the Company. In no event will the public announcement of an adjournment of an annual meeting of shareholders commence a new time period for the giving of a shareholder’s notice as provided above. A shareholder’s notice to the corporate secretary must set forth the information required by the Company’s By-Laws with respect to each matter the shareholder proposes to bring before the annual meeting.

     In addition, the proxy solicited by the board for the 2012 Annual Meeting of Shareholders will confer discretionary authority to vote on (a) any proposal presented by a shareholder at that meeting for which the Company has not been provided with notice in a timely manner in accordance with the notice requirements of the Company’s By-Laws, and (b) any proposal made in accordance with the By-Law provisions, if the 2012 proxy statement briefly describes the matter and how management’s proxy holders intend to vote on it, if the shareholder does not comply with the requirements of Rule 14a-8(b)(2) under the Exchange Act.

     The chairman of the meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

INFORMATION ABOUT ADMISSION TO THE
ANNUAL MEETING OF SHAREHOLDERS

     Either an admission ticket or proof of ownership of Company common stock, as well as a form of personal photo identification, must be presented in order to be admitted to the meeting.

     You voted shares registered in your name by mail: If your shares are registered in your name and you received proxy materials by mail, your admission ticket is attached to your proxy card. If you plan to attend the meeting, please vote your proxy but keep the admission ticket and bring it with you to the meeting.

     You voted shares registered in your name via the internet: If your shares are registered in your name and you received proxy materials electronically via the internet, you will need to print an admission ticket after you vote by clicking on the “Submit” button at the bottom of the screen that provides a summary of your vote. Then click “To print an Admission Ticket for the meeting” on the next screen to print your ticket.

     Your shares are held beneficially in the name of a bank, broker or other holder of record: If your shares are held beneficially in the name of a bank, broker or other holder of record, you must present proof of your ownership of Company common stock, such as the most recent bank or brokerage account statement, to be admitted to the meeting.

No cameras, recording equipment or other electronic devices will be permitted in the meeting.

     To obtain directions to the annual meeting of shareholders at the Long Island Marriott Hotel and Conference Center, visit the Hotel’s web site at http://www.marriott.com/hotels/maps/travel/nycli-long-island-marriott-hotel-and-conference-center or contact the Hotel via telephone at (516) 794-3800.

Appendix A

PALL CORPORATION

2012 EXECUTIVE INCENTIVE BONUS PLAN
__________

1.
Purpose This document sets forth the Pall Corporation 2012 Executive Incentive Bonus Plan as adopted by the Compensation Committee of the Board of Directors on September 26, 2011 effective for the fiscal year beginning August 1, 2011 and subsequent fiscal years, and approved by shareholders at the Annual Meeting on December 14, 2011.

The purpose of the Plan is to promote the success of the Corporation by providing Participants with bonus incentives that qualify as performance-based compensation within the meaning of Section 162(m) of the Code.

2.
Certain Definitions As used herein with initial capital letters, the following terms shall have the following meanings:

“Affiliate” shall mean any corporation or other entity (including, but not limited to, partnerships, limited liability companies and joint ventures) controlled by the Corporation.

“Board of Directors” shall mean the Board of Directors of the Corporation.

“Bonus” shall mean the bonus payable to a Participant under this Plan for any Performance Period.

“Cause” shall mean, unless otherwise specifically defined in the instrument evidencing an Award, a Participant’s (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Corporation or any of its Affiliates public disgrace or disrepute, or materially and adversely affects the Corporation’s or its Affiliates’ operations or financial performance or the relationship the Corporation or any of its Affiliates has with its customers, (ii) gross negligence or willful misconduct with respect to the Corporation or any of its Affiliates, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Corporation or any of its Affiliates (other than due to a Disability), which refusal, if curable, is not cured within 15 days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Corporation or any of its Affiliates, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (vi) breach of any obligation or duty to the Corporation or any of its Affiliates (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation, proprietary rights or other policies and procedures of the Corporation or any of its Affiliates. Notwithstanding the foregoing, if a Participant and the Corporation (or any of its Affiliates) have entered into an employment agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall in all instances have the meaning defined in that employment agreement or other agreement. Further, notwithstanding anything herein to the contrary, following a Change in Control, “Cause” shall be limited to the matters set forth in clause (i) and (ii) above.

“Change in Control” shall mean the occurrence of any of the following:

	(a)	any “Person”, within the meaning of Section 13(d) or 14(d) under the Securities Exchange Act of 1934 (the “Exchange Act”), including any group (within the meaning of Section 13(d) (3) under the Exchange Act), becomes the “Beneficial Owner”, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the combined voting power of the Corporation’s outstanding shares, other than beneficial ownership by (i) the Corporation or any subsidiary of the Corporation, (ii) any employee benefit plan of the Corporation or any subsidiary of the Company or (iii) any entity of the Corporation for or pursuant to the terms of any such plan. Notwithstanding the foregoing, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Corporation by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30% or more of the shares of the Corporation then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 30% or more of the shares of the Corporation then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional shares of the Corporation, then a Change in Control shall be deemed to have occurred;

(b)	the Corporation shall consummate a merger or consolidation with or consolidate with another entity, or engage in a reorganization with or a statutory share exchange or an exchange offer for the Corporation’s outstanding voting stock of any class with another entity or acquire another entity by means of a statutory share exchange or an exchange offer, or engage in a similar transaction; provided that no Change in Control shall have occurred by reason of this paragraph unless either:

	i.	the stockholders of the Corporation immediately prior to the consummation of the transaction would not, immediately after such consummation, as a result of their beneficial ownership of voting stock of the Corporation immediately prior to such consummation (I) be the Beneficial Owners, directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the Board of Directors or other governing body of the resulting or acquiring entity and (II) be Beneficial Owners of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Corporation immediately prior to such transaction; or

	ii.	those persons who were directors of the Corporation immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity.

(c)	the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation to any Person (as defined in paragraph (a) above) other than any of the Affiliates; or

(d)	the number of duly elected and qualified directors of the Corporation who were not either elected by the Corporation’s Board of Directors or nominated by the Board of Directors or its Nominating/Governance Committee for election by the shareholders shall constitute a majority of the total number of directors of the Corporation as fixed by its by-laws;

provided, however, that in each instance no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 5 hereof shall exist (other than the rights provided for in Section 5 hereof), to the extent that the Board of Directors so determines by resolution adopted and not rescinded prior to the Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean the Compensation Committee of the Board of Directors.

“Corporation” shall mean Pall Corporation.

“Disability” shall mean, with respect to any Participant, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The determination of a Participant’s Disability shall be made by the Committee in its sole discretion.

“Eligible Compensation” shall mean, with respect to any Participant and for any Performance Period, the Participant’s annualized gross base salary as of the commencement of such Performance Period; provided, however, that if the Participant’s annualized rate of base salary changes during the Performance Period, then the Participant’s Eligible Compensation shall be equal to the sum of the Participant’s annualized rate of gross base salary for each period of full calendar months in the Performance Period to which such annualized rate of gross base salary applies, except that the annualized rate of gross base salary after any change shall be deemed for this purpose to have been in effect as of the first day of the calendar month in which such change is effective.

“Eligible Executive” shall mean, with respect to any Performance Period, each individual who is a “Covered Employee” of the Corporation for any or all of such Performance Period for purposes of Section 162(m) of the Code, the Corporation’s Chief Financial Officer, and each other officer or executive of the Corporation who is selected for eligibility to participate in the Plan by the Committee.

“Fiscal Year” shall mean the fiscal year of the Corporation ending on July 31, 2012, and each subsequent fiscal year of the Corporation.

“Maximum Bonus Award” shall mean, as to any Participant for a Performance Period, 260% of the Participant’s annualized rate of base salary in effect at the commencement of such Performance Period determined without regard to any increases in base salary that may occur thereafter, but in any event not more than three million dollars ($3,000,000).

“MSPP” shall mean the Pall Corporation Management Stock Purchase Plan, as amended from time to time.

“Pall 401(k) Plan” shall mean the Pall Corporation 401(k) Plan, as amended from time to time.

“Participant” shall mean each Eligible Executive who is selected to participate in the Plan by the Committee. If an employee is hired as an Eligible Executive or first becomes an Eligible Executive after the beginning of a Performance Period, the Committee shall have discretion to determine whether he or she will be eligible to participate in the Plan with respect to that Performance Period.

“Performance Criteria” shall mean any one or any combination of any of the following performance criteria as the Committee deems appropriate, which may be applied to the Corporation as a whole, or to an individual Participant, or to a department, unit, division or function within the Corporation or an Affiliate, and which may be applied on a pre- or post-tax basis, either alone or relative to past, present or future performance of other businesses or individuals (including industry or general market indices): (a) consolidated earnings, net income or net profit (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes or before or after interest, taxes, depreciation, and amortization; (b) return on equity; (c) return on assets; (d) gross or net revenue or changes in annual revenues; (e) cash flow(s) (including either operating or net cash flows); (f) financial return ratios; (g) total stockholder return, stockholder return based on growth measures or the attainment of a specified share price, or share price appreciation; (h) earnings per share or earnings growth or growth in earnings per share; (i) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (j) adjusted pre-tax margin; (k) pre-tax profits; (l) operating margins; (m) operating profits; (n) operating expenses; (o) dividends; (p) net income or net operating income; (q) growth in operating earnings or growth in earnings per share; (r) value of assets; (s) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (t) aggregate product price and other product measures; (u) expense or cost levels, in each case, where applicable, determined either on a Corporation-wide basis or in respect of any one or more specified divisions; (v) reduction of losses, loss ratios or expense ratios; (w) reduction in fixed costs; (x) operating cost management; (y) cost of capital; (z) debt reduction; (aa) productivity improvements; (bb) average inventory turnover; or (cc) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

In addition, for purposes of determining the amount of any Bonus payable to a Participant with respect to a Performance Period under Section 3(b) hereof (but not with respect to the determination of the Threshold Goal), the Committee may apply any other performance criteria as it deems appropriate in its sole discretion.

“Performance Period” shall mean the Fiscal Year or Fiscal Years with respect to which the Performance Criteria or Threshold Goal(s) are set by the Committee.

“Plan” shall mean the Pall Corporation 2012 Executive Incentive Bonus Plan, as set forth herein and as amended from time to time.

“Section 409A” shall mean Section 409A of the Code and regulations promulgated thereunder.

“Target Bonus Award” shall mean the target award payable under the Plan to a Participant for a Performance Period, as determined by the Committee in its sole discretion. The Target Bonus Award shall be expressed as a percentage of a Participant’s Eligible Compensation.

“Threshold Goal(s)” shall mean the level(s) of performance under Performance Criteria that must be achieved with respect to a Participant in order for a Participant to earn any bonus under the Plan as further described in Section 3(a) below.

3.	Determination of Bonus Opportunities

(a)
Subject to potential reduction pursuant to Section 3(b) below, the provisions of Section 3(d), and all other terms and conditions of the Plan, each Participant shall be paid the Maximum Bonus Award with respect to a Performance Period provided that (i) the Committee certifies that the Threshold Goal(s) for that Performance Period has/have been achieved, and (ii) except as provided in Section 3(d), the Participant remains continuously employed by the Corporation or an Affiliate through the last day of such Performance Period. Notwithstanding anything contained herein to the contrary, the Committee shall have authority to make equitable adjustments to any Performance Criteria and the corresponding level(s) of performance thereunder so as to eliminate, consistent with generally accepted accounting principles, the effects of (i) the translational effect of foreign currency exchange rates, (ii) any acquisitions, divestitures, discontinuance of business operations, restructuring or any other unusual or non-recurring or extraordinary charges, or (iii) the cumulative effect of any accounting changes, provided that such adjustment would not cause a Bonus to be non-deductible under Section 162(m) of the Code.

	(b)	Notwithstanding Section 3(a), the Bonus payable to a Participant with respect to a Performance Period may, in the sole discretion of the Committee, be reduced (including to zero) based on any factors that the Committee deems appropriate, including without limitation (i) the relative achievement of such Performance Criteria for the Performance Period as the Committee in its sole discretion deems appropriate, (ii) to reflect the Committee’s evaluation of the Participant’s individual performance, and/or (iii) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the amount of the Bonus to be paid to the Participant for the Performance Period. The Committee shall not have any discretion to increase the amount of the Bonus payable to any Participant with respect to a Performance Period above the Participant’s Maximum Bonus Award determined under Section 3(a) with respect to the Performance Period.

	(c)	The specific Threshold Goal(s) with respect to a Performance Period shall be established by the Committee in writing no later than ninety (90) days after the commencement of such Performance Period and while attainment of the Threshold Goal(s) remain(s) substantially uncertain within the meaning of Section 162(m) of the Code. At the time the Threshold Goal(s) is/are selected, the Committee shall provide a Target Bonus Award for each Participant, and for any person who may become a Participant after the Threshold Goal(s) is/are set, and such additional Performance Criteria as may be required to be achieved in order to earn the Target Bonus Award; provided that no Bonus shall be payable unless the Threshold Goal(s) is/ are achieved.

	(d)	In order to receive a Bonus with respect to a Performance Period, a Participant must remain continuously employed by the Corporation or an Affiliate through the last day of such Performance Period. Notwithstanding the foregoing, in the event a Participant terminates employment at least five days after a Performance Period begins due to death or Disability, or if the Participant is involuntary discharged (other than for Cause, death or Disability) such that he or she is no longer in the employ of the Corporation or any of its Affiliates, the Participant (or his or her estate in the event of death) shall be entitled to receive the Bonus, if any, that he or she would have received had he or she not terminated employment; provided that, unless otherwise determined by the Committee, such Bonus shall be prorated by multiplying such Bonus by a fraction, the numerator of which is the number of full or partial calendar months that the Participant was employed by the Corporation or an Affiliate during the Performance Period and the denominator of which is the number of full or partial calendar months in such Performance Period. Such Bonus, if any, will be paid at the same time as other Bonuses for the Performance Period are paid, subject to the Committee’s certification set forth in Section 4(a).

4.	Payment of Bonuses

	(a)	The Bonus payable to a Participant for any Performance Period shall be paid in a single lump sum cash payment, reduced by the amount of all federal, state, local and foreign taxes required by law to be withheld therefrom, following the date on which the Committee has certified in writing that all conditions for the payment of such Bonus to the Participant for such Performance Period have been satisfied, but no later than 2-1/2 months following the end of such Performance Period unless payment is delayed in order to ensure the deductibility of the payment under Section 162(m) of the Code or under such other circumstances as will not cause the payment to fail to be treated as a “short-term deferral” for purposes of Section 409A. No Participant shall receive any payment under the Plan unless the Committee has certified, by resolution or other appropriate action in writing, that the amount thereof has been accurately determined in accordance with the terms, conditions and limits of the Plan and that the Threshold Goal(s) and any other material terms previously established by the Committee or set forth in the Plan were in fact satisfied.

	(b)	To the extent that a Participant has elected under the applicable provisions of the Pall 401(k) Plan to have any part of the Bonus payable to the Participant for any Performance Period reduced, and to have an amount equal to such part of the Participant’s Bonus contributed to the Pall 401(k) Plan as a 401(k) contribution on the Participant’s behalf, an amount equal to such part of the Participant’s Bonus shall be contributed to the Pall 401(k) Plan on behalf of the Participant, and thereupon, the obligation of the Corporation under this Plan with respect to payment of such part of the Participant’s Bonus shall be fully discharged. However, no such contribution shall be made to the extent it would cause any limitation applicable under the Pall 401(k) Plan to be exceeded.

	(c)	To the extent that a Participant has elected under the applicable provisions of the MSPP to have any part of the Bonus payable to the Participant for any Fiscal Year paid in the form of Restricted Units to be credited to the Participant’s account under the MSPP, no cash payments shall be made to the Participant pursuant to (a) above with respect to the part of the Participant’s Bonus that is subject to such election, and the obligation of the Corporation under this Plan with respect to payment of such part of the Participant’s Bonus shall be fully discharged upon the crediting of Restricted Units to the Participant’s account under the MSPP in accordance with the applicable provisions of the MSPP.

5.
Change in Control Notwithstanding any other provision in the Plan to the contrary (but subject to the “provided, however” clause contained in the definition of “Change in Control” in Section 2), in the event of a Change in Control, the amount of the Bonus payable to any Participant for the Performance Period in which such Change in Control occurs shall be at least equal to the Participant’s Target Bonus Award for such year or, in the case of any Participant whose employment commences after the start of such year or ends prior to the close of such year, a pro rata portion thereof determined on the basis of the number of days of such Performance Period that fall within the Participant’s period of employment. The entire amount of such Bonus, reduced by the amount of all federal, state and local taxes required to be withheld therefrom, shall be paid to the Participant in a single cash lump sum within ten (10) business days following the date of such Change in Control.

6.	Rights of Executives A Participant’s rights and interests under the Plan shall be subject to the following provisions:

(a)
A Participant’s rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant.

	(b)	Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any Affiliate.

7.
Administration The Plan shall be administered by the Committee. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, to construe and interpret the Plan, to adopt such rules and regulations as it deems necessary or appropriate for the proper administration of the Plan, and to make all determinations considered necessary or advisable for the administration of the Plan.

The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers of the Corporation, to the extent not inconsistent with Section 162(m) of the Code.

All decision, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review, under a “de novo”, rather than a deferential standard.

8.
Amendment or Termination The Board of Directors may (acting by the Committee if the by-laws of the Corporation so provide), with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to any Bonus that has become payable to the Participant under the Plan, without his or her written consent, and (b) following a Change in Control, no amendment to Section 5, and no termination of the Plan, shall be effective if such amendment or termination adversely affects the rights of any Participant under the Plan.

9.
Successor Corporation The obligation of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

10.
Recoupment of Awards Notwithstanding anything contained in the Plan, each Bonus paid or payable under the Plan (without regard to any deferral of such Bonus under the Pall 401(k) Plan, the MSPP or any other arrangement) shall be subject, in the discretion of the Committee, to forfeiture, cancelation and/or repayment to the Corporation if –

	(a)	the payment of such Bonus (or portion thereof) was predicated upon the achievement of certain financial results or other performance criteria;

(b)
in the Committee’s view, the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for a financial restatement by the Corporation; and

	(c)	in the Committee’s view, a lesser payment (or no payment) of such Bonus would have occurred based on a correct calculation or upon restated financial results or other performance criteria.

In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Corporation or as is otherwise required by applicable law or stock exchange listing conditions.

11.
Non-Transferability of Bonuses Except as expressly provided by the Committee, no amount payable under the Plan shall be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance or charge, and any such attempted action be void and no such benefit shall be in any manner liable for or subject to debts, contracts, liabilities, engagements or torts of any Participant.

12.
Section 162(m) Conditions It is the intent of the Corporation that the Plan and Bonuses paid hereunder satisfy and be interpreted in a manner that satisfies any applicable requirements as performance-based compensation for purposes of Section 162(m) of the Code. Any provision, application or interpretation of the Plan inconsistent with this intent to satisfy the standards in Section 162(m) of the Code shall be disregarded.

13.
Section 409A It is the intent of the Corporation that all Bonuses payable hereunder be exempt from the requirements of Section 409A (based on the “short-term deferral” exception set forth in regulations of the U.S. Department of Treasury promulgated under Section 409A). The Plan shall be interpreted in a manner consistent with such intent.

Notwithstanding the foregoing, to the extent that any Bonus hereunder does not meet an exception to Section 409A (a “409A Bonus”), this Plan is intended to comply with respect to such 409A Bonus with the requirements of Section 409A and shall in all respects be administered and interpreted in accordance with Section 409A with respect to such 409A Bonus. To the extent that any provision in this Plan is ambiguous as to its compliance with Section 409A, the provision shall be interpreted in a manner so that no amount payable hereunder shall be subject to an “additional tax” within the meaning of Section 409A(a)(1)(B) of the Code. For purposes of Section 409A, each Bonus payment made under this Plan shall be treated as a separate payment. In no event may a Participant, directly or indirectly, designate the calendar year of any payment hereunder.

If any 409A Bonus becomes payable to a Participant by reason of his or her retirement or other termination of employment that does not constitute a “separation from service” within the meaning of Section 409A, the Participant’s right to such payment shall be deferred (subject to the second following paragraph hereof) until the earlier of the date that such a “separation from service” occurs or the earliest date on which the 409A Bonus may be paid without being subject to an additional tax under Section 409A.

If any 409A Bonus becomes payable to a Participant solely by reason of a Change in Control, and a Change in Control occurs as defined by the Plan that is not, with respect to the Corporation, a change in ownership or effective control of the Corporation or a change in ownership of a substantial portion of the assets of the Corporation (each within the meaning of Section 409A), then the Participant’s right to such payment shall be deferred until the earliest date on which the 409A Bonus may be paid without being subject to an additional tax under Section 409A.

Notwithstanding anything contained herein to the contrary, no amount of a 409A Bonus that is payable by reason of a Participant’s separation from service will be made to a Participant who is a “specified employee” (as defined by Section 409A) until the earlier of: (i) the first day following the sixth month anniversary of the Participant’s separation from service, (ii) the Participant’s date of death, or (iii) the earliest date on which the 409A Bonus may be paid without being subject to an additional tax under Section 409A.

Notwithstanding anything contained herein to the contrary, in no event shall the Corporation or any officer, director, employee or agent of the Corporation be liable to any Participant for any tax or penalty imposed on such Participant under Section 409A or otherwise.

14.
No Funding of Plan The Corporation shall not be required to fund or otherwise segregate any cash or any other assets which may at any time be paid to Participants under the Plan. The Plan shall constitute an “unfunded” plan of the Corporation. The Corporation shall not, by any provisions of the Plan, be deemed to be a trustee of any property, and any obligations of the Corporation to any Participant under the Plan shall be those of a debtor and any rights of any Participant shall be limited to those of a general unsecured creditor.

15.
Impact on Employment Agreements Notwithstanding anything contained herein to the contrary, to the extent that any employment agreement between the Corporation and any Participant makes reference to the Pall Corporation 2004 Executive Incentive Bonus Plan, such reference shall, for Fiscal Years of the Company beginning on and after August 1, 2011, be deemed to refer to the Pall Corporation 2012 Executive Incentive Bonus Plan, as such Plan may be amended from time to time, or any successor thereto. In addition, to the extent that any such employment agreement makes reference to the Participant’s “Target Bonus Percentage”, such reference shall (unless such employment agreement is amended) continue to mean the percentage designated under such employment agreement.

16.	Governing Law The Plan shall be governed by and construed in accordance with the laws of the State of New York, without regard to conflicts of law or choice of law principles.

17.
Effective Date The Plan was adopted by the Compensation Committee on September 26, 2011, effective for the Fiscal Year beginning August 1, 2011, subject, however, to approval by the shareholders of the Corporation at the 2011 annual meeting of the shareholders, including any adjournment thereof. Unless reapproved by shareholders of the Corporation, no Bonuses shall be paid under this Plan with respect to Performance Periods for which the Committee approves the applicable Threshold Goal(s) after the first shareholder meeting that occurs in 2016.

Appendix B

PALL CORPORATION

2012 STOCK COMPENSATION PLAN

1.	Purpose

This document sets forth the Pall Corporation 2012 Stock Compensation Plan as adopted by the Board of Directors of Pall Corporation on September 26, 2011.

The purpose of the Plan is to attract and retain individuals of outstanding ability to serve as employees in positions of responsibility with the Corporation and its Affiliated Companies, or to serve as non-employee directors of the Corporation, by providing them with the opportunity to acquire a proprietary interest (or to increase their proprietary interest) in the Corporation, and to provide them with incentives and awards that will motivate their efforts and contributions towards the success of the Corporation and its Affiliated Companies and the growth of their businesses.

2.	Definitions

As used herein, the following terms shall have the following meanings:

“Affiliated Companies” shall mean each direct or indirect subsidiary of the Corporation.

“Annual Award Units” shall mean Units awarded to an Eligible Director pursuant to Section 8.

“Annual Award Grant Date” shall mean, with respect to each calendar year beginning on or after January 1, 2012, January 10 of such year or, if January 10 of such year is not a Trading Day, then the next day following January 10 of such year that is a Trading Day.

“Award” shall mean the grant of any Option, Share or Unit to any Eligible Employee or Eligible Director under the Plan.

“Beneficiary” shall mean the person or persons designated by a Participant in accordance with Section 16 to receive any payment that is required to be made under the Plan upon or after the Participant’s death.

“Board of Directors” or “Board” shall mean the Board of Directors of the Corporation.

“Cause” shall mean, unless otherwise specifically defined in the instrument evidencing an Award, a Participant’s (i) conviction of, or the entry of a plea of guilty or no contest to, a felony or any other crime that causes the Corporation or any of its Affiliated Companies public disgrace or disrepute, or materially and adversely affects the Corporation’s or its Affiliated Companies’ operations or financial performance or the relationship the Corporation or any of its Affiliated Companies has with its customers, (ii) gross negligence or willful misconduct with respect to the Corporation or any of its Affiliated Companies, including, without limitation fraud, embezzlement, theft or dishonesty in the course of his or her employment; (iii) alcohol abuse or use of controlled drugs other than in accordance with a physician’s prescription; (iv) refusal to perform any lawful, material obligation or fulfill any duty (other than any duty or obligation of the type described in clause (vi) below) to the Corporation or any of its Affiliated Companies (other than due to a Disability), which refusal, if curable, is not cured within 15 days after delivery of written notice thereof; (v) material breach of any agreement with or duty owed to the Corporation or any of its Affiliated Companies, which breach, if curable, is not cured within 15 days after the delivery of written notice thereof; or (vi) breach of any obligation or duty to the Corporation or any of its Affiliated Companies (whether arising by statute, common law or agreement) relating to confidentiality, noncompetition, nonsolicitation, proprietary rights or other policies and procedures of the Corporation or any of its Affiliated

Companies. Notwithstanding the foregoing, if a Participant and the Corporation (or any of its Affiliated Companies) have entered into an employment agreement or other similar agreement that specifically defines “cause,” then with respect to such Participant, “Cause” shall in all instances have the meaning defined in that employment agreement or other agreement. Further, notwithstanding anything herein to the contrary, following a Change in Control, “Cause” shall be limited to the matters set forth in clause (i) and (ii) above.

“CEO” shall mean the Chief Executive Officer of the Corporation.

“Change in Control” means the occurrence of any of the following:

(a)
any “Person”, within the meaning of Section 13(d) or 14(d) under the Securities Exchange Act of 1934 (the “Exchange Act”), including any group (within the meaning of Section 13(d)(3) under the Exchange Act), becomes the “Beneficial Owner”, as such term is defined in Rule 13d-3 promulgated under the Exchange Act, of 30% or more of the combined voting power of the Corporation’s outstanding shares, other than beneficial ownership by (i) the Corporation or any subsidiary of the Corporation, (ii) any employee benefit plan of the Corporation or any subsidiary of the Company or (iii) any entity of the Corporation for or pursuant to the terms of any such plan. Notwithstanding the foregoing, a Change in Control shall not occur as the result of an acquisition of outstanding shares of the Corporation by the Corporation which, by reducing the number of shares outstanding, increases the proportionate number of shares beneficially owned by a Person to 30% or more of the shares of the Corporation then outstanding; provided, however, that if a Person becomes the Beneficial Owner of 30% or more of the shares of the Corporation then outstanding by reason of share purchases by the Corporation and shall, after such share purchases by the Corporation, become the Beneficial Owner of any additional shares of the Corporation, then a Change in Control shall be deemed to have occurred;

(b)	the Corporation shall consummate a merger or consolidation with another entity, or engage in a reorganization with or a statutory share exchange or an exchange offer for the Corporation’s outstanding voting stock of any class with another entity or acquire another entity by means of a statutory share exchange or an exchange offer, or engage in a similar transaction; provided that no Change in Control shall have occurred by reason of this paragraph unless either:

i.
the stockholders of the Corporation immediately prior to the consummation of the transaction would not, immediately after such consummation, as a result of their beneficial ownership of voting stock of the Corporation immediately prior to such consummation (I) be the Beneficial Owners, directly or indirectly, of securities of the resulting or acquiring entity entitled to elect a majority of the members of the Board of Directors or other governing body of the resulting or acquiring entity and (II) be Beneficial Owners of the resulting or acquiring entity in substantially the same proportion as their beneficial ownership of the voting stock of the Corporation immediately prior to such transaction; or

ii.
those persons who were directors of the Corporation immediately prior to the consummation of the proposed transaction would not, immediately after such consummation, constitute a majority of the directors of the resulting entity.

(c)	the sale or disposition, in one or a series of related transactions, of all or substantially all of the assets of the Corporation to any Person (as defined in paragraph (a) above) other than any of the Affiliated Companies; or

(d)
the number of duly elected and qualified directors of the Corporation who were not either elected by the Corporation’s Board of Directors or nominated by the Board of Directors or its Nominating/Governance Committee for election by the shareholders shall constitute a majority of the total number of directors of the Corporation as fixed by its by-laws;

provided, however, that in each instance no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Section 13 hereof shall exist (other than the rights provided for in Section 13(b) hereof), to the extent that the Board of Directors so determines by resolution adopted and not rescinded prior to the Change in Control.

“Code” shall mean the Internal Revenue Code of 1986, as amended.

“Committee” shall mean (i) the Board of Directors, with respect to any Award that may be granted, or that has been granted, to any Eligible Director; (ii) the Compensation Committee, with respect to any Award that may be granted, or that has been granted, to any Eligible Employee, except as otherwise provided in (iii); or (iii) the CEO, with respect to those specific matters pertaining to Awards to Eligible Employees who are not Elected Officers that are within the scope of the authority granted to the CEO under Section 15(d) or delegated to the CEO by the Compensation Committee under to Section 15(e).

“Common Stock” shall mean the common stock ($0.10 par value) of the Corporation.

“Compensation Committee” shall mean the Compensation Committee of the Board of Directors.

“Corporation” shall mean Pall Corporation, a New York Corporation.

“Covered Executive” shall mean any individual who is or could be a “covered employee” of the Corporation for purposes of Section 162(m) of the Code, as determined by the Committee.

“Date of Grant” shall mean, with respect to any Award, the date on which the Committee approves the grant of such Award, or such later date as may be specified as the date of grant of such Award in the instrument evidencing the grant of such Award.

“Director” shall mean any individual who is a member of the Board of Directors.

“Disability” shall mean, unless otherwise provided in the agreement evidencing an Award, that the Participant is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or can be expected to last for a continuous period of not less than twelve (12) months. The determination of a Participant’s Disability shall be made by the Committee in its sole discretion.

“Dividend Equivalent Units” shall mean additional Units credited with respect to a Participant’s Restricted Units, Performance Units, or Annual Award Units pursuant to Section 6(c), Section 7(b) or Section 8(b) and which represent the equivalent value (in Units) of dividends paid on Shares.

“Dividend Payment Date” shall mean each date on which the Corporation pays a dividend on its Common Stock.

“Elected Officer” shall mean any individual who is an Elected Officer under Section 4.01(a)(i) of the By-Laws of the Corporation.

“Eligible Director” shall mean any Director who is not an employee of the Corporation or any of its Affiliated Companies.

“Eligible Employee” shall mean any employee of the Corporation or any of its Affiliated Companies.

“Fair Market Value” shall mean, with respect to any Share or Unit as of any date of reference herein, (i) if the principal trading market for the Common Stock is a national securities exchange, the reported closing price of a share of Common Stock on such exchange for such date or, if such date is not a Trading Day, on the most recent Trading Day preceding such date, (ii) if the Common Stock is not principally traded on such an exchange, the mean between the last reported “bid” and “asked” prices of Common Stock on the relevant date, as reported on the OTC Bulletin Board, or (iii) if the Common Stock is not publicly traded or, if publicly traded, is not so reported, the Fair Market Value per share shall be as determined by the Committee in its sole discretion, using such method or means that shall comply with the requirements of a reasonable valuation method as described under Section 409A, if applicable.

“Fees” shall mean, for each calendar year, the sum of all quarterly cash fees paid to an Eligible Director for service on the Board and any committee thereof on which the Eligible Director serves, excluding any expense reimbursement.

“Full Value Award” shall mean any Award other than an Option or other Award for which the Participant pays the intrinsic value of the Award (whether directly or by forgoing a right to receive a cash payment from the Corporation).

“Incentive Stock Option” shall mean an Option that is an “incentive stock option” within the meaning of Section 422 of the Code.

“Involuntary Termination of Employment” means the involuntary discharge of an Eligible Employee’s employment (other than for Cause, death or Disability) such that he or she is no longer in the employ of the Corporation or any of its Affiliated Companies. An Eligible Employee’s employment shall be deemed to be due to involuntary discharge if he or she resigns from employment for “Good Reason”. Unless otherwise specifically defined in the instrument evidencing an Award, an Eligible Employee may resign for “Good Reason” due to any one or more of the following events that occur following a Change in Control, unless the Eligible Employee has consented to such action in writing:

(i) a material diminution of the responsibilities, position and/or title of the Eligible Employee compared with the responsibilities, position and title, respectively, of the Eligible Employee prior to the Change in Control;

(ii) a relocation of the Eligible Employee’s principal business location to an area outside a 25 mile radius of its location preceding the Change in Control and which requires that the Eligible Employee commute an additional distance of at least 20 miles more than such Eligible Employee was required to commute immediately prior to the Change in Control; or

(iii) a material reduction in the Eligible Employee’s base salary or bonus opportunities;

provided, however, that (i) Good Reason shall not be deemed to exist unless written notice of termination on account thereof is given by the Eligible Employee to the Corporation no later than sixty (60) days after the time at which the event or condition purportedly giving rise to Good Reason first occurs or arises; and (ii) if there exists (without regard to this clause (ii)) an event or condition that constitutes Good Reason, the Corporation shall have thirty (30) days from the date notice of such a termination is given to cure such event or condition and, if the Corporation does so, such event or condition shall not constitute Good Reason hereunder. The Eligible Employee’s right to resign from employment for a Good Reason event or condition shall be waived if the Eligible Employee fails to resign within sixty (60) days following the last day of the Corporation’s cure period. Notwithstanding the foregoing, if an Eligible Employee and the Corporation (or any of its Affiliated Companies) have entered into an employment agreement or other similar agreement that specifically defines “Good Reason,” then with respect to such Eligible Employee, “Good Reason” shall have the meaning defined in that employment agreement or other agreement.

“Non-Qualified Stock Option” shall mean an Option that is not an Incentive Stock Option.

“Option” shall mean an option to purchase Shares granted pursuant to Section 5 of the Plan or, solely for purposes of Section 5(h)(ii), granted under any other stock option plan maintained by the Corporation.

“Participant” shall mean any Eligible Employee or Eligible Director who holds an Award granted under the Plan, and any successor, permitted transferee or Beneficiary that succeeds to such individual’s interest in such Award.

“Performance Goals” shall mean the performance goals established by the Committee in connection with Awards granted to Eligible Employees under Section 7 that must be met in order for payment to be made with respect to such Awards.

“Performance Period” shall mean the period established by the Committee for measuring whether, and to what extent, any Performance Goals established in connection with any Award granted under Section 7 hereof have been met.

“Performance Shares” shall mean Shares that may be issued and delivered at the end of a Performance Period pursuant to an Award made to an Eligible Employee under Section 7, depending on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Section 7.

“Performance Units” shall mean Units credited to an Eligible Employee at the beginning of a Performance Period pursuant to an Award made to such employee under Section 7, and any Dividend Equivalent Units that are credited to the employee with respect to such Units during such Performance Period, payment with respect to which Units and related Dividend Equivalent Units depends on the achievement, or the level of achievement, of one or more Performance Goals within such period, as provided in Section 7.

“Plan” shall mean the Pall Corporation 2012 Stock Compensation Plan, as set forth herein and as amended from time to time.

“Pro Rata Portion” shall mean, with respect to any Restricted Shares or Restricted Units granted pursuant to an Award made hereunder to an Eligible Employee, the portion determined by (A) multiplying the number of Shares or Units, as applicable, covered by such Award by the “Applicable Pro Rata Percentage” (as defined below), and (B) subtracting from the number determined under clause (A) such number of Shares or Units, if any, with respect to which such Award has previously become exercisable, vested or with respect to which the applicable Restrictions have lapsed. For purposes of the foregoing, the “Applicable Pro Rata Percentage” with respect to an Eligible Employee shall be determined by dividing (i) the number of full or partial calendar months in the period commencing on the first day of the Restricted Period established for such Restricted Shares or Restricted Units granted to such Eligible Employee and ending on the date of the Eligible Employee’s Termination of Employment, by (ii) the total number of full or partial calendar months in such Restricted Period.

“Reported Closing Price” shall mean the closing price of a share of Common Stock on any Trading Day, as reported by the national securities exchange on which the Common Stock is listed is open for trading.

“Restricted Period” shall mean the period of time during which Restricted Shares or Restricted Share Units are subject to Restrictions as set forth in Section 6.

“Restricted Shares” shall mean Shares which are granted subject to Restrictions pursuant to Section 6.

“Restricted Units” shall mean Units awarded pursuant to Section 6, and any Dividend Equivalent Units that are credited to the employee with respect to such Units during such Restricted Period as provided in Section 6.

“Restrictions” shall mean the restrictions to which Restricted Shares or Restricted Units are subject under the provisions of Section 6.

“Retirement” shall mean the termination of a Participant’s employment with the Corporation and all of its Affiliated Companies, if at the time of such termination of employment the Participant has attained age 65.

“Rounding Convention” shall mean the rounding of any fractional Units to one or more decimal places in accordance with such rules and procedures as the Committee shall prescribe as in effect from time to time.

“Section 409A” shall mean Section 409A of the Code and regulations promulgated thereunder.

“Share” shall mean a share of Common Stock.

“Termination of Board Membership” shall mean, with respect to any Eligible Director, his or her ceasing to be a member of the Board of Directors.

“Termination of Employment” shall mean, with respect to any Eligible Employee, his or her ceasing to be employed by the Corporation or any of its Affiliated Companies.

“Trading Day” shall mean any day that the national securities exchange on which the Common Stock is listed is open for trading.

“Unit” shall mean a unit of measurement equivalent to one share of Common Stock, with none of the attendant rights of a shareholder of such share, (including among the rights which the holder of a Unit does not have are the right to vote such share and the right to receive dividends thereon), except to the extent otherwise specifically provided herein.

3.	Awards

(a) Form of Awards. Awards under the Plan may be made in the form of Options, Restricted Shares, Restricted Units, Performance Shares, Performance Units, and Annual Award Units. An Award in any of the foregoing forms other than Annual Award Units may be granted to any individual Eligible Employee, or to any group of Eligible Employees, upon terms and conditions that differ from the terms and conditions upon which any other Awards in the same form are made to other individual Eligible Employees or groups of Eligible Employees.

(b) Written Instrument. Each Award made to an Eligible Employee or Eligible Director under the Plan shall be evidenced by a written instrument in such form as the Committee shall prescribe, setting forth the terms and conditions of the Award. The instrument evidencing the grant of any Award hereunder shall specify that the Award shall be subject to all of the terms and provisions of the Plan as in effect from time to time but subject to the limitation on amendments set forth in Section 18 of the Plan.

(c) Surrender and Exchange of Awards. The Committee may in its discretion grant to a Participant who has been granted an Award under the Plan or an award under any other employee compensation or benefit plan maintained by the Corporation or any of its Affiliates (any such Award or award is referred to herein as a “Prior Award”), in exchange for the surrender and cancellation of such Prior Award or any portion thereof, a new Award under the Plan. As the Committee may determine in its discretion, the new Award so granted may be in a form different than that of the Prior Award surrendered, and may be granted subject to terms and conditions that differ from those to which the surrendered Prior Award were subject. Notwithstanding the foregoing, no grant of a new Award in exchange for a Prior Award may be made hereunder unless (i) the aggregate fair value of the new Award does not exceed the aggregate fair value of the Prior Award, determined as of the time the new Award is granted; and (ii) the grant of the new Award would not constitute a “repricing” of any Option or would not otherwise be treated as a “material revision” of the Plan for purposes of the applicable rules of the New York Stock Exchange. Except in connection with a corporate transaction involving the Corporation (including, without limitation, any stock dividend, stock split, extraordinary cash dividend, recapitalization, reorganization, merger, consolidation, split-up, spin-off, combination, or exchange of shares), the terms of outstanding Awards may not be amended without stockholder approval to reduce the exercise price of outstanding Options or cancel outstanding Options in exchange for cash, other Awards or Options with an exercise price that is less than the exercise price of the original Options.

4.	Shares Available for Awards

Shares distributed in respect of Awards made under the Plan may be authorized but unissued Shares, Shares held in the treasury of the Corporation, or Shares purchased by the Corporation on the open market at such time or times and in such manner as it may determine. The Corporation shall be under no obligation to issue or acquire Shares in respect of an Award made under the Plan before the time when delivery of Shares is due under the terms of the Award. The number of Shares available for distribution in respect of Awards made under the Plan shall be subject to the following limitations:

	(a)	The aggregate number of Shares that may be distributed or issued in respect of Awards made under the Plan shall be limited to 7,100,000 Shares. The maximum aggregate number of Shares that may be issued pursuant to the exercise of Incentive Stock Options granted under the Plan shall not exceed 7,100,000 Shares.

	(b)	Upon the grant of any Award, the overall aggregate number of Shares available for further Awards under the Plan, and if the Award so granted was in a form subject to a limitation on the aggregate number of Shares available for Awards in that form, the aggregate number of Shares available for further Awards under the Plan in that form, shall be reduced by the number of Shares subject to the Award so granted; provided, however, that with respect to each Full Value Award, the aggregate number of Shares available for further Awards under the Plan and subject to such a limitation, shall be reduced by 2.31 multiplied by each Share or Unit that is the subject of such Full Value Award (the “Full Value Award Multiple”). In the event of the grant of Performance Shares or Performance Units, the aggregate number of Shares available for further Awards under the Plan shall be reduced by the maximum number of Shares that may be issued with respect to such Award (including by taking into account the Full Value Award Multiple).

	(c)	There shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and (b) above (including by taking into account the Full Value Award Multiple if applicable), the following: (i) any Shares as to which an Option granted hereunder has not been exercised at the time of its expiration, cancellation or forfeiture; and (ii) any Shares included in any form of Award granted hereunder, to the extent that the Participant’s right to receive such Shares is forfeited, canceled, settled in cash or otherwise terminated without a delivery of Shares. Shares that are withheld or tendered by a Participant as full or partial payment for an Award or for taxes shall not be added back to the Shares available for issuance under the Plan and will be counted against the limit in Section 4(a) above. In the case of a performance-based Award that provides for a target number of shares and also provides that a larger number of Shares may be granted if the performance criteria are exceeded, there shall be added back to the aggregate number of Shares available for the grant of Awards under the Plan, as determined under (a) and (b) above, the number of Shares subject to such Award as are not actually issued (including by taking into account the Full Value Award Multiple).

	(d)	The limitations provided in this Section 4 shall be subject to adjustment as provided in Section 14.

5.	Awards of Options

Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Options may be granted under the Plan to such Eligible Employees and Eligible Directors for the purchase of such number of Shares, at such times, and upon such terms and conditions, as the Committee in its discretion may determine. Options shall be granted in accordance with the provisions set forth below.

	(a)	Type of Options. Each Option granted hereunder shall be identified in the instrument evidencing such grant as either (i) an Option intended to be treated as an Incentive Stock Option, or (ii) an Option that shall be treated as a Non-Qualified Stock Option. If the instrument evidencing a grant of Options does not so specify, the Option shall be considered a Non-Qualified Stock Option.

	(b)	Maximum Number of Shares Subject to Options. The total number of Shares with respect to which Options may be granted to any Eligible Employee during any calendar year shall not exceed 900,000 Shares, subject to adjustment as provided in Section 14.

	(c)	Term of Options. The term during which an Option may be exercised shall be such period of time as determined by the Committee and specified in the instrument evidencing the grant of the Option, but in no event may the term of any Option exceed ten years from the Date of Grant of the Option. Notwithstanding any other provision in the Plan to the contrary, no Option may be exercised after its expiration.

	(d)	Exercise of Options. Each Option granted hereunder shall become exercisable, in whole or in part, at such time or times during its term as the instrument evidencing the grant of such Option shall specify. To the extent that an Option has become exercisable pursuant to the preceding sentence, it may be exercised thereafter at any time or from time to time during its term, as to any or all Shares as to which the Option has become and remains exercisable, subject to the provisions of (e) below.

	(e)	Termination of Employment. Except as the instrument evidencing the grant of an Option may otherwise provide or as set forth below or in Section 13 hereof, the portion of any outstanding Option held by an Eligible Employee on the date of his or her Termination of Employment that has not become exercisable prior to such date, and the portion of such Option which was exercisable but had not been exercised prior to such date, shall be forfeited on such date.

The instrument evidencing the grant of an Option may provide for the portion of the Option that is exercisable at the time of the Eligible Employee’s Termination of Employment to remain exercisable, and for the portion of such Option that is not yet exercisable at such time to become exercisable in accordance with the terms of the Option and remain exercisable thereafter, during such period of time after the date on which the Eligible Employee’s Termination of Employment occurs (but not beyond the expiration of the term of the Option), in such circumstances and subject to such terms and conditions, as are specified in such instrument. However, to the extent that any Option granted hereunder to an Eligible Employee as an Incentive Stock Option is exercised more than three months after the date of such employee’s Termination of Employment for any reason other than Disability, or more than one year after such date if the employee’s Termination of Employment occurred because of Disability, the Option shall be treated as a Non-Qualified Stock Option for purposes of the Plan.

Notwithstanding anything contained herein to the contrary, unless otherwise provided in the instrument evidencing the grant of an Option:

(i) If an Eligible Employee who holds an Option incurs a Termination of Employment by reason of his or her death, such Option shall, to the extent not then exercised or expired, become fully exercisable as to all Shares then subject to such Option and such Option may be exercised by such Eligible Employee’s estate or any person who acquires the right to exercise such Option by bequest or inheritance at any time in accordance with its terms for up to one year after the date of such Eligible Employee’s death (but in no event after the earlier of the expiration of the term of the Option or such time as the Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such one year period, the Option shall be deemed to be canceled, forfeited and of no further force or effect.

(ii) If an Eligible Employee who holds an Option incurs a Termination of Employment by reason of his or her Disability or Retirement, such Option shall continue to be exercisable in accordance with the exercise schedule set forth in the instrument evidencing the Option notwithstanding such Termination of Employment and shall remain exercisable until the earlier of the expiration of the term of such Option or such time as the Option is otherwise canceled or terminated in accordance with its terms.

(iii) If an Eligible Employee’s Termination of Employment occurs as a result of a discharge of his or her employment by the Corporation or any of its Affiliated Companies other than for Cause or Disability, any Option then held by such Eligible Employee may, to the extent then exercisable, be exercised up until ninety (90) days following such Termination of Employment (but in no event after the earlier of the expiration of the term of such Option or such time as the Option is otherwise canceled or terminated in accordance with its terms). Upon expiration of such 90-day period, no portion of the Options held by such Eligible Employee shall be exercisable and such Options shall be deemed to be canceled, forfeited and of no further force or effect.

(f)	Exercise Price and Method of Exercise. The price at which Shares may be purchased upon any exercise of an Option shall be the price per share determined by the Committee and specified in the instrument evidencing the grant of such Option; provided, however, that the exercise price of any Option shall not be less than 100% of the Fair Market Value of a Share as of the Date of Grant of the Option. The Committee may, in its sole discretion, establish an exercise price for any Option that is based on any method permissible under Section 409A, including but not limited to, an average of selling prices of a share of Common Stock during a period of time specified by the Committee that is within 30 days before or 30 days after the applicable Date of Grant, provided that the Committee irrevocably commits to make the grant using an average selling price before the beginning of the specified period.

An Option shall be exercised by delivery of a written notice of exercise, in such form and manner as is prescribed by the Committee. The notice shall specify the number of Shares with respect to which the Option is being exercised. The notice shall be accompanied by or provide for payment of the exercise price of the Shares for which the Option is being exercised, which payment shall be made or provided in accordance with one or more of the methods of payment provided in paragraph (g) below.

(g)	Payment. Payment of the exercise price for Shares purchased upon the exercise of an Option shall be made by one, or by a combination of any, of the following methods: (i) in cash, which may be paid by check or other instrument acceptable to the Corporation, or by wire transfer of funds, in each case in United States dollars; (ii) if permitted by the Committee and subject to any terms and conditions it may impose on the use of such methods, by the surrender to the Corporation of Shares that otherwise would have been delivered to the Participant upon exercise of the Option; (iii) to the extent permissible under applicable law, through any cashless exercise sale and remittance procedure that the Committee in its discretion may from time to time approve; or (iv) any other method of payment as the Committee may from time to time approve.

For purposes of determining the portion of the exercise price payable upon the exercise of an Option that will be treated as satisfied by the surrender of Shares pursuant to clause (ii) above, Shares so surrendered shall be valued at their Fair Market Value determined in accordance with such procedures as the Committee prescribes.

(h)	Incentive Stock Options. Notwithstanding any other provisions of the Plan, Incentive Stock Options granted under the Plan shall be subject to the following provisions:

	(i)	Incentive Stock Options shall be granted only to Eligible Employees.

	(ii)	No Incentive Stock Option may be granted under the Plan on or after the ten-year anniversary of the date the Plan is approved by shareholders of the Corporation, unless the shareholders of the Corporation have approved an extension of the period for granting Incentive Stock Options under the Plan beyond that date.

	(iii)	To the extent that the aggregate Fair Market Value of Shares with respect to which Incentive Stock Options granted under the Plan and under all other stock option plans maintained by the Corporation are exercisable for the first time by a Participant during any calendar year shall exceed $100,000, the Incentive Stock Options so exercisable shall be treated as Non-Qualified Stock Options. For purposes of the foregoing, the Fair Market Value of Shares as to which any Incentive Stock Option may be exercised shall be determined as of the date on which such Option is granted. The determination of whether the limitation set forth in the second preceding sentence shall apply with respect to any Incentive Stock Option granted under the Plan shall be made in accordance with applicable provisions of Section 422 of the Code and the regulations issued thereunder.

	(iv)	No Incentive Stock Option shall be granted to an Eligible Employee if, as of the Date of Grant of such Option, such Eligible Employee owns stock possessing more than ten percent of the total combined voting power of all classes of stock of the Corporation, unless (A) the exercise price per Share under such Option is at least 110% percent of the Fair Market Value of a Share determined as of the Date of Grant of such Option, and (B) such Option is not exercisable after the expiration of five years from the Date of Grant of such Option.

	(v)	The instrument evidencing the grant of any Incentive Stock Option shall require that if any Shares acquired upon the exercise of such option are disposed of within 2 years from the Date of Grant of such option, or within one year from the date as of which the Shares disposed of were transferred to the Participant pursuant to the exercise of such option, the Participant shall give the Corporation written notice of such disposition, within ten days following the date of such disposition.

(i)	Other Option Provisions. The instrument evidencing the grant of any Option hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may, in its sole discretion, require.

	(j)	Rights of a Shareholder. Upon the exercise of an Option or any portion thereof in accordance with the Plan, the provisions of the instrument evidencing the grant of such Option and any applicable rules and regulations established by the Committee, the holder of the Option shall have all of the rights of a shareholder of the Corporation with respect to the Shares issued as a result of such exercise.

6.	Awards of Restricted Shares and Restricted Units

Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Restricted Shares or Restricted Units may be granted to such Eligible Employees, at such times, and in such amounts, as the Committee may determine in its discretion. Restricted Shares and Restricted Units shall be granted in accordance with the provisions set forth below.

	(a)	Restrictions and Restricted Period. At the time of each grant of Restricted Shares or Restricted Units to any Participant, the Committee shall, subject to Section 19(c), establish a period of time within which the Restricted Shares or Restricted Units covered by such grant (and the Participant’s right to receive payment with respect to such restricted Units) may not be sold, assigned, transferred (other than a transfer to the Participant’s Beneficiary occurring by reason of the Participant’s death), made subject to gift, or otherwise disposed of, mortgaged, pledged or otherwise encumbered, whether voluntarily or by operation of law. The Committee in its discretion may prescribe a separate Restricted Period for any specified portion of the Restricted Shares or Restricted Units granted pursuant to any Award.

	(b)	Rights While Restricted Shares Remain Subject to Restrictions. Restricted Shares granted to a Participant hereunder shall be issued to the Participant as of the Date of Grant as uncertificated shares. Until the Restrictions to which such shares are subject lapse in accordance with the provisions of (d) below or Section 13, the Restricted Shares granted to a Participant shall be held in the Participant’s name in a bookkeeping account maintained by the Corporation. A separate account shall be maintained for all Restricted Shares granted to a Participant with a Restricted Period ending on the same date.

Except for the Restrictions to which such shares are subject, and subject to the forfeiture provisions applicable under (e) below, a Participant shall have, with respect to all Restricted Shares so held for his account, all of the rights of a shareholder of the Corporation, including full voting rights with respect to such shares and the right to receive currently with respect to the Participant’s Restricted Shares all dividends and other distributions payable generally on the Corporation’s Shares. If any dividends or distributions so payable are paid in Shares, the Shares paid as a dividend or distribution with respect to a Participant’s Restricted Shares shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such stock dividend Shares shall themselves be treated as Restricted Shares, and shall be credited to the same account which the Corporation maintains for those Restricted Shares of the Participant with respect to which such stock dividends or distributions were paid.

Notwithstanding the foregoing, if the instrument evidencing the grant of any Restricted Shares to a Participant so provides, all cash dividends and distributions payable generally on the Corporation’s Shares that are otherwise payable with respect to the Restricted Shares granted to the Participant shall not be paid currently to the Participant but instead, shall be applied to the purchase or crediting of additional Shares for the Participant’s account. The additional Shares so purchased or credited shall be subject to the same Restrictions and provisions relating to forfeiture as apply to the Restricted Shares with respect to which they were paid. Such additional Shares shall themselves be treated as Restricted Shares. The purchase or crediting of any such additional Shares shall be made either (i) through the Corporation’s Dividend Reinvestment

Plan, or (ii) in accordance with such other procedures as may be specified by the Committee or set forth in the instrument evidencing the grant of the Restricted Shares on which such dividends are paid.

(c)	Rights While Restricted Units Remain Subject to Restrictions. No Shares shall be issued at the time any award of Restricted Units is made hereunder. Restricted Units granted to a Participant hereunder shall be credited to a bookkeeping account maintained by the Corporation for the Participant. A separate account shall be maintained for all Restricted Units granted to a Participant with a Restricted Period ending on the same date, and for all Dividend Equivalent Units that are to be credited to such account in accordance with the next following paragraph.

Until the Restrictions applicable to the Restricted Units credited upon grant to any account maintained for a Participant in accordance with the preceding paragraph shall lapse, additional Restricted Units shall be credited to such account with respect to the Restricted Units so credited, as of each Dividend Payment Date. The number of additional Restricted Units to be credited shall be determined by first multiplying (A) the total number of Restricted Units standing to the Participant’s credit in such account on the day immediately preceding such Dividend Payment Date (including all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates), by (B) the per-share dollar amount of the dividend paid on such Dividend Payment Date and then, dividing the resulting amount by the Closing Price of one share of Common Stock on such Dividend Payment Date.

(d)	Lapse of Restrictions and Payment. Upon the expiration of the Restricted Period for any Restricted Shares or Restricted Units granted to a Participant hereunder but subject to the provisions of (e) below, the Restrictions applicable to such Restricted Shares or Restricted Units shall lapse, and payment with respect to such Restricted Shares or Restricted Units (including any related Dividend Equivalent Units) shall be made in accordance with the following provisions:

(i) In the case of Restricted Shares, payment shall be made by delivery to the Participant of a stock certificate for the number of such Restricted Shares, free and clear of all Restrictions to which such shares were subject. However, if the Restricted Shares with respect to which the applicable Restrictions have lapsed includes a fractional Share, payment for such fractional Share shall be made in cash, in an amount equal to the Fair Market Value of such fractional Share determined as of the date on which such Restrictions lapsed. Delivery of such stock certificate and any such cash payment shall be made to the Participant as soon after the lapse of the applicable Restriction as is practicable.

(ii) In the case of Restricted Units (including related Dividend Equivalent Units), payment shall be made by the deposit of an equivalent number of whole and fractional Shares into a brokerage account created in the name of the Participant by the third party administrator charged with performing the recordkeeping services for the Plan. Notwithstanding the foregoing, payment for Restricted Units (including related Dividend Equivalent Units) with respect to which the applicable Restrictions have lapsed shall be made solely in cash, in an amount equal to the Fair Market Value of all of such Units and any fractional Unit, determined as of the date on which such Restrictions lapsed, if the instrument evidencing the grant of such Restricted Units so provides. Payment shall be made in such manner and at such time or times as provided in such instrument. If such instrument so permits, payment with respect to any part or all of an Eligible Employee’s Restricted Units (including related Dividend Equivalent Units) may be deferred, at the Eligible Employee’s election, upon such terms and conditions as are specified in such instrument.

(e)	Termination of Employment. Except as the instrument evidencing the grant of any Restricted Shares or Restricted Units may otherwise provide or as set forth below or in Section 13 hereof, upon an Eligible Employee’s Termination of Employment for any reason prior to the expiration of the Restricted Period for any Restricted Shares or Restricted Units (and related Dividend Equivalent Units) standing to his or her credit immediately prior to such Termination of Employment, the Eligible Employee’s right to receive payment with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units shall be forfeited and canceled as of the date of such Termination of Employment, and no payment of any kind shall be made with respect to such Restricted Shares, Restricted Units and Dividend Equivalent Units, except as otherwise provided in the instrument or instruments evidencing the grant of such Shares or Units.

Notwithstanding anything contained herein to the contrary, unless otherwise provided in the instrument evidencing the grant of an Award:

(i) If an Eligible Employee incurs a Termination of Employment by reason of his or her Disability or death, then the Restrictions applicable to such Eligible Employee’s Restricted Shares, Restricted Units, and Dividend Equivalent Units, if any, shall immediately lapse. Any payment required to be made with respect to an Eligible Employee’s Restricted Shares or Restricted Units (and related Dividend Equivalent Units) pursuant to this paragraph shall be made in the manner specified in Section 6(d).

(ii) If an Eligible Employee’s Termination of Employment occurs prior to the end of the applicable Restricted Period established for his or her Restricted Shares or Restricted Units as a result of his or her Retirement, payment shall be made with respect to a Pro Rata Portion of such Eligible Employee’s Restricted Shares or Restricted Units and any related Dividend Equivalent Units. In such case, only the Eligible Employee’s right to receive payment with respect to any remaining portion of the Restricted Shares or Restricted Units (and related Dividend Equivalent Units) for which such Restricted Period was established shall be canceled and forfeited. Any payment required to be made with respect to an Eligible Employee’s Restricted Shares or Restricted Units (and related Dividend Equivalent Units) pursuant to this paragraph shall be made in the manner specified in Section 6(d).

(f)	Notice of Code Section 83(b) Election. A Participant who files an election under Section 83(b) of the Code to include in gross income the Fair Market Value of any Restricted Shares granted hereunder while such Shares are still subject to Restrictions shall furnish the Corporation with a copy of the election so filed by the Participant, within ten days of the filing of such election with the Internal Revenue Service.

(g)	Other Award Provisions. The instrument evidencing the grant of any Restricted Shares or Restricted Units hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may, in its sole discretion, require.

7.	Awards of Performance Shares and Performance Units

Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Performance Shares or Performance Units may be granted to such Eligible Employees, at such times, in such amounts, and upon such terms and conditions, as the Committee may determine in its discretion. Performance Shares and Performance Units shall be granted in accordance with the provisions set forth below.

	(a)	Establishment of Performance Goals and Performance Targets. In connection with each Award of Performance Shares or Performance Units, the Committee shall, subject to Section 19(c), establish in writing, and the instrument evidencing the grant of such Award shall specify, (i) the Performance Goal or Goals and the Performance Period that will apply with respect to such Award; (ii) the level or levels of achievement of the Performance Goal or Goals that must be met in order for payment to be made with respect to the Award; (iii) the number of Performance Shares that will be issued and delivered to the recipient of the Award, or the percentage of the Performance Units (and any related Dividend Equivalent Units) credited to the recipient in connection with the Award as to which payment will be made, if the Performance Goal or Goals applicable to such Award (A) have been fully achieved, (B) have been exceeded, or (C) have not been fully achieved but have been achieved at or beyond any minimum or intermediate level of achievement specified in the instrument evidencing the grant of such Award, and (iv) such other terms and conditions pertaining to the Award as the Committee in its discretion may determine. In connection with any such Award made to any Covered Executive, the matters described in the preceding sentence shall be established within such period of time as may be permitted by the regulations issued under Section 162(m) of the Code.

	(b)	Accounts and Dividend Equivalent Units for Performance Units Awards. No Shares shall be issued at the time any award of Performance Units is made hereunder. Performance Units granted to an Eligible Employee hereunder shall be credited to a bookkeeping account maintained by the Corporation for such employee. A separate account shall be maintained for all Performance Units included in each separate Award of Performance Units made to an Eligible Employee, and for all Dividend Equivalent Units that are to be credited with respect to the Performance Units included in such Award in accordance with the next following sentence. If the instrument evidencing the grant of any Award of Performance Units so provides, Dividend Equivalent Units shall be credited with respect to the Performance Units included in such Award on each Dividend Payment Date occurring within the Performance Period applicable to such Award in the same manner as Dividend Equivalent Units are credited with respect to Restricted Units during the applicable Restricted Period, as set forth in Section 6(c) above. Dividend Equivalent Units shall be subject to the same conditions and terms as the Performance Units to which they relate.

	(c)	Limit on Award Amounts. The total number of Shares for which any Award of Performance Shares may be made to any Eligible Employee, and the total number of Units for which any Award of Performance Units may be made to any Eligible Employee (exclusive of any Dividend Equivalent Units credited with respect to the Performance Units awarded to such employee), may not exceed 900,000 Shares or 900,000 Units (determined without regard to the application of the Full Value Award Multiple), for each calendar year included in the Performance Period established for such Award. The foregoing limits shall be subject to adjustment as provided in Section 14.

	(d)	Performance Goals for Covered Executives. In the case of any Award of Performance Shares or Performance Units to any Eligible Employee who is a Covered Executive, the Performance Goal or Goals established in connection with such Award shall be based on one or more of the following business criteria, as determined by the Committee in its discretion, which may be applied to the Corporation as a whole, or to an individual Participant, or to a department, unit, division or function within the Corporation or any of its Affiliated Companies, and which may be applied on a pre- or post-tax basis, either alone or relative to past, present or future performance of other businesses or individuals (including industry or general market indices): (a) consolidated earnings, net income or net profit (either in the aggregate or on a per-share basis, reflecting dilution of shares as the Committee deems appropriate and, if the Committee so determines, net of or including dividends) before or after interest and taxes or before or after interest, taxes, depreciation, and amortization; (b) return on equity; (c) return on assets; (d) gross or net revenue or changes in annual revenues; (e) cash flow(s) (including either operating or net cash flows); (f) financial return ratios; (g) total stockholder return, stockholder return based on growth measures or the attainment of a specified share price, or share price appreciation; (h) earnings per share or earnings growth or growth in earnings per share; (i) return measures, including return or net return on assets, net assets, equity, capital, investment, or gross sales; (j) adjusted pre-tax margin; (k) pre-tax profits; (l) operating margins; (m) operating profits; (n) operating expenses; (o) dividends; (p) net income or net operating income; (q) growth in operating earnings or growth in earnings per share; (r) value of assets; (s) market share or market penetration with respect to specific designated products or product groups and/or specific geographic areas; (t) aggregate product price and other product measures; (u) expense or cost levels, in each case, where applicable, determined either on a Corporation-wide basis or in respect of any one or more specified divisions; (v) reduction of losses, loss ratios or expense ratios; (w) reduction in fixed costs; (x) operating cost management; (y) cost of capital; (z) debt reduction; (aa) productivity improvements; (bb) average inventory turnover; or (cc) satisfaction of specified business expansion goals or goals relating to acquisitions or divestitures.

Any of the business criteria described in the preceding sentence which the Committee establishes as a Performance Goal may be measured either by the performance of the Corporation and its Affiliated Companies on a consolidated basis, or by the performance of any one or more of the Corporation’s subsidiaries, divisions, or other business units, as the Committee in its discretion may determine. In its discretion, the Committee may also establish Performance Goals, based on any of the business criteria described in this Section 7(d), that require the attainment of a specified level of performance of the Corporation, or any of its subsidiaries, divisions or other business units, relative to the performance of other specified corporations, in order for such Goals to be met.

The Committee may also, in its discretion, include in any Performance Goal the attainment of which depends on a determination of the net earnings or income of the Corporation or any of its subsidiaries, divisions or other business units, provisions which require such determination to be made by eliminating the effects of any decreases in or charges to earnings for (A) the effect of foreign currency exchange rates, (B) any acquisitions, divestitures, discontinuances of business operations, restructurings or other special charges, (C) the cumulative effect of any accounting changes, and (D) any “extraordinary items” as determined under generally accepted accounting principles, to the extent that such decreases or charges referred to in clauses (A) through (D) are separately disclosed in the Corporation’s Annual Report for each fiscal year within the applicable Performance Period.

(e)	Performance Goals for Non-Covered Executives. In the case of Awards of Performance Shares or Performance Units made hereunder to Eligible Employees who are not Covered Executives, the Performance Goal or Goals applicable to such Awards shall be such corporate or individual goals as the Committee in its discretion may determine.

(f)	Measurement of Performance. At the end of the Performance Period established in connection with any Award, the Committee shall determine the extent to which the Performance Goal or Goals established for such Award have been attained, and shall determine, on that basis, the number of Performance Shares or Performance Units included in such Award that have been earned and as to which payment will be made pursuant to Section 7(h) below, subject to the adjustments provided for in Section 7(g) and the forfeiture provisions of Section 7(i). In the case of any Award granted to a Covered Executive, the Committee shall certify in writing the extent to which it has determined that the Performance Goal or Goals established by it for such Award have been attained.

(g)	Adjustment of Award Amounts. The Number of Shares or the amount of cash otherwise payable with respect to an Award on the basis of the level of attainment of the applicable Performance Goals as determined by the Committee under Section 7(f) shall be subject to adjustment in accordance with the following provisions:

	(i)	To the extent not inconsistent with the terms of the Plan and if the instrument evidencing the Award so provides, the number of Shares or the amount of cash otherwise so payable with respect to an Award to an Eligible Employee who is not a Covered Executive may be increased or decreased to the extent determined by the Committee in its discretion, based on the Committee’s evaluation of the Eligible Employee’s individual performance or to reflect such other events, circumstances or factors as the Committee in its discretion deems appropriate in determining the extent to which payment should be made with respect to the Eligible Employee’s Award.

	(ii)	The Committee shall not have any authority to increase the number of Shares or the amount of cash otherwise so payable with respect to any Award to a Covered Executive. However, if the instrument evidencing such Award so provides, the Committee may in its discretion reduce the number of Shares or the amount of cash otherwise so payable with respect to such Award (A) to reflect any decreases in or charges to earnings that were not taken into account pursuant to clause (A), (B), (C), or (D) of Section 7(e) in determining net earnings or income for purposes of any Performance Goal established in connection with such Award; (B) to reflect any credits to earnings for extraordinary items of income or gain that were taken into account in determining net earnings or income for such purposes; (C) to reflect the Committee’s evaluation of the Covered Executive’s individual performance; or (D) to reflect any other events, circumstances or factors which the Committee believes to be appropriate in determining the extent to which payment should be made with respect to the Covered Executive’s Award.

(h)	Payment of Awards. Payment with respect to that number of Performance Shares or Performance Units subject to any Award which the Committee has determined under Section 7(f) above to have been earned, as adjusted to the extent determined by the Committee under Section 7(g), shall be made in accordance with the following provisions:

	(i)	In the case of any such Performance Shares, payment shall be made by the issuance and delivery to the Participant of a stock certificate for the requisite number of such Shares. If the instrument evidencing the Award of such Shares so provides, a cash payment shall also be made to the Participant, in an amount equal to all of the dividends that would have been paid to the Participant upon such earned and adjusted number of Shares if such Shares had been issued to the Participant as of the Date of Grant of the Award in question. Such Shares shall be issued and delivered, and, if applicable, such cash payment shall be made, to the Participant as soon as practicable after the end of the Performance Period applicable to the Award in question.

	(ii)	In the case of any such Performance Units, (including related Dividend Equivalent Units), payment shall be made (A) by the issuance and delivery to the Participant of a stock certificate for a number of Shares equal to the total number of such whole Performance Units and related Dividend Equivalent Units, and (B) by payment in cash for any fractional Unit in an amount equal to the Fair Market Value of such fractional Unit determined as of the Trading Day immediately preceding the date as of which payment is to be made. Notwithstanding the foregoing, payment for such Performance Units (including related Dividend Equivalent Units) shall be made solely in cash, in an amount equal to the Fair Market Value of all of such Units and any fractional Unit, determined as of the Trading Day immediately preceding the date as of which payment is to be made, if the instrument evidencing the grant of such Performance Units so provides. Payment shall be made in such manner and at such time or times as provided in such instrument. If such instrument so permits, payment with respect to any part or all of an Eligible Employee’s Performance Units (including any related Dividend Equivalent Units) may be deferred, at the Eligible Employee’s election, upon such terms and conditions as are specified in such instrument.

	(i)	Termination of Employment. Except as the instrument evidencing the grant of Performance Shares or Performance Units may otherwise provide or as set forth in Section 13 hereof, upon an Eligible Employee’s Termination of Employment for any reason prior to the end of the Performance Period established for any Award of Performance Shares or Performance Units made to the Eligible Employee hereunder, such Award shall be canceled as of the date of such Termination of Employment, the Eligible Employee’s right to receive payment with respect to any Performance Shares or Performance Units included in such Award and any Dividend Equivalent Units that were credited with respect to such Performance Units, shall be forfeited as of such date, and no payment of any kind shall be made with respect to such Award, except as otherwise provided in the instrument evidencing the grant of such Award.

	(j)	Other Award Provisions. The instrument evidencing the grant of any Performance Shares or Performance Units hereunder may contain such other terms and conditions, not inconsistent with the provisions of the Plan or any applicable law, as the Committee may, in its sole discretion, require.

8.	Awards to Eligible Directors

Subject to the limitations set forth in Section 4 and to the other terms and conditions of the Plan, Annual Award Units shall be granted to Eligible Directors in accordance with the provisions set forth below:

	(a)	Grants of Annual Award Units.

(i) Annual Grants. In each fiscal year of the Corporation, beginning with the fiscal year ending July 31, 2012, each member of the Board of Directors who is an Eligible Director on the Annual Award Grant Date in such fiscal year shall be entitled to receive and shall be automatically granted on the Annual Award Grant Date such number of Annual Award Units as is determined by the Board of Directors. If any Eligible Director has elected not to receive the Annual Award Units to which he is entitled in any fiscal year but, prior to the end of such fiscal year, desires to change his election, the Board of Directors shall have the power to award to such Eligible Director, before the end of such fiscal year, the Annual Award Units which he was entitled to receive during such fiscal year.

(ii) Initial Grants. Each person who is elected a director of the Corporation by shareholders at an annual meeting of shareholders for the first time and thereby becomes an Eligible Director shall automatically be granted such number of Annual Award Units on the date of such annual meeting of shareholders as is determined by the Board of Directors. An Eligible Director who receives a grant of Annual Award Units under this Section 8(a)(ii) shall also be eligible to receive an award of Annual Award Units pursuant to Section 8(a)(i).

(b)	Accounts and Dividend Equivalent Units. No Shares shall be issued at the time any Annual Award Units are granted hereunder. Annual Award Units granted to an Eligible Director hereunder shall be credited to a bookkeeping account maintained by the Corporation for the Eligible Director (the “Award Unit Account”). As of each Dividend Payment Date occurring prior to the date on which payment with respect to an Eligible Director’s Annual Award Units is made pursuant to paragraph (c) below, Dividend Equivalent Units shall be credited to the Eligible Director’s Award Unit Account with respect to all Annual Award Units (and all Dividend Equivalent Units credited to such account on all previous Dividend Payment Dates) standing to the Eligible Director’s credit in such Award Unit Account immediately prior to such Dividend Payment Date. The number of Dividend Equivalent Units to be so credited shall be determined in the same manner as Dividend Equivalent Units are credited with respect to Restricted Units during the applicable Restricted Period, as set forth in Section 6(c) above.

(c)	Payment with respect to Annual Award Units. Upon an Eligible Director’s Termination of Board Membership for any reason other than removal for cause in accordance with law, the Eligible Director (or if such Termination has occurred by reason of death, his or her Beneficiary) shall be entitled to receive payment with respect to all Annual Award Units and related Dividend Equivalent Units then standing to his or her credit in his or her Award Unit Account. Payment shall be made by the deposit of an equivalent number of whole and fractional Shares into a brokerage account created in the name of the Eligible Director, or his or her Beneficiary, by the third party administrator charged with performing the recordkeeping services for the Plan. Payment shall be made as soon as practicable after the date on which the Eligible Director’s Termination of Board Membership occurs.

Notwithstanding the foregoing, however, an Eligible Director may elect, at such time or times and in such manner as the Committee permits in conformity with the requirements of Section 409A, to irrevocably defer payment of all or a portion of his or her Award Unit Account or any Annual Award Units and/or Dividend Equivalent Units that may be credited to his or her Award Unit Account until such date(s) as are elected by such Eligible Director. Such Eligible Director may also elect at such time to have his or her Award Unit Account, Annual Award Units and/or Dividend Equivalent Units distributed in a lump sum or in such equal annual or other periodic installments as the Committee may permit. An Eligible Director who elects to defer all or a portion of his or her Award Unit Account, Annual Award Units and/or Dividend Equivalent Units may irrevocably elect to extend the period of deferral and/or change the form of payment of all or a portion of his or her Award Unit Account, Annual Award Units and/ or Dividend Equivalent Units provided that such extension or change is made in accordance with such procedures as the Committee shall establish in conformity with the requirements of Section 409A.

(d)	Forfeiture of Annual Award Units. Upon an Eligible Director’s Termination of Board Membership as a result of removal for cause in accordance with law, all Annual Award Units and related Dividend Equivalent Units standing to his or her credit immediately prior to such Termination of Board Membership shall be canceled as of the date of such Termination of Board Membership, the Eligible Director’s right to receive payment with respect to such Annual Award Units and Dividend Equivalent Units shall be forfeited as of such date, and no payment of any kind shall be made with respect to such Annual Award Units and Dividend Equivalent Units.

(e)	Rights of Eligible Directors. An Eligible Director’s rights and interests under this Section 8 shall be subject to the following provisions:

(i) An Eligible Director shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment of his or her Award Unit Account. The obligations of the Corporation under this Section 8 shall constitute mere promises by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Section 8 be treated as unfunded for tax purposes.

		(ii)	An Eligible Director’s right to payments under this Section 8 shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Director or his or her Beneficiary.

9.	Directors’ Fee Deferrals

Effective as of the date this Plan is adopted, all obligations of the Corporation with respect to the Pall Corporation Director Deferred Fee Plan (the “Deferred Fee Plan”) are assumed and transferred to this Plan and will be subject to the terms and conditions of this Section 9. In addition, any deferral elections made or other elections of participants of the Deferred Fee Plan are transferred and assumed by this Plan, and will be subject to the following terms and conditions:

	(a)	Deferral Elections. Each Eligible Director who first becomes a member of the Board may within 30 days following his or her election or appointment to the Board, elect, in accordance with paragraph (b) below, to have payment of his or her Fees which would otherwise be earned subsequent to the Eligible Director’s deferral election during the calendar year in which the appointment or election, as applicable, takes place, deferred and to have payment of such Fees made instead under the terms of this Section 9. Not later than December 31 of each calendar year, an Eligible Director may make a deferral election, in accordance with paragraph (b) below, with respect to his or her Fees payable for services as an Eligible Director in the immediately succeeding calendar year that relate to services performed as an Eligible Director in such succeeding calendar year and with respect to related amounts payable in accordance with Section 9(c)(ii). If an Eligible Director does not make such an election, then none of his or her Fees payable for services as an Eligible Director in such calendar year shall be deferred under this Plan. Any deferral election made by an Eligible Director pursuant to this Section shall be irrevocable with respect to the covered Fees and related amounts payable in accordance with Section 9(c)(ii).

	(b)	Election Procedures. Any deferral election shall be made in accordance with the following:

		(i)	A deferral election shall be made in writing, on a form provided by the Committee for such purpose.

		(ii)	In the election form, the Eligible Director shall elect that (x) 100% of such Eligible Director’s Fees shall be deferred and credited as Units to his or her Account in accordance with Section 9(c)(i), and (y) amounts payable in respect of cash dividends paid on Common Stock as result of the election under clause (x) shall be deferred and credited as Units to his or her Account in accordance with Section 9(c)(ii).

		(iii)	In the election form, the Eligible Director shall elect that such deferred Eligible Director’s Fees shall be payable either as set forth in Section 9(d)(i) or as set forth in Section 9(d)(ii).

	(c)	Accounts. For each Eligible Director who makes a deferral election, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate “Account” to reflect the Eligible Director’s interest under this Section 9. The Account so established shall be maintained in accordance with the following in respect of each deferral election made pursuant to Section 9(b):

		(i)	On each day that, absent such deferral election, Fees would be paid to the Director for service as an Eligible Director, the Eligible Director’s Account shall be credited with a number of Units (including any fractional Unit rounded in accordance with the Rounding Convention) equal to the quotient obtained by dividing (i) the amount of Fees payable on such date by (ii) the Fair Market Value of one share of Common Stock on such date.

		(ii)	As of each date on which the Corporation pays a cash dividend on its Common Stock, each Eligible Director’s Account shall be credited with additional Units (including any fractional Unit rounded in accordance with the Rounding Convention), the number of which shall be determined by (i) multiplying the number of Units in the Eligible Director’s Account on the record date for such dividend by the per-share amount of the dividend so paid, and (ii) dividing the amount determined pursuant to clause (i) by the Fair Market Value of one share of Common Stock on the dividend payment date.

		(iii)	An Eligible Director’s interest in his or her Account shall be fully vested and nonforfeitable at all times.

	(d)	Payment. An Eligible Director’s Account shall become payable upon the Eligible Director ceasing to be a Director for any reason. Such payment shall be made to the Eligible Director or the Eligible Director’s Beneficiary, as the case may be. Pursuant to the election made by the Participant under Section 9(b)(iii), the Corporation shall make payment either:

		(i)	as soon as practicable, and in any event within 30 days after the date of termination of service as a Director, in a single lump sum consisting of (x) a number of whole shares of Common Stock equal to the total number of whole Units in the Account as of the date of such termination of service and (y) a cash payment for any fractional Unit in the Account (determined by multiplying such fractional part by the Fair Market Value of one share of Common Stock on the date of termination of service); or

		(ii)	in five annual installments, beginning as soon as practicable, and in any event within 30 days after the date of termination of service as a Director, and thereafter on the anniversary of the date of termination of service as a Director, each installment consisting of (x) a number of whole shares of Common Stock equal to the quotient determined by dividing (A) the total number of whole Units in the Account as of the date of such termination of service by (B) five (5) and (y) a cash payment for any fractional Unit in the Account payable on such date (determined by multiplying such fractional part by the Fair Market Value of one share of Common Stock on applicable anniversary date); provided, however, that on each payment date any additional Units (or fraction thereof) that have been credited under Section 9(c)(ii) with respect to any unpaid installment of Units as determined under clause (A) shall be distributed together with such installment.

	(e)	Rights of Participants. An Eligible Director’s rights and interests under this Plan shall be subject to the following provisions:

		(i)	An Eligible Director shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment of his or her Account. The obligations of the Corporation under this Section 9 shall constitute mere promises by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Section 9 be treated as unfunded for tax purposes.

		(ii)	An Eligible Director’s right to payments under this Section 9 shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Eligible Director or his or her Beneficiary.

10.	Transferability of Awards

Any Option granted to an Eligible Employee under the Plan shall be nontransferable and may be exercised during the Eligible Employee’s lifetime only by the Eligible Employee. A Participant’s right to receive payment of Shares or cash with respect to any other Award granted to the Participant under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant.

Notwithstanding the foregoing, if the instrument evidencing the grant of any Award other than an Incentive Stock Option so provides, the recipient of such Award may transfer his or her rights with respect to such Award, or any portion thereof, to any “family member” of the recipient, as that term is defined in the General Instructions to Form S-8 promulgated by the Securities and Exchange Commission under the Securities Act of 1933, as amended, subject to such limitations, terms and conditions as may be specified in such instrument.

11.	Listing and Qualification of Shares

The Corporation, in its discretion, may postpone the issuance, delivery, or distribution of Shares with respect to any Award until completion of such stock exchange listing or other qualification of such Shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the Shares in compliance with applicable laws, rules and regulations.

12.	Taxes

Notwithstanding any other provision of the Plan, the Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state, local and foreign taxes required by law to be withheld with respect to the exercise of any Option or with respect any payments to be made in respect of any other form of Award granted to a Participant under the Plan, including but not limited to (i) deducting the amount of taxes so required to be withheld from any other compensation or other amounts then or thereafter payable to the Participant, and/or (ii) withholding delivery of any Shares or payment of any cash amount otherwise required to be delivered or paid to the Participant with respect to the exercise of such Option, or with respect to such other form of Award, until the amount of taxes so required to be withheld has been paid in full to the Corporation or any of its Affiliated Companies (except to the extent that such delayed delivery would cause a violation of Section 409A). With the approval of the Compensation Committee and subject to such terms and conditions as it may require, such amount may be paid in Shares previously owned by the Participant, or by the surrender of a portion of the Shares that otherwise would be delivered or paid to such Participant with respect to his or her Award, or by a combination of payments in cash and Shares.

To the extent applicable, it is intended that the Plan and all Awards hereunder comply with the requirements of Section 409A or an exception to the requirements of Section 409A, and the Plan and all written instruments evidencing Awards shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A. In the event that any provision of the Plan or any instrument evidencing an Award is determined by the Committee to not comply with the applicable requirements of Section 409A, the Committee shall have the authority to take such actions and to make such interpretations or changes to the Plan or such instrument as the Committee deems necessary to comply with such requirements, provided that the Committee shall act in a manner that is intended to preserve the economic value of the Award to the Participant. Each “payment” (as defined by Section 409A) made under this Plan shall be considered a “separate payment” for purposes of Section 409A, and in no event may a Participant, directly or indirectly, designate the calendar year of any payment hereunder

Notwithstanding anything contained in the Plan to the contrary, to the extent that any Award hereunder does not meet an exception to Section 409A (a “409A Award”), the following shall apply:

(i) If any 409A Award becomes payable to a Participant by reason of his or her retirement or other termination of employment or service that does not constitute a “separation from service” within the meaning of Section 409A, the Participant’s right to such payment shall be deferred (subject to clause (iii) below) until the earlier of the date that such a “separation from service” occurs or the earliest date on which the 409A Award may be paid without being subject to an additional tax under Section 409A.

	(ii)	If any 409A Award becomes payable to a Participant solely by reason of a Change in Control, and a Change in Control occurs as defined by the Plan that is not, with respect to the Corporation, a change in ownership or effective control of the Corporation or a change in ownership of a substantial portion of the assets of the Corporation (each within the meaning of Section 409A), then the Participant’s right to such payment shall be deferred until the earliest date on which the 409A Award may be paid without being subject to an additional tax under Section 409A.

	(iii)	No portion of a 409A Award that is payable by reason of a Participant’s separation from service will be made to a Participant who is a “specified employee” (as defined by Section 409A) until the earlier of: (x) the first day following the sixth month anniversary of the Participant’s separation from service, (y) the Participant’s date of death, or (z) the earliest date on which the 409A Award may be paid without being subject to an additional tax under Section 409A.

Notwithstanding anything contained herein to the contrary, in no event shall the Corporation or any officer, director, employee or agent of the Corporation be liable to any Participant for any tax or penalty imposed on such Participant under Section 409A or otherwise.

13.	Change in Control

	(a)	Notwithstanding any other provision in the Plan to the contrary, unless otherwise set forth in the instrument evidencing an Award or in an employment agreement between an Eligible Employee and the Corporation or any of its Affiliated Companies, the following provisions shall apply with respect to any Eligible Employee who incurs an Involuntary Termination of Employment within twenty-four (24) months following a Change in Control:

(i) Each Option held by such Eligible Employee shall become immediately and fully exercisable on the date of the Termination of Employment, and shall remain fully exercisable until the date on which the Option otherwise would expire by the passage of time in accordance with its terms.

(ii) The Restricted Periods applicable to all Restricted Shares and Restricted Units (including any related Dividend Equivalent Units) granted to the Eligible Employee hereunder that are still outstanding on the date of his or her Termination of Employment shall expire on such date; all Restrictions applicable to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall lapse on such date; and the Eligible Employee’s rights to receive payment with respect to all such outstanding Shares, Restricted Units and related Dividend Equivalent Units shall become nonforfeitable as of such date. Payment with respect to such outstanding Restricted Shares, Restricted Units and related Dividend Equivalent Units shall be made in accordance with Section 6(d) hereof.

(iii) The Performance Periods applicable to all Performance Shares and Performance Units (including any related Dividend Equivalent Units) granted to the Eligible Employee hereunder that are still outstanding on the day immediately preceding the date of his or her Termination of Employment shall end on such date; all Performance Goals that were established in connection with the Award of such Performance Shares or Performance Units shall be deemed to have been attained as of such date to the fullest extent necessary in order for the Eligible Employee to be entitled to receive payment with respect to the number of such Performance Shares deliverable upon attainment of the Performance Goals at target level, or with respect to the target percentage of such Performance

Units (and any related Dividend Equivalent Units), as to which payment could be made under the terms of the applicable Awards, as specified in the instrument or instruments evidencing the grant thereof; and the Eligible Employee shall acquire on such date a nonforfeitable right to receive payment with respect to such target number of Performance Shares (including any cash payment with respect to dividends that would have been paid thereon, if the instrument evidencing the grant of such shares provides for such cash payment), or with respect to such target percentage of Performance Units (and any related Dividend Equivalent Units), determined without any adjustment under Section 7(g)(i) or (ii). Payment with respect to such Performance Shares, Performance Units and related Dividend Equivalent Units shall be made in accordance with Section 7(d) hereof.

(b) If a Change in Control would be treated as having occurred but for the adoption by the Board of Directors of a resolution described in the “provided, however” clause in the definition of “Change in Control” in Section 2, and if such resolution so provides and has not been rescinded prior to the Change in Control, the Board of Directors shall have the right in its discretion (i) to direct that all Options then outstanding and held by Participants shall be canceled as of a date to be fixed by the Board, provided, however, that not less than 30 days written notice of the date so fixed shall be given to each such Participant, and each such Participant shall have the right during such period (irrespective of the Participant’s Termination of Employment during such period) to exercise his or her Option as to all or any part of the Shares covered thereby, including any Shares as to which the Option has not yet become exercisable, or (ii) to authorize the substitution for each outstanding Option of a new Option, provided that (A) each such new Option has a value at the time it is granted that is at least equal to the value of the outstanding Option in substitution for which it is granted, and contains terms and conditions no less favorable to the Participant than those contained in his or her outstanding Option, and (B) in the case of any new Incentive Stock Option that is granted in substitution of an outstanding Incentive Stock Option, the requirements of Section 424(a) of the Code are met with regard to such substitution.

14.	Certain Adjustments to Shares

In the event of any change in the shares of Common Stock by reason of any stock dividend, stock split, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase shares of Common Stock at a price substantially below fair market value, or any similar change affecting the shares of Common Stock, (i) the maximum aggregate number and kind of shares specified herein as available for the grant of Awards, or for the grant of any particular form of Award, under the Plan, (ii) the number and kind of shares that may be issued and delivered to Participants upon the exercise of any Option, or in payment with respect to any Award of Restricted Shares or Performance Shares, that is outstanding at the time of such change, (iii) the number and kind of shares represented by any Restricted Units, Performance Units, Annual Award Units or Dividend Equivalent Units that are outstanding at the time of such change, and (iv) the exercise price per share of any Options granted hereunder that are outstanding at the time of such change, shall be appropriately adjusted consistent with such change in such manner as the Compensation Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder; provided, however, that any such adjustments shall be made in accordance with Section 409A and Section 424(h) of the Code, respectively, to the extent applicable.

In the case of any outstanding Incentive Stock Option, any such change shall be made in the manner that satisfies the requirements that must be met under in order for such change not to be treated as a “modification” of such Option as defined under Section 424 of the Code.

With respect to Awards which are intended to qualify as “performance-based compensation” as described in Section 162(m)(4)(C) of the Code, no adjustment or action described in this Section 14 or in any other provision of the Plan shall be authorized to the extent that such adjustment or action would cause such Award to fail to so qualify as performance-based compensation, unless the Committee determines that the Award should not so qualify. No action shall be taken under this Section 14 which shall cause an Award to fail to comply with Section 409A, to the extent applicable to such Award.

The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

15.	Administration

The Plan shall be administered in accordance with the provisions set forth below.

(a) In General. Except as otherwise specifically provided in the Plan, the Plan shall be administered by (i) the Board of Directors, with respect to all matters pertaining to Awards that may be granted or that have been granted hereunder to Eligible Directors; (ii) by the Compensation Committee, with respect to all matters pertaining to Awards that may be made or that have been made to Eligible Employees, except as otherwise provided in (iii); and (iii) by the CEO, with respect to those specific matters pertaining to Awards to Eligible Employees who are not Elected Officers that are within the scope of the authority granted to the CEO under (d) below or delegated by the Compensation Committee to the CEO pursuant to (e) below.

(b) The Committee’s Authority and Powers. In addition to the responsibilities and powers assigned to the Committee elsewhere in the Plan, the Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, to interpret the Plan, and to make all determinations it considers necessary or advisable for the administration of the Plan. All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties. Notwithstanding the foregoing, any determination made by the Committee after the occurrence of a Change in Control that denies in whole or in part any claim made by any individual for benefits under the Plan shall be subject to judicial review under a “de novo,” rather than a deferential, standard.

(c) Modification of Awards. To the extent not inconsistent with the terms of the Plan (including without limitation, Sections 3(c) and 19(c)) or any provision of applicable law, the Committee in its discretion may waive or modify any of the terms and conditions set forth in the instrument evidencing the grant of any Award made to a Participant hereunder, including without limitation, (i) in the case of any Option, to permit such Option to become exercisable as to any portion of the Shares subject to the Option at any time earlier than the time specified in such instrument, to extend the term of such Option beyond the date specified in such instrument as the expiration date for the term of the Option (but not beyond the day immediately preceding the tenth anniversary of the Date of Grant of the Option), or to permit such Option, to the extent it has become or becomes exercisable, to remain exercisable for any period of time (including any period after the Eligible Employee’s Termination of Employment) beyond the period of time specified in such instrument but not beyond the date of expiration of the Option, including any extension thereof permitted under this clause (i); and (ii) in the case of any Award of Restricted Shares or Restricted Units, to cause the Restricted Period applicable to such Restricted Shares or restricted Units to expire, and the Restrictions applicable to such Restricted Shares or Restricted Units to lapse, as of any date earlier than the date provided for in such instrument;

Notwithstanding the foregoing, no waiver or amendment may be authorized or directed by the Committee pursuant to this Section 15(c) without the consent of the Participant if (A) it would adversely affect, to any material extent, any of the rights or obligations of the Participant with respect to such Award, or (B) in the case of any Option granted hereunder that was intended to constitute an Incentive Stock Option, if such waiver or amendment would cause such Option to fail to be treated as an “incentive stock option” within the meaning of Section 422 of the Code. In addition, no such waiver or amendment may be authorized or directed by the Committee pursuant to this Section 15(c) with respect to any Option, Performance Shares or Performance Units awarded to any Covered Executive, if such waiver or amendment would cause the delivery of Shares or the payment of any cash amounts that are made with respect to such Award to fail to be deductible for federal income tax purposes pursuant to the applicable provisions of Section 162(m) of the Code and the regulations issued thereunder or cause a violation of Section 409A.

(d)	The CEO’s Authority and Powers. With respect to such number of Shares as the Compensation Committee may in its discretion determine to be available from time to time for the grant of Awards in any form to Eligible Employees who are not Elected Officers, the CEO shall have the authority (i) to determine which of such Eligible Employees shall receive Awards in each form specified by the Compensation Committee; (ii) to determine the time or times when Awards in such form shall be made to such Eligible Employees; (iii) to determine the number of Shares that will be subject to any Option, or the number of Restricted Shares, Restricted Units, Performance Shares or Performance Units, to be included in any Award to any such Eligible Employee; (iv) with respect to any Award of Performance Shares or Performance Units made to any such Eligible Employees, to make all determinations which the Committee is authorized to make with respect to such Award under the provisions of Section 7(a)(i), (ii) and (iii), Section 7(e) and Section 7(g)(i); and (v) with respect to any Awards made to any such Eligible Employees pursuant to the CEO’s exercise of the authority granted to him under this Section 15(d), to exercise all of the authority and powers granted to the Committee under (b) above and under the second paragraph of (e) below, but only to the extent that any such exercise by the CEO is not inconsistent with any action taken by the Compensation Committee, or with any determination, decision or interpretation of the Plan made by the Compensation Committee, under (b) above or any delegation made by the Compensation Committee under the second paragraph of (e) below.

Except for the matters specified in the foregoing paragraph and any additional matters pertaining to Awards to Eligible Employees who are not Elected Officers with respect to which authority has been granted to the CEO pursuant to (e) below, the CEO shall not have any of the authority or powers otherwise granted to the Committee under any other provisions of the Plan.

The Compensation Committee in its discretion may at any time, by resolution duly adopted by it and without any amendment of the Plan, revoke or modify in any manner or respect the authority and powers granted to the CEO under this Section 15(d).

(e)	Delegation. In addition to the authority and powers granted to the CEO under (d) above, the Compensation Committee in its discretion may, by resolution duly adopted by it, delegate to the CEO authority with respect to such other matters pertaining to Awards to Eligible Employees who are not Elected Officers as the Compensation Committee may specify in such resolution. Any authority so delegated to the CEO may be revoked or modified by the Compensation Committee, in whole or in part, at any time.

The Committee may delegate any ministerial or nondiscretionary function pertaining to the administration of the Plan to any one or more officers or other employees of the Corporation or any of its Affiliated Companies.

(f)	Non-U.S. Participants. In order to comply with any applicable provisions of local law and regulations in any foreign country in which the Corporation or any of its Affiliated Companies operates, the Committee may in its sole discretion (i) modify the terms and conditions of Awards granted under the Plan to Eligible Employees located in such foreign country, (ii) establish subplans with such modifications to the terms of the Plan as it determines to be necessary or appropriate under the circumstances applicable in such foreign country, or (iii) take any other action that it deems necessary or appropriate in order to comply with, or obtain any exemptions from the applicability of, the local laws and regulations in such foreign country.

16.	Designation and Change of Beneficiary

Each Participant shall file with the Committee, or with such employee of the Corporation who has been designated by the Committee to receive same, a written designation of one or more persons as the Beneficiary who shall be entitled to receive any Shares or cash amount payable under the Plan upon or after the Participant’s death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee or its designee. The last such designation received by the Committee or its designee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant’s death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant’s death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 16, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any Shares or cash amount payable under the Plan with respect to the Participant after his or death, the Participant’s estate shall be treated as the Participant’s Beneficiary for purposes of the Plan.

17.	Recoupment of Awards

Notwithstanding anything contained in the Plan or in an instrument evidencing an Award, each Award granted or made under the Plan shall be subject, in the discretion of the Committee, to Termination, Rescission, Recapture and/or Reimbursement (each as defined below) if –

	(i)	the granting, vesting, or payment of such Award (or portion thereof) was predicated upon the achievement of certain financial results or other performance criteria;

	(ii)	in the Committee’s view, the Participant either benefited from a calculation that later proves to be materially inaccurate, or engaged in one or more material acts of fraud or misconduct that caused or partially caused the need for a financial restatement by the Corporation or any of its Affiliated Companies; and

	(iii)	in the Committee’s view, a lower granting, vesting, or payment of or with respect to such Award would have occurred based on a correct calculation or upon restated financial results or other performance criteria.

For purposes of the foregoing, the following terms shall have the assigned meanings:

	(a)	“Termination” means the termination, forfeiture or cancelation, in whole or in part, of any outstanding, unexercised, unexpired or unpaid Award.

	(b)	“Rescission” means the rescission or revocation of any exercise, payment or delivery pursuant to the Award.

	(c)	“Recapture” means the recapture of any property or proceeds from a Participant’s sale or other disposition of Shares issued pursuant to or in connection with an Award.

	(d)	“Reimbursement” means the reimbursement to the Corporation for any gains realized by a Participant or Beneficiary with respect to the exercise of an Option.

In each instance, the Committee will, to the extent practicable and allowable under applicable laws, require Termination, Rescission, Recapture and/or Reimbursement relating to, any Award granted to a Participant as is appropriate under the circumstances. In addition and without limitation of the foregoing, any amounts paid hereunder shall be subject to recoupment in accordance with The Dodd–Frank Wall Street Reform and Consumer Protection Act and any implementing regulations thereunder, any clawback policy adopted by the Corporation or as is otherwise required by applicable law or stock exchange listing condition.

18.	Amendment or Termination

The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (a) no amendment, suspension or termination of the Plan shall adversely affect the rights of any Participant with respect to any Awards previously granted to the Participant without his or her written consent, (b) to the extent necessary and desirable to comply with any applicable law, regulation, or stock exchange rule, the Corporation shall obtain stockholder approval of any Plan amendment in such a manner and to such a degree as required, and (c) stockholder approval is required for any amendment to the Plan that (i) increases the number of Shares available for issuance under the Plan, or (ii) results in a material increase in benefits under the Plan or a change in eligibility requirements of the Plan.

19.	General Provisions

(a) Rights of Participants. A Participant’s rights and interests under the Plan shall be subject to the following provisions:

(i) A Participant shall have the status of a general unsecured creditor of the Corporation with respect to his or her right to receive any payment under the Plan. The Plan shall constitute a mere promise by the Corporation or the applicable Affiliated Company to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in the Plan be treated as unfunded for tax purposes, as well as for purposes of any applicable provisions of Title I of ERISA.

(ii) Neither the Plan nor any action taken hereunder shall be construed as giving any Participant any right to be retained in the employment of the Corporation or any of its Affiliated Companies, or shall interfere with the right of the Corporation or any of its Affiliated Companies with whom the Participant is employed to terminate the Participant’s employment at any time subject, however, to the Participant’s rights under any employment contract in effect between the Participant and the Corporation or any of its Affiliated Companies.

(iii) No Award made to a Participant under the Plan, and no payment made with respect to such Award, shall be considered as compensation under any employee benefit plan of the Corporation or any of its Affiliated Companies, except as specifically provided in such plan or as otherwise determined by the Board of Directors.

(b) Successors. The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants’ rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

The provisions of the Plan and the terms and conditions contained in the instrument evidencing any Award made to a Participant hereunder shall be binding upon the Participant, his or her successors and permitted transferees.

(c) Full Value Award Vesting Limitations. Notwithstanding anything contained herein to the contrary, Full Value Awards made to an Eligible Employee shall, except for acceleration of vesting due to death, disability, retirement or a Change in Control, become vested over a period of not less than three years (or, in the case of vesting based upon the attainment of Performance Goals or other performance-based objectives, over a period of not less one year) following the Date of Grant; provided, however, that notwithstanding the foregoing, Full Value Awards that result in the issuance of an aggregate of up to 5% of the Shares available for issuance pursuant to Section 4(a) may be granted to any one or more Eligible Employees without respect to such minimum vesting provisions.

(d)	Additional Forfeiture Events/Representations. The Committee may specify in an instrument evidencing an Award that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment upon the occurrence of certain specified events, in addition to any otherwise applicable vesting or performance conditions of an Award. Such events shall include, but shall not be limited to, violation of material policies of the Corporation, breach of noncompetition, confidentiality or other restrictive covenants that may apply to the Participant, or other conduct by the Participant that is detrimental to the business or reputation of the Corporation or its Affiliated Companies. The Committee may also specify in an instrument evidencing an Award that the Participant’s rights, payments and benefits with respect to an Award shall be conditioned upon the Participant making a representation regarding compliance with noncompetition, confidentiality or other restrictive covenants that may apply to the Participant and providing that the Participant’s rights, payments and benefits with respect to an Award shall be subject to reduction, cancellation, forfeiture or recoupment on account of a breach of such representation.

(e)	Paperless Documentation. Notwithstanding anything contained herein to the contrary, any agreement, document, notice or other instrument necessary or appropriate to carry out the purposes of the Plan, including any agreement, document, notice or other instrument expressly stated by the Plan to be in writing, may, to the extent permitted by the Committee, be provided, transmitted or delivered in electronic format, including via facsimile or by use of the internet. Any such agreement, document, notice or other instrument provided or delivered in such manner shall have the same legal effect as if provided in writing.

(f)	Stock Certificates; Book Entry Procedures.

(i) Notwithstanding anything herein to the contrary, the Corporation shall not be required to issue or deliver any certificates evidencing Shares to be issued under the Plan, unless and until the Committee has determined, with advice of counsel, that the issuance and delivery of such certificates is in compliance with all applicable laws, regulations of governmental authorities and, if applicable, the requirements of any exchange on which the Shares are listed or traded. All Share certificates delivered pursuant to the Plan are subject to any stop-transfer orders and other restrictions as the Committee deems necessary or advisable to comply with federal, state, or foreign jurisdiction, securities or other laws, rules and regulations and the rules of any national securities exchange or automated quotation system on which the Stock is listed, quoted, or traded. The Committee may place legends on any Share certificate to reference restrictions applicable to such Share. In addition to the terms and conditions provided herein, the Committee may require that a Participant make such reasonable covenants, agreements, and representations as the Committee, in its discretion, deems advisable in order to comply with any such laws, regulations, or requirements. The Committee shall have the right to require any Participant or Beneficiary to comply with any timing or other restrictions with respect to the settlement of any Award, including a window-period limitation, as may be imposed in the discretion of the Committee.

(ii) Notwithstanding any other provision of the Plan, unless otherwise determined by the Committee or required by any applicable law, rule or regulation, the Corporation shall not deliver to any Participant or Beneficiary certificates evidencing Shares issued under the Plan and instead such Shares shall be recorded in the books of the Corporation (or, as applicable, its transfer agent or stock plan administrator).

(g) Governing Law. The Plan shall be governed by and construed in accordance with the laws of the State of New York.

20.	Effective Date

The Plan was adopted on September 26, 2011 by the Board of Directors, subject, however, to approval by the shareholders of the Corporation, in accordance with the requirements of the New York Stock Exchange and applicable law, at the 2011 annual meeting of the Corporation’s shareholders including any adjournment thereof. The effective date of the Plan shall be the date of such approval by the Corporation’s shareholders, and no Awards may be granted hereunder prior to such date.

IMPORTANT ANNUAL MEETING INFORMATION

Admission Ticket

Electronic Voting Instructions

You can vote by Internet or telephone!
Available 24 hours a day, 7 days a week!

Instead of mailing your proxy, you may choose one of the two voting methods outlined below to vote your proxy.

VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR.

Proxies submitted by the Internet or telephone must be received by 12:01 a.m., Eastern Time, on December 14, 2011.

Vote by Internet Log on to the Internet and go to www.investorvote.com/PLL Follow the steps outlined on the secured website.

Vote by telephone
  Call toll free 1-800-652-VOTE (8683) within the USA, US territories & Canada any time on a touch tone telephone. There is NO CHARGE to you for the call.
  Follow the instructions provided by the recorded message.

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas.	☒

Annual Meeting Proxy Card
▼ IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ▼

A	Proposals — The Board of Directors recommends a vote FOR all the nominees listed, FOR Proposals 2, 3, 5 and 6 and 1 YEAR for Proposal 4.

1.	Election of Directors:	For	Against	Abstain		For	Against	Abstain		For	Against	Abstain

	01 - Amy E. Alving	☐	☐	☐	05 - Ronald L. Hoffman	☐	☐	☐	09 - Katharine L. Plourde	☐	☐	☐

	02 - Daniel J. Carroll, Jr.	☐	☐	☐	06 - Lawrence D. Kingsley	☐	☐	☐	10 - Edward L. Snyder	☐	☐	☐

	03 - Robert B. Coutts	☐	☐	☐	07 - Dennis N. Longstreet	☐	☐	☐	11 - Edward Travaglianti	☐	☐	☐

	04 - Cheryl W. Grisé	☐	☐	☐	08 - B. Craig Owens	☐	☐	☐

			For	Against	Abstain			For	Against	Abstain

2.	Proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012.		☐	☐	☐	5.	Proposal to approve the Pall Corporation 2012 Executive Incentive Bonus Plan.	☐	☐	☐

3.	Proposal to approve, on an advisory basis, the compensation of the Company’s named executive officers.		☐	☐	☐	6.	Proposal to approve the Pall Corporation 2012 Stock Compensation Plan.	☐	☐	☐

		1 Year	2 Years	3 Years	Abstain
4.	Proposal to approve, on an advisory basis, the frequency of future advisory votes on executive compensation.	☐	☐	☐	☐	7.	The transaction of such other business as may properly come before the meeting or any adjournment thereof.

PLEASE SIGN BACK OF CARD BEFORE MAILING

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.

Annual Meeting Admission Ticket

2011 Annual Meeting of
Pall Corporation Shareholders
Wednesday, December 14, 2011
at 11:00 a.m., Eastern time

Long Island Marriott Hotel & Conference Center
101 James Doolittle Boulevard
Uniondale, New York 11553
Phone: (516) 794-3800

ADMISSION: To be admitted to the annual meeting, you must bring this tear-off portion of your proxy card or other proof of ownership of Pall Corporation common stock, which will serve as your admission ticket. Upon arrival, please present this ticket or other proof of share ownership and a photo identification at the registration desk. No cameras, recording equipment or other electronic devices will be permitted in the meeting. To obtain directions to the Long
Island Marriott Hotel you may write or call the Hotel using the contact information above or visit their web site at
http://www.marriott.com/hotels/maps/travel/nycli-long-island-marriott-hotel-and-conference-center.

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS FOR THE SHAREHOLDER MEETING TO BE HELD ON DECEMBER 14, 2011

Copies of the enclosed Proxy Statement for the 2011 Annual Meeting and the 2011 Annual Report, which includes the Form 10-K for the fiscal year ended July 31, 2011, are also available on the Company’s website at www.pall.com/annualreport.

Do you have access to the Internet? If so, consider receiving next year’s Annual Report and proxy materials in electronic rather than printed form. While voting via the Internet, click the box to give your consent and thereby conserve natural resources, as well as significantly reduce printing and mailing costs. If you do not consent to access Pall Corporation’s Annual Report and proxy materials via the Internet, you will continue to receive them in the mail.

Accessing Pall Corporation’s Annual Report and proxy materials via the Internet may result in charges to you from your Internet service provider and/or telephone companies.

‚IF YOU HAVE NOT VOTED VIA THE INTERNET OR TELEPHONE, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. ‚

Proxy — Pall Corporation

Annual Meeting of Shareholders - December 14, 2011

The undersigned hereby appoint(s) RONALD L. HOFFMAN, LAWRENCE D. KINGSLEY and ROBERT G. KUHBACH and each of them, with full power of substitution, proxies of the undersigned to vote all shares of the common stock of Pall Corporation (the “Company”) which the undersigned would be entitled to vote if present at, and to act for the undersigned at, the annual meeting of shareholders of the Company to be held on Wednesday, December 14, 2011, at 11:00 a.m., Eastern time, and at any adjournment thereof, on the matters indicated on the reverse side of this proxy.

This proxy is solicited by the Board of Directors of the Company and, when properly executed, will be voted in accordance with the instructions marked on the reverse side. If you properly sign and date this proxy card and deliver it to the Company but you mark no instructions on it, it will be voted FOR the election of all nominees for director named on the reverse side hereof (or for a substitute nominee if any of those named should become unavailable), FOR the proposal to ratify the appointment of KPMG LLP as the Company’s independent registered public accounting firm for fiscal year 2012, FOR the approval, on an advisory basis, of the compensation of the Company’s named executive officers, FOR the option of ANNUAL advisory votes on executive compensation, FOR the approval of the Pall Corporation 2012 Executive Incentive Bonus Plan and FOR the approval of the Pall Corporation 2012 Stock Compensation Plan. This proxy confers discretionary authority on the persons named above to vote in accordance with their judgment on any other business which may properly come before the meeting, including but not limited to any proposal omitted from the accompanying proxy statement and this proxy card pursuant to Rule 14a-8 under the Securities Exchange Act of 1934.

PLEASE VOTE, SIGN, DATE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

B	Non-Voting Items
Change of Address — Please print new address below.	Comments — Please print your comments below.

C	AUTHORIZED SIGNATURES — THIS SECTION MUST BE COMPLETED FOR YOUR VOTE TO BE COUNTED. — DATE AND SIGN BELOW
NOTE: Please sign below exactly as your name(s) appear(s) hereon. Joint owners should each sign. When signing as attorney-in-fact, executor, administrator, trustee, guardian or corporate officer, please give full title as such.

Date (mm/dd/yyyy) — Please print date below.	Signature 1 — Please keep signature within the box.	Signature 2 — Please keep signature within the box.

IF VOTING BY MAIL, YOU MUST COMPLETE SECTIONS A - C ON BOTH SIDES OF THIS CARD.